As filed with the Securities and Exchange Commission on May 11, 2009

Registration No. 333-156452

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NATIONAL AUTOMATION SERVICES, INC.

(Name of small business issuer in its charter)

Nevada	3823	26-1639141
(State or other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of Incorporation or Organization)	Classification Code Number)	Identification No.)

2470 St. Rose Parkway, Ste. 311Henderson , Nevada 89074

(702) 487-6274

(Address and telephone number of principal executive offices and principal place of business)

Robert W. Chance

2470 St. Rose Parkway, Ste. 311Henderson , Nevada 89074

(702) 487-6274

(Name, address and telephone number of agent for service)

Copies to:

Peter V. Hogan, Esq.

Richardson & Patel LLP

10900 Wilshire Boulevard, Suite 500

Los Angeles, California 90024

310.208.1182 (Tel)
310.208.1154 (Fax)

FROM TIME TO TIME AFTER THE

EFFECTIVE DATE OF THIS REGISTRATION STATEMENT

(Approximate date of commencement of proposed sale to the public)

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definitions of “large accelerated filer,” “accelerated filed” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Number of Shares to be Registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee (3)
Common Stock, $0.001 par value	11,631,748	$0.14	$1 , 628,445	$90.86
Total	11,631,748	$0.14	$1,628,445	$90.86

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers such indeterminate number of shares of common stock as may be required to prevent dilution resulting from share splits, share dividends or similar events.

(2)

Estimated solely for the purposes of calculating the registration fee pursuant to Section 6(b) and (g) of the Securities Act of 1933, as amended, and computed pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the registrant’s common stock on the National Quotation Bureaus Pink Sheets on May 6 , 2009.

(3)	$45.35 was previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by National Automation Services, Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement is filed with the Securities and Exchange Commission and becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

P R O S P E C T U S

Up to 11,631,748 Shares

Common Stock

This prospectus relates to the sale of up to 11,631,748 shares of our common stock by the selling stockholders identified in this prospectus under the section titled “Selling Stockholders.” All of these shares of common stock are currently issued and outstanding and held by the selling stockholders as described herein. The shares are being registered to permit the selling stockholders to sell the shares from time to time in the public market. We will not receive any proceeds from the sale of the common stock by any selling stockholder. We have agreed to pay the expenses of preparing this prospectus and the related registration expenses.

Our common stock is currently quoted on the National Quotation Bureaus Pink Sheets, known as Pink Sheets, LLC (the “Pink Sheets”), under the symbol “NASV.PK” and has been quoted on the Pink Sheets since October 12, 2007. On May 6, 2009 , the last reported sale price of our common stock as reported on the Pink Sheets was $ 0.14 per share. The selling stockholders may sell the shares of common stock that are part of this offering at a fixed price of $0.14 per share until our securities are quoted on the OTC Bulletin Board or listed for trading or quotation on any other public market, and thereafter at prevailing market prices or privately negotiated prices . The selling stockholders may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the sale of their common stock under this prospectus . See the section of this document titled “Plan of Distribution.”

We are a Nevada corporation originally incorporated on January 27, 1997. Our executive offices are located at 2470 St. Rose Parkway, Ste. 311 , Henderson NV 89074 , and our telephone number at that location is (702) 487-6274 .

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Investing in our common stock involves risks that are described in the “Risk Factors” section beginning on page 10 of this prospectus. We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____________, 2009 .

TABLE OF CONTENTS

.

PROSPECTUS SUMMARY

6

THE OFFERING

8

SUMMARY FINANCIAL INFORMATION

9

RISK FACTORS

10

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

18

USE OF PROCEEDS

18

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

18

EQUITY COMPENSATION PLAN INFORMATION

19

MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

20

BUSINESS

29

PROPERTIES

45

LEGAL PROCEEDINGS

45

MANAGEMENT

46

EXECUTIVE COMPENSATION

48

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

51

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

52

DESCRIPTION OF SECURITIES TO BE REGISTERED

53

SELLING STOCKHOLDERS

53

PLAN OF DISTRIBUTION

57

LEGAL MATTERS

59

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

59

ACCOUNTING AND FINANCIAL DISCLOSURE

59

EXPERTS

59

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

60

WHERE TO FIND ADDITIONAL INFORMATION

60

INDEX TO FINANCIAL STATEMENTS

61

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell those securities in any jurisdiction where the offer and sale is not permitted. The information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “risk factors” section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms the “Company,” “we,” “us,” and “our” refer to National Automation Services, Inc., a Nevada corporation, and its wholly owned subsidiaries, Intuitive System Solutions Inc. and Intecon, Inc.

NATIONAL AUTOMATION SERVICES, INC.

Our Business

We are a holding company formed to acquire and operate specialized automation control companies located in the Southwestern United States. Currently, we own 100% of the capital stock of two operating subsidiaries: (1) Intuitive System Solutions, Inc., a Nevada corporation (“ISS”), based in Henderson, Nevada, and (2) Intecon, Inc., an Arizona corporation (“Intecon”), based in Tempe, Arizona. We conduct our business and operations through these two wholly owned subsidiaries. Overall, we serve a diverse set of industries which utilize automation systems and controls, including water valley waste and treatment facilities, entertainment, hospitality, mining, medical, and manufacturing.

Since the acquisition of our current operating subsidiaries, we have strived to position ourselves as a leading system integrator and certified Underwriters Laboratories panel fabrication facility. We currently focus on two distinct lines of business: industrial automation control and automation manufacturing. Each of these lines is linked to the foundation of our business - integrated and automated systems controls.

Organizational History

We were originally incorporated on January 27, 1997 in Nevada as E-Biz Solutions, Inc.  On March 30, 1998, we filed an amendment to our Articles of Incorporation changing our name to Jaws Technologies, Inc.  On April 30, 2000, we reincorporated in Delaware and on September 29, 2000 changed our name to Jawz Inc.  On June 19, 2006, we changed our name to Ponderosa Lumber, Inc.  As Ponderosa Lumber, Inc., we were a Delaware public “shell” company with nominal assets, and our sole business was to identify, evaluate, and acquire through a reverse merger a target company with an operating business with the intent of continuing the acquired company’s business as a publicly held entity. On March 6, 2007, we filed a Form 15-12G registration termination with the Securities and Exchange Commission. On June 25, 2007, we converted from a Delaware corporation into a Colorado corporation.  On October 2, 2007, we changed our name to National Automation Services, Inc, a Colorado corporation (“NASV Colorado”).

Acquisitions of ISS and Intecon

On October 2, 2007, we entered into a Stock Purchase and Plan of Reorganization Agreement with Intuitive System Solutions, Inc. (“ISS), the shareholders of ISS, TBeck Capital, Inc. and 3 JP Inc (known collectively as TBeck).  Pursuant to the agreement, the ISS shareholders agreed to exchange all of their shares of ISS for 22,000,000 shares (55% ownership) of the Company. TBeck Capital provided the funds necessary in order to purchase the public shell. TBeck purchased 1,126,745 shares of ISS common stock for cash in the amount of $506,000. TBeck received 4,000,000 restricted shares and 14,000,000 free trading shares (total consideration 18,000,000 shares) of NAS common stock for funding the purchase of the shell, the cash purchase of ISS shares and capital funding for the reverse merger.  For consideration of NAS shares, TBeck returned the 1,126,745 shares of the ISS. The return of ISS shares resulted in TBeck receiving 18,000,000 for the value of cash paid for ISS common stock of $506,000; the purchase of the public shell (now known as NAS) for the amount of $250,000 and a promissory note to NAS for cash in the amount of $244,000 for a total consideration of the reverse merger acquisition in the amount of $1,000,000. Ron Williams had voting and dispositive power over the shares issued to TBeck at the time of issuance.

For accounting purposes the acquisition has been treated as a recapitalization of ISS with ISS as the acquirer in this reverse merger. The historical financial statements prior to October 2, 2007 are those of ISS.

On December 26, 2007, the Company entered into an agreement to acquire Intecon as a wholly owned operating subsidiary pursuant to a share exchange agreement by and among Intecon, the Intecon stockholders and the Company. The Company acquired 100% of the outstanding stock and voting rights of Intecon. The purchase of Intecon was conducted in order for National Automation Services, Inc. to grow as a part of its business objective. The consolidated income statement comprises the last 5 days of operating activities for the Intecon subsidiary. In exchange for the issuance of 300,000 shares of the Company’s common stock valued at $42,000, $300,000 in cash consideration to the Intecon stockholders, and $250,000 to payoff outstanding debt and credit lines on behalf of Intecon.

On February 15, 2008, The Company was informed that TBeck Capital Group and its owner Ron Williams were involved in defrauding several Companies, by taking investor money and company shares without delivering the cash or shares to the appropriate parties. NAS in February of 2008 informed TBeck that it would have to satisfy all investors with the block of shares provided by NAS to TBeck in order to secure equity financing. Before the issue could be resolved Ron Williams was indicted by the FBI and all shares provided to TBeck for equity financing was held by the FBI (and the shares are still held today). In good faith to the investors of stock from the TBeck scandal, NAS inquired from X-Clearing Corporation (NAS’ stock transfer agent) the names of the individuals affected by the TBeck scandal and the Company satisfied the shares of the investors with additional shares of the Company’s restricted common stock.

The total amount of shares issued to the investors amounted to 2,016,933 shares of restricted common stock, which were not part of the 18,000,000 original shares turned into the FBI during their investigation of the TBeck scandal.

On March 25, 2008, we issued 3,000,000 shares of common stock valued at $420,000 in consideration for the employment agreements of the officers of Intecon, Inc. The shares were a part of the overall acquisition agreement and valued on December 26, 2007, the acquisition date of the entity.

Reincorporation into Nevada

On December 28, 2007, NASV Colorado changed its state of incorporation from Colorado to Nevada by merging with and into National Automation Services, Inc., a new Nevada corporation formed as a wholly owned subsidiary of NASV Colorado. On September 11, 2008, NASV Colorado was dissolved and ceased to exist. National Automation Services, Inc., a Nevada corporation, is the only surviving entity and continues to act as the holding company for our two wholly owned operating subsidiaries, ISS and Intecon.

Current Corporate Structure

As of the date of this prospectus, our corporate structure is as follows:

Our Common Stock

Our common stock is currently quoted on the Pink Sheets under the symbol “NASV.PK” and has been quoted on the Pink Sheets since October 12, 2007. We are currently in discussions with various market makers in order to arrange for an application to be made with respect to our common stock to be approved for quotation on the Over-The-Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part.

Our Corporate Information

We are a Nevada corporation. Our executive offices are located at 2470 St. Rose Parkway Suite 311, Henderson, Nevada 89074, and the telephone number at that location is (702) 487-6274. Our corporate website is www.nasautomation.com . The information contained on, or that can be accessed through, the website is not a part of this prospectus.

THE OFFERING

We are registering shares of our common stock for resale pursuant to this prospectus in order to allow the selling stockholders to sell their holdings in the public market and to begin developing a public market for our securities to be able to seek public financing and business development opportunities in the future. Although our common stock is currently quoted on the Pink Sheets, trading in our common stock has generally been limited and sporadic, and will likely continue to be limited and sporadic even if we are subsequently approved for quotation on the Over-The-Counter Bulletin Board. Therefore, trading in our common stock should not be deemed to constitute an “established trading market”. Our management would like an established public market for our common stock to begin developing from shares sold by the selling stockholders.

Securities offered by the selling stockholders	Up to 11,631,748 shares of common stock

Common stock outstanding on May 1, 2009	74,752,768 shares

Use of proceeds

We will not receive any proceeds from the sale of the common stock. The selling stockholders may sell the shares of common stock that are part of this offering at a fixed price of $0.14 per share until our securities are quoted on the OTC Bulletin Board or listed for trading or quotation on any other public market, and thereafter at prevailing market prices or privately negotiated prices.  See “Plan of Distribution.”

Risk Factors

Investing in our common shares involves a high degree of risk. Investors should carefully review and consider the risks set forth under “Risk Factors,” as well as the other information contained in this prospectus before purchasing any shares of our common stock.

SUMMARY FINANCIAL INFORMATION

	Fiscal Years Ended December 31,
	2008	2007
Statement of Operations Data:
Revenue	$3,105,219	$443,634
Cost of revenue	$3,044,227	$559,677
Gross profit	$60,992	$(116,043)
Operating expenses	$(5,803,010)	$(1,539,932)
Operating loss	$(5,742,018)	$(1,655,975)
Interest expense, net	$(454,356)	$(19,032)
Loss on extinguishment of debt	$--	$(6,135)
Provision (benefit) for income taxes	$(14,950)	$--
Net loss	$(6,181,424)	$(1,681,142)
Net loss per share	$(0.12)	$(0.20)

December 31, 2008
Balance Sheet Data:
Total current assets	$1,334,599
Total assets	$2,314,802
Total current liabilities	$2,029,733
Total non-current liabilities	$1,460,495
Total stockholders’ deficit	$(1,175,426)
Working capital	$(695,134)

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATING TO OUR BUSINESS

We have a history of losses from operations and may not be profitable in the future.

We have incurred losses in recent fiscal years. During the fiscal year ended December 31, 2008, we had an operating loss of $5,742,018 and net loss of $6,181,424. At December 31, 2008, we had an accumulated deficit of $8,072,248. During the fiscal year ended December 31, 2007, we had an operating loss of $1,655,975 and net loss of $1,681,142. As a result of our intent to expand our business by acquiring additional companies in the automation controls industry, we have increased our operating expenses in recent periods and plan further increases in the future. Our planned increases in operating expenses may result in larger losses in future periods. We will need to generate significantly greater revenues than we have to date to achieve profitability. We cannot assure the investor that our revenues will increase. Our business strategies may not be successful, and may not be profitable in any future period.

We may require additional financing in the future, which we may be unable to obtain and which may have a substantial adverse effect on our operations or our ability to service our debt obligations. Also, any additional financing we obtain may have a dilutive effect on the percentage ownership of current stockholders.

We may need to raise additional funds in the future to fund operations, for acquisitions of businesses or technologies or for other purposes. Our ability to arrange such financing in the future will depend in part upon the prevailing capital market conditions as well as our business performance. Additional financing may not be available on terms favorable to us, or at all. If adequate funds are not available or not available when required in sufficient amounts or on acceptable terms, our business, operations and future prospects may suffer. The failure to obtain adequate financing could also result in a substantial curtailment of our ability to service our debt obligations. A failure to service our debt under the Trafalgar debentures could result in a seizure of our assets. If additional financing is raised by the issuance of securities, control of our company may change and/or our stockholders may suffer significant dilution.

We may issue notes or other debt securities, or otherwise incur substantial debt, to consummate business acquisitions, which may adversely affect our leverage and financial condition.

We may incur additional substantial debt to consummate business acquisitions. The incurrence of debt could result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;
•

acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due, if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand;
•	covenants that limit our ability to pay dividends on our common stock, to acquire capital assets or make additional acquisitions; and
•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

For example, the Trafalgar Capital debentures contain certain material provisions similar to the foregoing, which may adversely affect our leverage and financial condition. The terms of these debentures are elsewhere in this prospectus, please see our financial statements.

We may be unsuccessful at acquiring additional businesses. Even if we complete an acquisition, it may not improve our results of operations and may adversely impact our business and financial condition.

One of our strategic objectives is to acquire businesses that will provide us with an opportunity to leverage our assets and core competencies, or that otherwise will be complementary to our existing businesses. We may not succeed in growing or maintaining our revenues unless we are able to successfully complete acquisitions. The merger and acquisition market for companies offering automation control services is extremely competitive, particularly for companies who have demonstrated a profitable business model with long-term growth potential. Companies with these characteristics trade publicly or are privately valued at multiples of earnings, revenues, operating income and other metrics significantly higher than the multiples at which we are currently valued. Acquisitions may require us to obtain additional debt or equity financing, which may not be available to us on reasonable terms, or at all. These and other factors may make it difficult for us to acquire additional businesses, at affordable prices, or at all, and there is no assurance that we will be successful in completing additional acquisitions.

We routinely engage in discussions regarding potential acquisitions and any of these transactions could be material to our financial condition and results of operations. However, we cannot assure you that the anticipated benefits of an acquisition will materialize or that any integration attempts will be successful. Acquiring a business involves many risks, including:

•	disruption of our ongoing business and diversion of resources and management time;
•	unforeseen obligations or liabilities;
•	difficulty assimilating the acquired customer bases, technologies and operations;
•	difficulty assimilating and retaining employees from the acquired business;
•	risks of entering markets in which we have little or no direct prior experience;
•	lack of controls, policies and procedures appropriate for a public company, and the time and cost related to the remediation of such controls, policies and procedures;
•	potential impairment of relationships with employees, customers or vendors as a result of changes in management; and
•

potential dilutive issuances of equity, large write-offs either at the time of the acquisition or in the future, the incurrence of restructuring charges, the incurrence of debt, the amortization of identifiable intangible assets, and the impairment of amounts capitalized as intangible assets.

It is possible that, following an acquisition, uncertainties in assessing the value, strengths and potential profitability of, and identifying the extent of all weaknesses, risks, contingent and other liabilities of, acquisition or other transaction candidates could cause us not to realize the benefits anticipated to result from an acquisition. It is also possible that, following an acquisition, the inability to achieve identified operating and financial synergies anticipated to result from an acquisition or other transaction could cause us not to realize the benefits anticipated to result from an acquisition.

We may experience difficulties in managing internal growth .

In order to continue to grow internally, we expect to expend significant time and effort managing and expanding our existing operations while implementing our acquisition program. There can be no assurance that our systems, procedures and controls will be adequate to support our expanding operations, including the timely receipt of financial information from any acquired locations, which would adversely affect our ability to remain current in our expected future reporting requirements under the Securities Exchange Act of 1934 (the “Exchange Act”). Our growth can be expected to impose significant added responsibilities on our corporate management, including the need to identify, recruit and integrate new senior managers and executives, as well as increasing costs associated with such efforts. If we are unable to manage our growth, or if we are unable to attract and retain additional qualified management, our operations could be materially adversely affected.

We rely on third party suppliers, which create certain risks and uncertainties.

Our manufacturing processes require that we buy a high volume of components from third party suppliers. Our reliance on these suppliers involves certain risks, including:

•	the cost of these purchases may change due to inflation, exchange rates or other factors;
•	poor quality can adversely affect the reliability and reputation of our control panels; and
•	a shortage of components could adversely affect our manufacturing efficiencies and delivery capabilities, which could reduce sales and profitability.

Any of these uncertainties could adversely affect our profitability and ability to compete.

Our clients bear the risk of cost overruns, but if we have difficulty recovering such cost overruns, then we may experience reduced profits, or in some cases, losses under these contracts.

We conduct our business under various types of contractual arrangements. In terms of dollar-value, the majority of our contracts are fixed-price contracts where we bear a significant portion of the risk for cost overruns. Under these fixed-price contracts, contract prices are established in part on cost estimates which are based on a various assumptions, including assumptions about future economic conditions, material costs and labor costs. If, however, our estimates prove inaccurate, or circumstances changes such as unanticipated technical problems, then we allocate the risk of cost overruns to our client by requiring our client to reimburse us for our cost.  We may have difficulty recovering such reimbursements, which may reduce the amount of profits from such situations, or in some cases, losses.

If we experience delays or defaults in customer payments, we could suffer liquidity problems or we could be unable to recover all expenditures.

Because of the nature of our contracts, we sometimes commit resources to projects prior to receiving payments from the customer in amounts sufficient to cover expenditures as they are incurred. Delays in customer payments may require us to make a working capital investment. If a customer defaults in making its payments on a project in which we have devoted significant resources, it could have a material negative effect on our results of operations or liquidity.

Our operating results can be adversely affected by changes in the cost or availability of raw materials.

The cost of raw materials is a key element in the cost of our custom control panels. During periods of rising prices of raw materials, there can be no assurance that we will be able to pass any portion of such increases on to customers. Conversely, when raw material prices decline, customer demands for lower prices could result in lower sale prices and, to the extent we have existing inventory, lower margins. As a result, fluctuations in raw material prices could have a material adverse effect on our business, results of operations and financial condition.

Our results of operations could be adversely affected as a result of goodwill impairments .

When we acquire a business, we may record an asset called “goodwill” equal to the excess amount we pay for the business, including liabilities assumed, over the fair value of the tangible assets of the business we acquire. We are required to at least annually evaluate whether events or circumstances have occurred which indicate goodwill has become impaired and subsequently require adjustments against earnings.

Our backlog is subject to unexpected adjustments and cancellations and is, therefore, an uncertain indicator of our future earnings.

Backlog is a measure of work yet to be performed on contracts that have been awarded. This equates to future revenues as the work is completed. Backlog is an indicator of the future of a company. An increase in backlog over time indicates a growing company. As backlog increases, either more staff, resources or technology are required or more efficient use of current staff, resources and technology needs to be added. This then increases revenues, and the cycle repeats itself. Backlog holds some level of risk.

As of December 31, 2008 and December 31, 2007, our backlog was approximately $2.3 million and $2.5 million respectively. We cannot guarantee that the revenue projected in our backlog will be realized or profitable. Projects may remain in our backlog for an extended period of time. In addition, project cancellations or scope adjustments may occur, from time to time, with respect to contracts reflected in our backlog and could reduce the dollar amount of our backlog and the revenue and profits that we actually earn. Many of our contracts have termination for convenience provisions in them. Therefore, project terminations, suspensions or scope adjustments may occur from time to time with respect to contracts in our backlog. Finally, poor project or contract performance could also impact our backlog and profits.

The loss of key personnel, either at the parent company or subsidiary level, could adversely affect our business .

The loss of key personnel at the parent company level and/or at our operating subsidiaries could have an adverse effect on our business, financial condition and results of operations. Our operations depend on the continued efforts of our current and future directors and executive officers at our parent company and senior management, sales personnel and technical personnel at each of our operating subsidiaries. One of the primary criteria that we use in our evaluation of potential acquisition candidates is the quality of their management, sales personnel and technical personnel, and while our acquisition negotiation process includes the retention of qualified management and personnel, we cannot guarantee that any employee of an acquired business will continue to remain in their capacity for any particular period of time. Our subsidiaries’ operations are managed on a decentralized basis at the local level and our results of operations will depend on the efforts, business contacts and experience of the management and personnel teams of our operating locations. At present, we do not maintain key man life insurance on any key personnel.

We may not be able to compete successfully in the automation controls industry.

Our principal services compete with many emerging and seasoned competitors in the automation controls industry. We may not be able to compete successfully in this market or against our competitors. In order to compete effectively, we may have to make significant revisions to our services, pricing and marketing strategies, and business model. We may also have to allocate more marketing resources toward our services than are anticipated. All of the foregoing could adversely affect the profitability of our services, which could materially and adversely impact our financial condition, results of operations and cash flows.

Actual and potential claims, lawsuits and proceedings could ultimately reduce our profitability and liquidity and weaken our financial condition .

We may be named as a defendant in legal proceedings claiming damages from us in connection with the operation of our business. We also may be a plaintiff in legal proceedings against customers, in which we seek to recover payment of contractual amounts due to us as well as claims for increased costs incurred by us. When appropriate we establish provisions against certain legal exposures, and we adjust such provisions from time to time according to ongoing developments related to each exposure. If in the future our assumptions and estimates related to such exposures prove to be inadequate or wrong, we could experience a reduction in our profitability and liquidity and a weakening of our financial condition. In addition, claims, lawsuits and proceedings may harm our reputation or divert management resources away from operating our business.

As a result of becoming a reporting company, our expenses will increase significantly.

Upon effectiveness of the registration statement of which this prospectus forms a part, we intend to register our common stock under Section 12 of the Securities Act of 1933, as amended (the “Securities Act”). Upon such registration, we will be a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will be obligated to file periodic reports among other things with the SEC.  As a result, our ongoing expenses are expected to increase significantly, including increased legal, accounting expenses as a result of our status as a reporting company, and expenses incurred in complying with the internal control requirements of the Sarbanes-Oxley Act of 2002. These increased expenses will negatively impact our ability to become profitable.

Our executive officers and directors own a significant percentage of our common stock. Their interests may differ from the interests of our other stockholders.

Our executive officers and directors as a group, including Robert W. Chance, Jody R. Hanley, Manuel Ruiz, Robert H. O’Connor, Brandon Spiker, and David Marlow, collectively beneficially own over 48.26% of our outstanding shares of common stock.  These individuals may have different interests than our other stockholders and, accordingly, they may direct the operations of our business in a manner contrary to the interests of our other stockholders. As long as these individuals own a significant percentage of our common stock, they may effectively be able to:

• elect our directors;

• amend or prevent amendment of our Certificate of Incorporation or Bylaws;

• effect or prevent a merger, sale of assets or other corporate transaction; and

• control the outcome of any other matter submitted to our stockholders for vote.

Their stock ownership, together with the anti-takeover effects of certain provisions of applicable Nevada law and our Certificate of Incorporation or Bylaws, may discourage acquisition bids or allow the Company to delay or prevent a change in control that may be favored by our other stockholders, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our common stock price.

Intense competition in the automation industry could reduce our sales and prices.

We face a variety of competitive challenges from other automation companies both in United States and other countries.  Some of these competitors have greater financial and marketing resources than we do and may be able to adapt to changes in consumer preferences or retail requirements more quickly, devote greater resources to the marketing and sale of their products or adopt more aggressive pricing policies than we can.  As a result, we may not be able to compete successfully with them if we cannot continue enhancing our marketing and management strategies, quality and value or responding appropriately to consumers needs. Our competitors also may have greater name recognition than we do which could put us at a disadvantage when bidding on a project.

Competition from companies with significantly greater resources than ours, and if we are unable to compete effectively with these companies, our market share may decline and our business could be harmed.

We face intense competition in the automation industry from other established companies.  A number of our competitors may have significantly greater financial, technological, manufacturing, sales, marketing and distribution resources than we do.  Their greater capabilities in these areas may enable them to better withstand periodic downturns in the automation industry, compete more effectively on the basis of price and production and more quickly develop new products.  In addition, new companies may enter the markets in which we compete, further increasing competition in the industry.  We believe that our ability to compete successfully depends on a number of factors, including the style and quality of our products and the strength of our brand name, as well as many factors beyond our control.  We may not be able to compete successfully in the future, and increased competition may result in price reductions, reduced profit margins, loss of market share and an inability to generate cash flows that are sufficient to maintain or expand our development and marketing of new products, which would adversely impact the trading price of our common stock.

Our obligations under our financing agreement with Trafalgar Capital Specialized Investment Fund, Luxembourg are secured by our assets.  If Trafalgar enforces its security interest, we may have to liquidate some or all of our assets, which may cause us to curtail or cease operations.

Our obligations under our financing agreement with Trafalgar Capital Specialized Investment Fund, Luxembourg are secured by a first priority security interest in our assets and property pledged to us. If we default under the debenture issued by us to Trafalgar pursuant to the financing terms, we could be required to repay all of our borrowings there under. In addition, Trafalgar could enforce its security interest and liquidate some or all of our assets, which could cause us to curtail or cease operations.

RISKS RELATED TO OUR COMMON STOCK

There is a limited trading market for our common stock. Any failure to develop or maintain a trading market could negatively affect the value of our shares and make it difficult or impossible for you to sell your shares.

Our common stock is currently quoted for trading on the Pink Sheets. Trading in stocks quoted on the Pink Sheets is often thin and characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company’s operations or business prospects. Recently, there has been limited trading activity in our common stock on the Pink Sheets. There can be no assurance that a more active trading market will commence in our securities on the Pink Sheets. Further, in the event that an active trading market commences on the Pink Sheets, there can be no assurance as to the level of any market price of our shares of common stock, whether any trading market will provide liquidity to investors, or whether any trading market will be sustained.

Upon effectiveness of the registration statement of which this prospectus forms a part, we will attempt to have our common stock quoted on the Over-The-Counter Bulletin Board. Since the Over-The-Counter Bulletin Board is a dealer system we will have to seek market-makers to provide quotations for the common stock and it is possible that no market-maker will want to provide such quotations. Even if our common stock is quoted on the Over-The-Counter Bulletin Board, the Over-The-Counter Bulletin Board also provides a limited trading market similar to the Pink Sheets. The Over-The-Counter Bulletin Board and the Pink Sheets are not stock exchanges, and trading of securities on the Over-The-Counter Bulletin Board or the Pink Sheets is often more sporadic than the trading of securities listed on a quotation system such as the NASDAQ Stock Market or a stock exchange such as the American Stock Exchange.

Accordingly, there can be no assurance as to the liquidity of any present or future markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock.

If our press releases or any other publicity regarding us or the offering during the waiting period were held to be “gun jumping” in violation of the Securities Act of 1933, we could be required to repurchase securities sold in this offering. You should only rely on statements made in this prospectus in determining whether to purchase our shares.

Prior to filing this registration statement, we issued four press releases with information on our plan to file a registration statement and updating our progress to that effect. After filing this registration statement, we issued one more press release about the progress of the registration process.  While some of the factual statements about us in the press releases are disclosed in this prospectus, the press releases did not disclose many of the related risks and uncertainties described in this prospectus.

You should carefully evaluate all the information in this prospectus, including the risks described in this section and throughout the prospectus. You should only rely on the information contained in this prospectus in making your investment decision.

We have allowed a “cooling off” period to pass so that the effect of these press releases would be dissipated.

It is uncertain whether our press releases could be held to be a violation of Section 5 of the Securities Act of 1933. If our involvement or such activities were held by a court to be in violation of the Securities Act, we could be required to repurchase the shares sold to purchasers in this offering at the original purchase price for a period of one year following the date of the violation. We would contest vigorously any claim that a violation of the Securities Act occurred.

Should our common stock become quoted for trading on the Over-The-Counter Bulletin Board, we could be removed from the Over-The-Counter Bulletin Board for failure to remain current on our reporting requirements, which would limit the ability of broker-dealers to sell our securities and the ability of our stockholders to sell their securities in a secondary market.

Companies quoted for trading on the Over-The-Counter Bulletin Board, such as we are seeking to become, must be reporting issuers under Section 12 of the Exchange Act and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the Over-The-Counter Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the Over-The-Counter Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. In addition, we may be unable to regain our quotation privileges on the Over-The-Counter Bulletin Board, which may have an adverse material effect on our business.

The market price of our common stock has fluctuated significantly in the past and is likely to fluctuate significantly in the future .

Our common stock has been quoted on the Pink Sheets since October 12, 2007. Since that date, our common shares have traded on the Pink Sheets between a low of $0.07 per share and a high of $0.56 per share. The market price of our common stock may change significantly in response to various factors and events beyond our control, including but not limited to the following: (i) the risk factors described in this prospectus; (ii) a shortfall in operating revenue or net income from that expected by securities analysts and investors; (iii) changes in securities analysts’ estimates of our financial performance or the financial performance of our competitors or companies in our industry generally; (iv) general conditions in the economy as a whole; (v) general conditions in the securities markets; (vi) our announcements of significant contracts, milestones, acquisitions; (vii) our relationship with other companies; (viii) our investors’ view of the sectors and markets in which we operate; or (ix) additions or departures of key personnel. Some companies that have volatile market prices for their securities have been subject to security class action suits filed against them. If a suit were to be filed against us, regardless of the outcome, it could result in substantial costs and a diversion of our management’s attention and resources. This could have a material adverse effect on our business, results of operations and financial condition.

The concentration of common share ownership by our directors, officers and principal stockholders may delay, deter or prevent actions that would result in a change in control and might affect the market price of our common shares.

Our directors, executive officers and principal stockholders and their affiliates beneficially own approximately 48.26% of the outstanding shares of our common stock. So long as our directors, executive officers and principal stockholders and their affiliates controls a majority of our fully diluted equity, they will continue to have the ability to elect our directors and determine the outcome of votes by our stockholders on corporate matters, including mergers, sales of all or substantially all of our assets, charter amendments and other matters requiring stockholder approval. This controlling interest may have a negative impact on the market price of our common stock by discouraging third-party investors.

The sale of the common shares held by the selling stockholders could cause the price of our common shares to decline.

We are registering 11,631,748 shares of common stock to be offered for resale to the public by the selling stockholders. All 11,631,748 shares of common stock registered in this offering are expected to be freely tradable upon effectiveness of the registration statement of which this prospectus forms a part. Depending upon market liquidity at the time, the sale of common stock by selling stockholders under this offering at any given time could cause the trading price of our common stock to decline.

If the trading in our common stock is less than $5.00 per share, trading in our common stock would be subject to the “Penny Stock” rules of the Securities and Exchange Commission, and compliance with such rules may negatively impact sales of our securities.

If the trading price of our common stock is less than $5.00 per share, trading in our common stock would be subject to the requirements of certain rules promulgated under the Exchange Act, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a “penny stock.” Unless our common stock is otherwise excluded from the definition of “penny stock,” the penny stock rules apply with respect to that particular security. For any transaction involving a penny stock, unless exempt, the rules require:

•	That a broker or dealer approve a person’s account for transactions in penny stocks; and
•	the broker or dealer to receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

                  In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•

make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form

•	Sets forth the basis on which the broker or dealer made the suitability determination; and
•	That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

 Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

These disclosure rules have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. So long as the common stock is subject to the penny stock rules, it may become more difficult to sell such securities. Such requirements, if applicable, could additionally limit the level of trading activity for our common stock and could make it more difficult for investors to sell our common stock.

We may issue shares of common stock to consummate our business acquisitions or provide incentives to our employees, which would dilute the equity interest of our stockholders and may result in certain adverse consequences to our equity securities or cause a change in control of our ownership.

Our Articles of Incorporation authorize the issuance of up to 200,000,000 shares of common stock, par value $0.001 per share. As of December 31, 2008, we had 68,490,268 shares of common stock issued and outstanding. In connection with the authorization of any future business acquisitions, equity incentive plans or otherwise, it may be expected that we will issue additional shares of common stock. The issuance of additional shares of our common stock would dilute the equity interest of our current stockholders and may:

•	adversely affect prevailing market prices for our common stock;
•	impair our ability to raise capital through the sale of our equity securities; or
•	cause a change in control of our ownership.

We have never declared or paid dividends and we do not have plans to do so in the near future.

We have never declared or paid any cash dividends on our common stock. The payment of any future dividends will be of the sole discretion of our board of directors. We currently intend to retain earnings to finance the expansion of our business and, therefore, we do not anticipate paying dividends in the foreseeable future. Therefore, you likely must rely upon the appreciation of our stock price to gain from your investment in our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have made forward-looking statements in this prospectus, including the sections entitled “Management’s Discussion and Analysis or Plan of Operation” and “Business,” that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, and the effects of future regulation and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “may,” “will,” or similar expressions. Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. We do not have any intention or obligation to update forward-looking statements after we distribute this prospectus. You should understand that many important factors, in addition to those discussed elsewhere in this prospectus, and could cause our results to differ materially from those expressed in the forward-looking statements. These factors include, without limitation, increases in materials, labor, demand for services, our ability to implement our growth strategy, our fixed obligations, and our dependence on the market demand for automation and control services.

USE OF PROCEEDS

We will not receive any proceeds from the sale by the selling stockholders of the common stock owned by them. We have agreed to bear the expenses in connection with the registration of the common stock being offered by the selling stockholders under this prospectus, which we have estimated to be approximately $445,091.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

At this time, our common stock is not traded on any public market.  Our common stock is, however, quoted on the Pink Sheets under the symbol “NASV.PK” since October 12, 2007. The quarterly high and low bid information in U.S. dollars on the Pink Sheets of our common stock during our two most recent fiscal years are as follows:

Fiscal Year-Ending December 31, 2009	High	Low
First Quarter	$ 0.19	$ 0.09
Fiscal Year-Ending December 31, 2008	High	Low
Fourth Quarter	$0.10	$0.09
Third Quarter	0.24	0.21
Second Quarter	0.33	0.28
First Quarter	0.08	0.07
Fiscal Year-Ending December 31, 2007	High	Low
Fourth Quarter	$0.56	$0.48
Third Quarter	N/A	N/A
Second Quarter	N/A	N/A
First Quarter	N/A	N/A

These bid quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. Trading in our common stock has generally been limited and sporadic, and should not be deemed to constitute an “established trading market.”

Holders

As of May 1, 2009 there were approximately 360 stockholders of record of our common stock. Our transfer agent is X-Clearing Corporation with an office located at 535 Sixteenth Street Mall, Suite 810, Denver, Colorado 80202 and whose phone number is (303) 573-1000.

Dividend Policy

We have never declared or paid any cash dividends on our common stock and are not planning to do so in the foreseeable future. The payment by us of dividends, if any, in the future rests within the discretion of our board of directors and will depend, among other things, upon our earnings, capital requirements, debt covenants and financial condition, as well as other relevant factors.

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend, we would not be able to pay our debts as they become due in the usual course of business, or our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Equity Compensation Plan Information

The following table shows information with respect to each equity compensation plan under which our common stock is authorized for issuance as of the fiscal year ended December 31, 2008.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)

	(a)	(b)	(c)

Equity compensation plans approved by security holders	-0-	-0-	-0-

Equity compensation plans not approved by security holders	-0-	-0-	-0-

Total	-0-	-0-	-0-

MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

The following discussion and analysis presents factors that had a material effect on our results of operations during the years ended December 31, 2008 and 2007. You should read this discussion in conjunction with our consolidated financial statements, including the notes thereto, appearing elsewhere in this prospectus. This discussion and analysis contains forward-looking statements. Please refer to the section entitled “Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements.

Overview

We are a holding company formed to acquire and operate specialized automation control companies located in the Southwestern United States. Currently, we own 100% of the capital stock of two operating subsidiaries: (1) Intuitive System Solutions, Inc., a Nevada corporation, based in Henderson, Nevada, and (2) Intecon, Inc., an Arizona corporation, based in Tempe, Arizona. We conduct our business and operations through these two wholly owned subsidiaries. Overall, we serve a diverse set of industries which utilize automation systems and controls, including water valley waste and treatment facilities, entertainment, hospitality, mining, medical, and manufacturing.

Since the acquisition of its current operating subsidiaries, the Company has strived to position itself as a leading system integrator and certified Underwriters Laboratories panel fabrication facility. The Company currently focuses on two distinct lines of business: (1) industrial automation and control and (2) automation manufacturing, which comprises the bulk of contracts that the Company currently maintains under its building contracts. The Company’s management runs the Company as one unit and does not have two distinct business segments.

Impact of Current Economic Conditions

The Company has not been affected by the overall economic conditions because of the industry that the Company generates its revenue. In dealing with building contracts under municipalities, the Company noted that facilities run by local and state agencies had construction budgets set aside before the decline in the U.S economic market. Because automation controls are a cost effective way in which to operate facilities, the Company also noted increases in contracts through the past 2 years in order to effectively modernize water reclamation facilities, mining operations and manufacturing companies. Through automation controls, customers reduce their overall labor overhead. This provides NAS with the opportunity to prosper even in these tough economic times.

Industrial Automation and Control

We have an experienced staff of electrical and control engineers, as well as project managers, with over 80 years combined experience in industrial automation and controls. Our business is currently focused in Nevada and Arizona, but we intend to expand through internal growth and key acquisitions across the U.S. in 2009.

Automation Manufacturing

          We are a certified Underwriters Laboratories panel fabrication facility. This nationally recognized regulatory body provides us with significant marketplace credibility for custom control panel assembly and fabrication to our clients.

Our mission is to build a national publically held company through acquisitions of small to medium sized privately held automation companies with geographical representation touching all of the major markets in the United States. We believe that there are numerous privately held acquisition candidates in the fragmented automation control and systems industry that we intend to target. Manufacturers throughout all industries are continuously seeking ways to reduce dependency on labor while finding ways to increase quality and speed up production to reduce costs. Automation of today touches every one of our lives, without even realizing it, from the clothes we wear to the food we eat; everything produced has automation and controls systems behind it. Our specialized team of electrical engineers, control engineers and control technicians design, build, and install equipment to automate and maintain these facilities.

Results of Operations

The following tables set forth (with dollars in hundreds), for the periods presented, selected historical statements of operations data. The information contained in the tables below should be read in conjunction with the “Liquidity and Capital Resources,” “Financial Commitments” and “Critical Accounting Policies and Estimates” sections included in this management’s discussion and analysis, as well as the consolidated financial statements and notes thereto included elsewhere in this prospectus.

Our consolidated summary financial results for the periods indicated below are as follows:

Year Ended December 31, 2008 compared to Year Ended December 31, 2007 (represented in 000s):

	Year Ended December 31,
	2008	2007	% Change
Revenue	$3,105.2	$443.6	600%
Cost of revenue	3,044.2	559.7	444%
Total gross (loss) margin	61.0	(116.1)

Operating expenses:
Selling, general and administrative expenses	1,193.4	267.8	346%
Consulting fees	426.4	33.0	1,192%
Professional fees and related expenses	395.3	63.1	526%
Stock-based compensation	3,787.9	1,176.0	222%

Operating loss	(5,742.1)	(1,656.0)

Interest expense, net	454.3	19.0	2,291%
Loss on extinguishment of debt	--	6.1	(100)%
Provision for (benefit from) income taxes	(14.9)	--	(100)%

Net loss	$(6,181.4)	$(1,681.1)

Revenue Recognition

Project Contracts The Company recognizes contract revenue using the percentage-of-completion method, based primarily on contract cost incurred to date compared with total estimated contract. Contracts are segmented between types of services, such as Industrial Automation and Control and Automation Manufacturing, and accordingly, gross margin related to each activity is recognized as those services are rendered.

Service Contracts

The Company has the potential to enter into a service related contract, after the completion of the project contract and placement of product. The Company also performs service related work for customers which need the Company’s expertise in areas of automation controls. The Company recognizes service revenue as service is performed.

The following table indicates the project contract revenue in comparison with the service related revenue that the Company receives:

	Year Ended December 31,
	2008		2007
Project Revenue	$2,947,762	95%	$377,406	85%
Service Revenue	157,457	5%	66,228	15%
Total revenue	$3,105,219		$443,634

Our consolidated revenues increased by $2,661.6 thousand, or 600%, to $3,105.2 thousand for the year ended December 31, 2008, compared to $443.6 thousand for the year ended December 31, 2007. The increase in revenues was due to a full fiscal year in revenue contracts with our subsidiary Intecon. Also building contracts and service contracts increased due to additional sales and contracts awarded for the year ended December 31, 2008, compared to December 31, 2007, respectively.

The following represents changes in our operations as a result of our acquisition of Intecon for the fiscal year ended December 31, 2008 (represented in 000’s):

	Consolidated	Intecon	NAS and ISS combined	% of Intecon contribution
Net Revenue	$3,105.2	$1,848.4	$1,256.8	60%
Cost of Revenue	3,044.2	1,890.0	1,154.2	62%
Gross Profit (loss)	61.0	(41.6)	102.6
Operating, Selling, General Administrative, Interest and Tax benefit	6,242.4	880.4	5,362.0	14%
Net Operating Loss	$(6,181.4)	$(922.0)	$(5,259.4)

Our acquisition of Intecon provided the Company with a revenue increase of 60% for the year ended December 31, 2008.  Intecon continues to provide the main source of revenue for the Company. It is also noted that Intecon held 62% of the outstanding Cost of Revenue for the Company. Intecon also contributed 14% of operating expenses to the overall Company. The remaining 32% of revenue was due to acquiring additional building and service contracts, and efforts from our sales and estimating team, for the fiscal year 2008. As the Company completes additional projects in 2008, we have the capability to acquire additional building and service contracts from our current customer relationships.

The Company, in an effort to provide useful trend analysis, has calculated the operations of the company with the exclusion of the Company’s recent acquisition of Intecon, Inc.

Comparison of consolidated operations less Intecon subsidiary (represented in 000’s)
	Year Ended December 31,		$	%
	2008	2007	Change	Change
Revenue	$ 1,256.8	$ 436.0	$ 820.8	188%
Cost of revenue	1,154.2	559.3	594.9	106%
Gross profit (loss)	102.6	(123.3)
OPERATING EXPENSES:
Selling, general and administrative expenses	734.1	266.8	467.3	175%
Consulting fees	426.4	33.0	393.4	1,192%
Professional fees and related expenses	395.3	55.4	339.9	613%
Stock based compensation	3,326.0	1,176.0	2,150.0	183%
TOTAL OPERATING EXPENSES	4,881.8	1,531.2
OTHER EXPENSES:
Interest expense, net	480.2	16.5	463.7	2,810%
Loss on extinguishment of debt	-	6.1	(6.1)	(100)%
TOTAL OTHER EXPENSE	480.2	22.6

NET LOSS	$ (5,259.4)	$ (1,677.1)

As the Company’s revenue will increase, this will attribute to an increase in our cost of goods sold and expenses.  Management believes that it is moving toward profitability. We plan to attain profitability and meet cash flow needs going forward as follows:

1.

Management believes that the increase in revenue we have experienced will continue as a result of the operations of its subsidiaries ISS and Intecon, although we may not experience the level of growth experienced between 2008 and 2007 each year.

2.

We are actively seeking and are able to obtain additional financing to implement measures that Management believes will increase our operating margins which has the potential to increase our overall revenue base.

Cost of Revenues

Our cost of revenue is comprised of direct materials, direct labor, manufacturing overhead and other job related costs.

Overall, our consolidated cost of revenues increased by $2,484.5 thousand, or 444%, to $3,044.2 thousand for the year ended December 31, 2008, compared to $559.7 thousand for the year ended December 31, 2007. The increase was due to increases in costs of goods sold, primarily in a full fiscal year of contracts and services provided by Intecon. Also an increase in contract and service labor in production of work for the year ended December 31, 2008, compared to year ended December 31, 2007, respectively. This was primarily attributable to Intecon as we acquired an additional 11 employees for the year.

In our comparison of cost of revenues without the inclusion of Intecon we noted an increase of $594.9 thousand, or 106%, to $1,154.2 thousand for the year ended December 31, 2008, compared to $559.3 thousand for the year ended December 31, 2007. Increases in costs of goods sold were due primarily to the increase in revenue. During the fiscal year 2008 our cost of labor increased due to the addition of 1 employee for the year compared to December 31, 2007.

Selling, General and Administrative Expenses

Consolidated selling, general and administrative expenses increased by $925.6 thousand, or 346%, to $1,193.4 thousand for the year ended December 31, 2008, compared to $267.8 thousand for the year ended December 31, 2007. This increase is due to the additional expenses in our primary health coverage, fixed costs and additional expenses incurred with Intecon. Additionally increases in salary compensation, with the acquisition of Intecon, we had 4 additional employees added to our payroll.  Along with the increase in employees from our acquisition, we also hired 6 additional employees at the parent level during the December 31, 2008.

In our comparison of selling, general and administrative expense without the inclusion of Intecon we noted that an increase of $467.3 thousand, or 175%, to $734.1 thousand for the year ended December 31, 2008, compared to $266.8 thousand for the year ended December 31, 2007. Increases in selling, general and administrative expense were due primarily to the increase in employment benefits, travel expense and marketing for the fiscal year 2008. Increases in payroll and related expense were due primarily to the increase in our hiring of  6 additional employees for marketing, accounting and administrative staff. As the Company grows we plan on increasing these departments in order to have additional support staff.

Professional Fees and Related Expenses

Professional fees include costs for legal, accounting, financial services and other related expenses.

Our consolidated professional fees and related expenses increased by $332.2 thousand, or 526%, to $395.3 thousand for the year ended December 31, 2008, compared to $63.1 thousand for the year ended December 31, 2007. These fees dramatically changed due to registration statement filings; the costs of being a public company may not decrease once we are effective.

Professional fees (legal and accounting) did not change with the exclusion of Intecon. With our future acquisitions we will potentially have an increase in our professional fees as we look forward. We will have increases in auditing fees and legal with the more companies we acquire.

Consulting fees

The Company’s consulting fees increased by $393.4 thousand, or 1,192% to $426.4 thousand for the fiscal year ended December 31, 2008, compared to $33.0 thousand for the fiscal year ended December 31, 2007. The increase in consulting fees relates to the fees incurred by the Company for consultants who have advised the Company in the areas of services, investment relations and branding standards. The Company seeks to promote its business and uses consultants to further its objective in acquisitions and investments.

Consulting fees did not change with the exclusion of Intecon. With our future acquisitions we will potentially have an increase in our consulting fees as we look forward. Additional acquisitions increases our consulting fees we pay for advisory services to the board (specifically merger and acquisition fees)

Stock Based Compensation

Stock based compensation relates to the value of common stock shares issued to the directors who serve on the board of directors and services for the Company. Stock issued for services for consultants is captured in consulting expense.

Stock based compensation increased by $2,611.9 thousand, or 222% to $3,787.9 for the fiscal year ended December 31, 2008, compared to $1,176.0 thousand for the fiscal year ended December 31, 2007. The increase was primarily attributable to stock compensation issued to the directors who serve on the board of directors , and stock compensation for the officers of our subsidiary Intecon, per the acquisition agreement, for the fiscal year ending December 31, 2008.

In our comparison of stock based compensation without the inclusion of Intecon we noted that an increase of $2,150 thousand, or 183%, to $3,326.0 thousand for the year ended December 31, 2008, compared to $1,176.0 thousand for the year ended December 31, 2007. The increase was primarily attributable to stock compensation issued to the directors who serve on the board of directors for the fiscal year ending December 31, 2008.

Interest Expense

Interest expense costs are primarily related to the non-cash accretion of imputed interest and debt discounts interest associated with our line of credit and debentures, credit cards, finance costs, and other related expenses. Interest income, which is minimal, consisted of interest associated with bank accounts and sales tax credits.

Interest expense, net increased by $435.3 thousand, or 2,291%, to $454.3 thousand for the year ended December 31, 2008, compared to $19.0 thousand for the year ended December 31, 2007. The increase was primarily attributable to interest expense for our debt to Trafalgar Capital.

Liquidity and Capital Resources

Capital Resources

We are looking forward to reducing our accumulated deficit. We have the potential for net income in 2009. Our net income will be provided by, but not based solely on the following factors: our sales team, additional customers through customer satisfaction with existing customers (we believe current customers will continue to help promote our business with referrals based on customer satisfaction. These referrals have and will continue to help us acquire additional business), going public and our acquisition strategy.

1.

Our sales team has the capacity of obtaining additional projects through existing customers and being able to provide new potential customers with our business strategy in the automation control industry. Through our sales teams efforts we have bid on over $1.5 million in building contracts alone in the first quarter 2009. We have the potential to capture 25% of what we bid on which has the potential for an increase in production.

2.

We believe current customers will continue to help promote our business with referrals based on customer satisfaction. These referrals have and will continue to help us acquire additional business. Operations – cash inflows will come from the potential increase in operations over the next 12 months as noted above. Cash outflows in our operations would then be focused on containing cost of goods, and other expenses necessary to produce profit and grow our business.

3.

We have made progress to fulfill our objective of going public. There has been a large amount of funds used to complete this task in 2008 and within the first quarter of 2009. Our continued efforts in obtaining this goal will provide us with opportunities for debt and equity financing. Such potential debt/equity funding will also aid us in our acquisition strategy by providing us resources with which to acquire companies.

4.

In our acquisition strategy we expect that through acquiring additional companies we will increase our regional “footprint”. What this means is that as we expand our client base by acquiring companies that have a proven track record for profit, we gain a local presence in partnerships with distributers and manufacturers and we provide our services to a larger area of the fragmented automation industry. Also with the addition of other companies, we gain the experience of additional personnel, which provides us with opportunities to increase our revenue through enhanced customer service.

Plan of Operations and Financing Needs

Due to the current economic climate we note that customers are paying later than our normal payment structure, and as such we have had to seek additional financing to fulfill our operating requirements. We continue to operate with the objectives of acquiring future acquisitions, but we seek to gain these acquisitions through equity purchase options with very little cash funding to maximize our cash and equity resources. Our capital formation strategy is based on the following tenets in creating a sustainable growth plan:

•

We intend to extend the timelines of required payment milestones on our payables by seeking to negotiate better  payment terms and conditions with existing vendors, while decreasing the time periods required by our customers to make payments on due receivables by seeking to negotiate shorter payment terms and conditions with our customers.

•

Pursue our acquisition growth plan by utilizing our equity to yield better structures and pricing with our acquisition targets due to the current market constraints and need for consolidation in the fragmented automation controls and related market segments

•

Maintaining a formidable capital structure that absorbs the shocks of certain volatile cycles while preserving capital by refinancing our current outstanding debt at more favorable terms while reaching out to the private and public equity markets.

Total outstanding debt under the Debentures Facility (the “Debentures) and Asset Based Loan “Lock-Box” Facility (the “ABL”) with Trafalgar amounts to approximately $2,347,000 (including the $792,328 debt discount) and $800,000, respectively. Total principal and interest payments due under the Debentures for the calendar year of 2009 will amount to approximately $685,000.

We plan to utilize the ABL to provide us with the up-front cash to support our accounts payable requirements against our receivables with existing and newly acquired customers. We also will look and have ability to balance our capital requirements by raising more equity capital in the future from prospective third-party investors. The new customer retention helps stabilize our existing receivables as well as provides us with additional cash resources to expand our Company.

We seek to leverage both equity and debt capital to approach our acquisition strategy in the very fragmented automation controls market segments, which is robust and ripe for consolidation. We seek to raise, capital in excess of $1,000,000 (or additional capital on an as needed basis) to support our acquisition campaign. We are currently in discussions with prospective target acquisitions that will bolster our geographic footprint, customer acquisition strategy, service diversification and in house operating capacity and infrastructure requirements. We are also evaluating targets on the basis of leveraging economies of scale in our post-acquisition integration process.

As a public company, we believe a solid acquisition transaction process is not only about price, but about the structure of the deal. Given the current capital and credit constraints in today’s market, we intend to establish terms with targets that rely heavily on stock as consideration, while complemented by future performance incentive milestones for the targets’ management teams and on the basis of the targets’ income statement performance metrics.

Summary of Cash Flow

Our total cash and cash equivalents increased by $60.3 thousand, or 56%, to $108.5 thousand at December 31, 2008, compared to $ 48.2 thousand at December 31, 2007. The Company’s cash flows shown for December 31, 2008 and 2007, respectively, were as follows (in thousands):

	Year Ended December 31,
	2008	2007
Net cash (used) provided by operating activities	$(1,261.4)	(509.4)
Net cash (used) provided by investing activities	(4.9)	51.4
Net cash (used) provided by financing activities	1,326.6	469.7

Operating activities

Our total cash (used) by operating activities increased by $752.0 thousand, or, 148%, to $(1,261.4) thousand at December 31, 2008, compared to $(509.4) thousand at December 31, 2007.

We had no significant unusual cash outlays related to operating activities during the 2007 fiscal year. For the fiscal year ended December 31, 2008, we had a large amount of stock issued for services compared to December 31, 2007. We expect future cash (used) provided by operating activities to fluctuate, primarily as a result of fluctuations in our operating results, receivables collections, inventory management and timing of vendor payments. The Company still continues to issue stock for services related to Board compensation and consulting relations that we enter into. Large fluctuations in our operating cash position will continue until we can stabilize our cash funding for operations and future acquisitions.

Investing activities

Our total cash used for investing activities decreased by $56.3 thousand, or 110%, to $(4.9) thousand at December 31, 2008, compared to $51.4 thousand at December 31, 2007. The decrease is attributable to our investments in property and equipment with the acquisition of our subsidiary, Intecon.

The Company will use equity and debt funding for the future purchases of acquisitions which will require cash investments to bring the companies into compliance with our Company’s business operations. The Company also plans to use cash to improve on accounting software and warehouse facilities in order to increase and streamline production.

Financing activities

Our total cash provided by financing activities increased by $856.9 thousand, or 182%, to $1,326.6 thousand at December 31, 2008, compared to $469.7 thousand at December 31, 2007. The increase is a direct result of our debt agreements with Trafalgar Capital for the capital funding in order to use for operations. We used the current debt financing in order to try and reduce the large fluctuation gaps between receiving of customer payments and use of cash to pay our vendor payables and costs associated with going public. Also future debt and equity financing will be used to future acquisitions.

Current Commitments for Expenditures

The Company’s current commitments for expenditures are all operational in nature. The Company seeks to use current revenues to pay vendors for materials for contracts, use of revenues for payroll and related employment expenditures (i.e. benefits). The remaining cash will be used to then satisfy loans and other debt commitments that the Company has.

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, and results of operations, liquidity or capital expenditures.

CRITICAL ACCOUNTING POLICIES AND USE OF ESTIMATES

The methods, estimates and judgments we use in applying our accounting policies have a significant impact on the results we report in our financial statements, which we discuss under the heading “Results of Operations” in our Management’s Discussion and Analysis. Some of our accounting policies require us to make difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. We believe our critical accounting policies are those described below.

Concentrations

We maintain cash balances at highly-rated financial institutions in various states. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 (a temporary increase which expires December 31, 2009). At December 31, 2008 and 2007, respectively, we had no account balances over federally insured limits.

Concentration of Supplier Risk

On December 31, 2008 and 2007, respectively, we noted a high concentration of vendor supply from a single supplier in the automation industry. We determined that even if the specified supplier were to go out of business the Company would be able to receive supplies and materials from its other vendors.

Concentrations of Customer Risk

A small number of customers have historically accounted for a substantial portion of our net revenue. Sales to our four largest customers represented 59% and 78% of our net sales during the years ended December 31, 2008 and 2007, respectively. Our four largest customers disclosed in the financial statements are current customers for the fiscal year 2008. We expect that our largest customers will continue to account for a substantial portion of our net sales for the foreseeable future. Our largest customer rankings and their respective contributions to our net sales have varied and will likely continue to vary from period to period. A majority of the revenue received from our major customers comprises building contracts associated with the revenue recognition policies that the Company conducts.

Concentrations of Credit and Business Risk

Financial instruments that are potentially subject to a concentration of business risk consist of accounts receivable. The majority of accounts receivable and all contract work in progress are from clients in various industries and locations. Most contracts require payments as the projects progress. We generally do not require collateral, but in most cases can place liens against the property, plant or equipment constructed or terminate the contract if a material default occurs.

Allowance for Doubtful Accounts

We estimate our accounts receivable risks to provide allowances for doubtful accounts accordingly. We believe that our credit risk for accounts receivable is limited because of the way in which the Company conducts business largely in the areas of contracts. Accounts receivable includes the accrual of work in process for project contracts and field service revenue. The Company recognizes that there is a potential of not being paid in a 12 month period. Our evaluation includes the length of time receivables are past due, adverse situations that may affect a contract’s scope to be paid, and prevailing economic conditions. The Company assesses each and every customer to conclude whether or not remaining balances outstanding need to be placed into allowance and then re-evaluated for write-off. The Company reviews all accounts to ensure that all efforts have been exhausted before noting that a customer will not pay for services rendered. The evaluation is inherently subjective and estimates may be revised as more information becomes available.

Goodwill

Goodwill represents the excess of purchase price over tangible and other intangible assets acquired less liabilities assumed arising from business acquisitions. On December 31, 2008, the Company, in accordance with Statements of Financial Accounting Standards (“SFAS”) 141, conducted an analysis of the goodwill determined on December 26, 2007 with the acquisition of Intecon. The provisions of SFAS No. 142, Goodwill and other Intangible Assets , require the completion of an annual impairment test with any impairment recognized in current earnings. For the fiscal year ending December 31, 2008, we conducted a valuation assessment for impairment under the provisions of SFAS No. 142. We noted no triggering events which would impair goodwill as of the date of these financial statements.

Intangible Assets – Customer lists

In accordance with SFAS 141, management conducted an analysis of the intangibles determined in December 26, 2007 with the acquisition of Intecon and management concluded that the customer list had a fair market value estimated to be $143,129 as of December 31, 2007. Based on our branding process, customer lists have a finite life of 3 years as we transition the subsidiary to NAS branding over that timeframe. Total amortization expense on the customer list for the year ending December 31, 2008 was $47,701.

Revenue Recognition

Project Contracts We recognize contract revenue using the percentage-of-completion method, based primarily on contract cost incurred to date compared with total estimated contract. Contracts are segmented between types of services, such as Industrial Automation and Control and Automation Manufacturing, and accordingly, gross margin related to each activity is recognized as those services are rendered.

Service Contracts We have the potential to enter into a service related contract, after the completion of the project contract and placement of product. We also perform service related work for customers which need our expertise in areas of automation controls. We recognize service revenue as service is performed.

I mpairment of Long-Lived Assets

We account for long-lived assets in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets , which addresses financial accounting and reporting for the impairment and disposition of long-lived assets. We evaluate the recoverability of long-lived assets, other than indefinite life intangible assets, for impairment when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events and circumstances that may indicate that an asset is impaired include significant decreases in the market value of an asset, significant underperformance relative to expected historical or projected future results of operations, a change in the extent or manner in which an asset is used, significant declines in our stock price for a sustained period, shifts in technology, loss of key management or personnel, changes in our operating model or strategy and competitive forces. No such triggering events have occurred.

Stock-Based Compensation

Stock based compensation is accounted for using SFAS No. 123R, Accounting for Stock Based Compensation. Under SFAS 123R, establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.

If we issue stock for services which are performed over a period of time, we capitalize the value paid in the equity section of our financial statements as it’s a non-cash equity transaction. The Company accretes the expense to stock based compensation expense on a monthly basis for services rendered within the period.

Income Taxes

Income taxes are provided for using the liability method of accounting in accordance with SFAS No. 109 Accounting for Income Taxes , and clarified by FIN 48, Accounting for Uncertainty in Income Taxes an interpretation of FASB Statement No. 109. Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The computation of limitations relating to the amount of such tax assets, and the determination of appropriate valuation allowances relating to the realizing of such assets, are inherently complex and require the exercise of judgment. As additional information becomes available, we continually assess the carrying value of our net deferred tax assets.

BUSINESS

Our Business

We provide business and technology solutions relating to automation. We conduct our business and operations through our two wholly owned subsidiaries, Intuitive System Solutions, Inc., a Nevada corporation (“ISS”), based in Henderson, Nevada, and Intecon, Inc., an Arizona corporation, based in Tempe, Arizona (“Intecon”) wholly owned. We serve a diverse set of industries that utilize automation systems and controls, including water valley waste and treatment facilities, entertainment, hospitality, mining, medical, manufacturing, airport security systems, bottling plants, power plants, breweries, food processing, tire, textiles, and plastics.

We strive to position ourselves as a leading system integrator and certified Underwriters Laboratories panel fabrication facility. We currently focus on two distinct lines of business: industrial automation control and automation manufacturing. Each of these lines is linked to the foundation of our business - integrated and automated systems controls.

Industrial Automation and Control

We have an experienced staff of electrical and control engineers, as well as project managers, with over 80 years combined experience in industrial automation and controls. Our business is currently focused in Nevada and Arizona, but we intend to expand through internal growth and key acquisitions across the Southwestern United States in 2009.

Automation Manufacturing

We are a certified Underwriters Laboratories panel fabrication facility. This nationally recognized regulatory body provides us with significant marketplace credibility for custom control panel assembly and fabrication to our clients.

Our mission is to build a national publicly held company through acquisitions of small to medium sized privately held automation companies with geographical representation touching all of the major markets in the United States.

Organizational History

Original Incorporation

We were originally incorporated on January 27, 1997 in Nevada as E-Biz Solutions, Inc.  On March 30, 1998, the Company filed an amendment to its Articles of Incorporation changing its name to Jaws Technologies, Inc.  The Company also began reporting with the SEC in 1998.   On April 30, 2000, the Company reincorporated in Delaware and on September 29, 2000 changed its name to Jawz Inc.

In late July 2001, the Company was sued by Los Angeles-based Bristol Asset Management, a major shareholder, who was seeking $14 million in damages for one million warrants it claimed the Company owed them.  By August 2001, the Company was placed in receivership.  The Company stopped filing periodic reports with the SEC in 2001.  In January 2002, all directors and officers resigned from the Company, and the Company deregistered its securities from the Securities Exchange Act of 1934 in 2007 .

On June 19, 2006, JAWZ, Inc. changed its name to Ponderosa Lumber, Inc. On March 6, 2007, Ponderosa Lumber, Inc. filed a Form 15-12G registration termination with the SEC. On June 25, 2007, Ponderosa Lumber, Inc. converted from a Delaware corporation into a Colorado corporation.

On October 2, 2007, Ponderosa Lumber, Inc. changed its name to National Automation Services, Inc, a Colorado corporation (“NASV Colorado”).

Acquisitions of ISS and Intecon

On October 2, 2007, we entered into a Stock Purchase and Plan of Reorganization Agreement with Intuitive System Solutions, Inc. (“ISS), the shareholders of ISS, TBeck Capital, Inc. and 3 JP Inc (known collectively as TBeck).  Pursuant to the agreement, the ISS shareholders agreed to exchange all of their shares of ISS for 22,000,000 shares (55% ownership) of the Company. TBeck Capital provided the funds necessary in order to purchase the public shell. TBeck purchased 1,126,745 shares of ISS common stock for cash in the amount of $506,000. TBeck received 4,000,000 restricted shares and 14,000,000 free trading shares (total consideration 18,000,000 shares) of NAS common stock for funding the purchase of the shell, the cash purchase of ISS shares and capital funding for the reverse merger.  For consideration of NAS shares, TBeck returned the 1,126,745 shares of the ISS. The return of ISS shares resulted in TBeck receiving 18,000,000 for the value of cash paid for ISS common stock of $506,000; the purchase of the public shell (now known as NAS) for the amount of $250,000 and a promissory note to NAS for cash in the amount of $244,000 for a total consideration of the reverse merger acquisition in the amount of $1,000,000. Ron Williams had voting and dispositive power over the shares issued to TBeck at the time of issuance

On February 15, 2008, The Company was informed that TBeck Capital Group and its owner Ron Williams were involved in defrauding several companies, by taking investor money and Company shares without delivering the cash or shares to the appropriate parties. NAS in February of 2008 informed TBeck that it would have to satisfy all investors with the block of shares provided by NAS to TBeck in order to secure equity financing. Before the issue could be resolved Ron Williams was indicted by the FBI and all shares provided to TBeck for equity financing was held by the FBI (and the shares are still held today). In good faith to the investors of stock from the TBeck scandal, NAS inquired from X-Clearing Corporation (NAS’ stock transfer agent) the names of the individuals affected by the TBeck scandal and the Company satisfied the shares of the investors with additional shares of the Company’s restricted common stock.

           The total amount of shares issued to the investors amounted to 2,016,933 shares of restricted common stock, which were not part of the 18,000,000 original shares turned into the FBI during their investigation of the TBeck scandal.

For accounting purposes the acquisition has been treated as a recapitalization of ISS with ISS as the acquirer in this reverse merger. The historical financial statements prior to October 2, 2007 are those of ISS.

On December 26, 2007, the Company entered into an agreement to acquire Intecon as a wholly owned operating subsidiary pursuant to a share exchange agreement by and among Intecon, the Intecon stockholders and the Company. The Company acquired 100% of the outstanding stock and voting rights of Intecon. The purchase of Intecon was conducted in order for National Automation Services, Inc. to grow as a part of its business objective. The consolidated income statement comprises the last 5 days of operating activities for the Intecon subsidiary. In exchange for the issuance of 300,000 shares of the Company’s common stock valued at $42,000, $300,000 in cash consideration to the Intecon stockholders, and $250,000 to payoff outstanding debt and credit lines on behalf of Intecon.

Reincorporation into Nevada

On December 28, 2007, NASV Colorado changed its state of incorporation from Colorado to Nevada by merging with and into National Automation Services, Inc., a new Nevada corporation formed as a wholly owned subsidiary of NASV Colorado. On September 11, 2008, NASV Colorado was dissolved and ceased to exist. National Automation Services, Inc., a Nevada corporation, is the only surviving entity and continues to act as the holding company for our two wholly owned operating subsidiaries, ISS and Intecon.

Current Corporate Structure

As of the date of this prospectus, our corporate structure is as follows

Recent Financing Activity

Securities Purchase Agreement with Trafalgar

On March 26, 2008, we entered into a securities purchase agreement with Trafalgar Capital Specialized Investment Fund, Luxembourg (“Trafalgar”) whereby we agreed to sell secured redeemable debentures to Trafalgar in an aggregate amount of up to $10,000,000. Under the securities purchase agreement, we agreed to sell the debentures in several closings to be funded as follows: (i) $1,500,000 on March 26, 2008 (the “First Closing”), with (ii) any remaining purchase to take place on dates mutually agreed to by us and Trafalgar and to be contingent upon us using such funds for acquisitions which shall be subject to Trafalgar’s consent (each, an “Additional Closing”). The First Closing and each Additional Closing are referred to individually as a “Closing” and the date of each such Closing is referred to as a “Closing Date”.

First Closing (March 26, 2008):

Escrow Agreement

The $1,500,000 purchase price for the First Closing was deposited on March 26, 2008 in an escrow account with James G. Dodrill II, P.A., as escrow agent, pursuant to the terms of an escrow agreement among us, Trafalgar and the escrow agent. Trafalgar agreed to deposit the purchase price for any Additional Closings into the escrow account prior to the applicable Closing Date for each such Additional Closing. Subject to the satisfaction of the terms and conditions of the securities purchase agreement, on each of the Closing Dates, (i) the escrow agent will release to us in accordance with the terms of the escrow agreement that portion of the escrowed funds equal to the gross amount of the debentures (minus certain fees and expenses) being purchased by Trafalgar at each such Additional Closing, and (ii) we will deliver to Trafalgar secured redeemable debenture in the aggregate amount being purchased by Trafalgar at each such Additional Closing. The proceeds of the First Closing were released to us from escrow on March 26, 2008, and on or around that date, we issued to Trafalgar a secured redeemable debenture in the aggregate principal amount of $1,500,000.

Secured Redeemable Debenture

The debenture has a maturity date of 30 months from each respective Closing Date. The debentures bear an annual interest rate of 10% compounded monthly and computed on the basis of a 360-day year and the actual days elapsed. We are required to begin redeeming the initial $1,500,000 debenture monthly beginning on the 4-month anniversary following the Closing Date of each respective Closing. This mandatory redemption requires us to make equal payments over the remaining 26 months consisting of monthly principal and interest payments at a 15% redemption premium on the principal redeemed each month. Due to the 15% redemption premium the effective face value of the debt is $1,725,000. We have the option to prepay the outstanding balance at any time with an additional 15% redemption premium.

Under the terms of the initial $1,500,000 debenture we issued to Trafalgar at the First Closing, Trafalgar deducted the first two interest payments at the First Closing, and on the date of any subsequent Additional Closing, Trafalgar will deduct the next two interest payments due on the initial debenture from the proceeds of the subsequent Additional Closing. At the time such interest is payable, Trafalgar, in its sole discretion, may elect to receive the interest in cash or in common stock. In addition, in the event of our default on the debenture, Trafalgar may elect to receive the interest in cash or in common stock.

The debenture also contain currency exchange rate protections for Trafalgar, pursuant to which we may be required to pay more money to Trafalgar than if such protections were not in place. Under the terms of the debentures, (i) “Closing Date Exchange Rate” means the Euro to US dollar spot exchange rate as quoted in the London edition of the Financial Times on each respective Closing Date; (ii) “Repayment Exchange Rate” means in relation to each date we deliver a redemption notice to Trafalgar, the Euro to US dollar spot exchange rate as quoted in the London edition of the Financial Times on such date; (iii) “Repayment Date” means the date on which any payment of principal or interest is due under the debentures; and (iv) “Cash Payment Date Exchange Rate” means in relation to each Repayment Date, the Euro to US dollar spot exchange rate as quoted in the London edition of the Financial Times on such date. The currency exchange rate protections apply as follows:

1)

If on the date of any redemption notice, the Repayment Exchange Rate is less than the Closing Date Exchange Rate, then the payment due to Trafalgar shall be increased by the same percentage which results from dividing the Closing Date Exchange Rate by the relevant Repayment Exchange Rate. By way of example, if we deliver a redemption notice to Trafalgar for $1,000 and if the Closing Date Exchange Rate is 1.80 and the relevant Repayment Exchange Rate is 1.75, then $1,029 will be paid in relation to that redemption notice.

2)

If on any Repayment Date, the Cash Payment Date Exchange Rate is less than the Closing Date Exchange Rate then the amount of cash required to satisfy the amounts due at such time shall be increased by the same percentage which results from dividing the Closing Date Exchange Rate by the relevant Cash Payment Date Exchange Rate. By way of example, if the amount of cash required to repay all amounts due on any Repayment Date is $1,000 and if the Closing Date Exchange Rate is 1.80 and the relevant Repayment Date Exchange Rate is 1.75, then the amount of cash required to repay all amounts due on such date will be $1,029.

So long as any of the debentures remains outstanding, we are prohibited, with limited exception, from entering into certain transactions. These prohibited transactions include, but are not limited to, (i) consummating any merger, reorganization, restructuring, reverse stock split consolidation, sale of all or substantially all of our assets or any similar “organization change” transaction; (ii) issuing common stock, preferred stock or common stock equivalents for a consideration per share less than the then-current bid price of our common stock; (iv) granting any security interest in any of our assets or property; and (v) incurring additional debt without the prior written approval of Trafalgar.

Security Agreement

The debenture is secured by a first priority security interest in all of our assets and property pledged to Trafalgar under a security agreement dated March 26, 2008 with Trafalgar. The security agreement was executed to ensure full and prompt payment of the debenture, with Trafalgar having the ability to seize our assets in the case of an event of default by us under the terms of the debenture. Upon the occurrence and during the continuance of any event of default by us under the debenture:

(i) All of our rights pertaining to the pledged collateral, and all of our rights to receive or retain payments paid or made in respect of the pledged collateral, will become vested in Trafalgar who will then have the sole right to exercise such rights and to receive and hold such payments as pledged collateral;

(ii)     All interest, dividends, income and other payments and distributions which are received by us contrary to the provisions of the Security Agreement shall be received in trust for the benefit of Trafalgar, segregated from our other property and paid over to Trafalgar;

(iii)    Trafalgar, in its sole discretion, shall be authorized to sell any or all of the pledged collateral at public or private sale in order to recoup all of the outstanding principal plus accrued interest owed pursuant to the debentures;

(iv)   We will be obligated to appoint Trafalgar as our attorney-in-fact, with full authority in the place and stead of us and in the name of our company or otherwise, to take any action and to execute any instrument which Trafalgar may reasonably deem necessary to accomplish the purposes of the security agreement;

(v)   Trafalgar may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the pledged collateral as and when Trafalgar may determine; and

(vi)   To facilitate collection, Trafalgar may notify account debtors and obligors on any pledged collateral to make payments directly to Trafalgar.

If we fail to perform any agreement contained in the Security Agreement, Trafalgar, at its option, may itself perform, or cause performance of, such agreement, and Trafalgar’s expenses incurred in connection with such performance will be included in our obligations and payable by us.

Warrants

In addition, in connection with the sale of the debentures, we issued Trafalgar warrants to purchase up to an aggregate of 150,000 shares of our common stock at an exercise price of $0.001 per share, exercisable until March 19, 2013. In connection with our issuance of an additional $750,000 debenture to Trafalgar on July 21, 2008 (as described below), the warrants originally issued to Trafalgar were exercised for restricted shares of our common stock.

Additional Closing (July 21, 2008):

On July 21, 2008, we consummated an Additional Closing with Trafalgar whereby we entered into a securities purchase agreement and related agreements for the purchase and sale of a secured redeemable debenture in an aggregate amount of $750,000. This debenture has a maturity date of 18 months from the date of closing. As of the date of this prospectus, we have not issued the remaining $7, 703 ,000 in debentures to Trafalgar. We paid Trafalgar the following fees in connection with this Additional Closing: (i) a Legal and Documentation Review fee of $17,500, (ii) a Due Diligence fee of $15,000, (iii) 2,000,000 shares of restricted common stock, (iv) a Commitment Fee of $45,000 and (v) a Loan Commitment Fee of $15,000.

Security Agreement

In connection with the sale of thee additional $750,000 debenture, we entered into a security agreement with Trafalgar dated July 21, 2008 that had the same material terms as the security agreement described above in connection with the First Closing.

Personal Guaranty

In connection with the sale of the additional $750,000 debenture, our President and Chief Executive Officer, Robert Chance, entered into a personal guaranty agreement dated July 21, 2008 with Trafalgar. Under the terms of the personal guaranty, Mr. Chance agreed to pay all amounts due pursuant to our obligations to Trafalgar arising under the additional $750,000 secured redeemable debenture or any related transaction documents. Trafalgar requested the personal guaranty of Mr. Chance which was not intended to cover any losses they may have if the Company should not meet the obligations set forth in the loan documents. Mr. Chance does not have the resources to meet fulfilling all the obligations under the agreements. If the Company defaults under the debenture and Mr. Chance cannot fulfill his obligations, Trafalgar could enforce its security interest and liquidate some or all of our assets, which could cause us to curtail or cease operations.

Exercise of Warrants and Issuances of Common Stock

In addition, in connection with the sale of the additional $750,000 debenture, we issued 2,000,000 shares of our common stock to Trafalgar in consideration of the Additional Closing , and Trafalgar also agreed to exercise the warrants we originally issued to Trafalgar in the First Closing for 150,000 shares of restricted common stock.

Short Term Loans with Trafalgar

On October 10, 2008, we entered into an Additional Closing with Trafalgar for the immediate short-term borrowing of $75,000. We deposited the $75,000 short-term loan on October 10, 2008, and this amount was added to our already outstanding debt owed to Trafalgar. There were no formal written terms. On October 28, 2008, we repaid $28,000 of this short-term loan to Trafalgar.

On October 15, 2008, we entered an Additional Closing with Trafalgar for the immediate short-term borrowing of $100,000. We deposited the $100,000 short-term loan on October 15, 2008, and this amount was added to our already outstanding debt owed to Trafalgar. There were no formal written terms. On November 30, 2008, we repaid this entire short - term loan to Trafalgar .

Senior Secured Revolving Credit Facility with Trafalgar

  On December 18, 2008, we entered into a credit agreement with Trafalgar (which closed and funded on December 19, 2009) whereby Trafalgar agreed to make certain loans and extend to us a senior secured revolving credit facility of up to $5,000,000 in the aggregate to provide (a) working capital financing, (b) repayment for the March 26, 2008 and July 21, 2008 debenture documents which will govern all obligations under the debenture documents, (c) funds for other general corporate purposes, and (d) funds for other purposes permitted under the credit agreement.

Under the credit agreement, Trafalgar’s initial revolving loan commitment is $1,000,000. From the closing date of the credit agreement until the earlier of maturity, termination or our exercise of our right to increase the facility up to the maximum revolving loan commitment of $5,000,000, Trafalgar will make revolving loans in such amounts as we may from time to time request up to $1,000,000. The revolving loan maturity date is the earlier of (a) December 19, 2009 (the one year anniversary of the closing date) unless extended by the parties, or (b) the date of an occurrence of an event of default and acceleration of the revolving note pursuant to this Agreement. We may use the revolving loans for the purpose of refinancing existing debt (including without limitation, any of our outstanding debt or obligations under our debenture documents with Trafalgar), working capital and other general corporate purposes.

Provided that no event of default exists or is ongoing, we may draw, repay and re-borrow against the facility in an aggregate amount at any one time not exceeding the lesser of (i) up to 80% of eligible accounts receivable less any applicable reserves and (ii) the initial revolving loan commitment or the maximum revolving loan commitment, as applicable. Advance rates are subject to the results of a field exam or audit by Trafalgar.

All loans under the facility accrue simple interest at a fixed interest rate of 12% per annum based on a 360 day year. Upon the occurrence of an event of default, the interest rate automatically increases to 18% or the maximum interest rate allowable by law.

In the event that the facility is terminated by us and the loans repaid prior to the maturity date, then we will pay a prepayment penalty of 10% of the then-outstanding revolving loan commitment. On the maturity date, we have the option to renew the facility for an additional one year period for a fee of 10% of the then-outstanding revolving loan commitment.

We agreed to establish a lockbox under the sole control of Trafalgar and all proceeds therefrom will be swept weekly and applied to our obligations under the facility. At any time during the term of the facility, Trafalgar has the right to direct all proceeds to be used on a daily basis (i) to reduce our then-outstanding obligations under the facility, (ii) to reduce our then-outstanding obligations under the March 26, 2008 and July 21, 2008 debenture documents, or (iii) to reduce any other then-outstanding obligations owed by us to Trafalgar.

We are not permitted to make dividends or distributions during the term of the facility. Any management or similar fees payable by us will be fully subordinated in right of payment to the prior payment in full of the facility.

To secure our obligations to Trafalgar, we granted Trafalgar a perfected, first priority security interest in all of our existing and after-acquired assets and we pledged to Trafalgar all of the shares that we own in our wholly owned subsidiaries which shares will be held in escrow. In connection with the facility, our parent company, our subsidiaries and our principal executive officers provided absolute, unconditional guaranties of our obligations to Trafalgar.

Pursuant to the terms of the credit agreement, we agreed to pay to Trafalgar a legal and documentation review fee of $25,000, a due diligence fee of $15,000, a commitment fee equal to 4% of the initial revolving loan commitment, an asset monitoring fee of $5,000 at closing and thereafter on the first day of each calendar quarter during the term of the facility, an unused line fee of 1% per month payable monthly in arrears on the difference between the initial revolving loan commitment or the maximum revolving loan commitment (as applicable) and the actual average daily amount outstanding for the calendar month, and an equity fee to be paid in our common stock equal to 9.99% of our outstanding shares of common stock at closing.

In connection with this credit agreement, we, together with our subsidiaries, entered into a guaranty agreement in favor of Trafalgar.  Pursuant to the guaranty agreement, we guaranteed Trafalgar the full and complete payment and performance when due of our obligations as borrowers under the credit agreement. If we default under the credit agreement and our subsidiaries cannot fulfill their obligations, Trafalgar could enforce its security interest and liquidate some or all of our assets, which could cause us to curtail or cease operations.

Further, our officers and the officers of our subsidiaries entered into validity guaranties in favor of Trafalgar whereby the officers guaranteed Trafalgar guaranteed Trafalgar the full and complete payment and performance when due of our obligations as borrowers under the credit agreement if one or more of the following events occurs: the commission of fraud, embezzlement, or misappropriation of funds or monies relating to us or one of our subsidiaries that results from the willful and direct actions of such officer, and (ii) such action causes a material adverse change in the business or financial condition of us or our subsidiaries as the case may be. If one of the officer’s defaults under the validity guaranties and such officer cannot fulfill his obligations, Trafalgar could enforce its security interest and liquidate some or all of our assets, which could cause us to curtail or cease operations.

Also in connection with this credit agreement, our President and Chief Executive Officer, Robert Chance, entered into a personal guaranty agreement with Trafalgar. Under the terms of the personal guaranty, Mr. Chance guaranteed Trafalgar the full and complete payment and performance when due of our obligations under the credit agreement. Trafalgar requested the personal guaranty of Mr. Chance which was not intended to cover any losses they may have if the Company should not meet the obligations set forth in the loan documents. Mr. Chance does not have the resources to meet fulfilling all the obligations under the agreements. If we default under the credit agreement and Mr. Chance cannot fulfill his obligations, Trafalgar could enforce its security interest and liquidate some or all of our assets, which could cause us to curtail or cease operations.

Business Strategy

We are focused on expanding our position not only as a leading system integrator and UL Certified panel facility, but also as the provider of choice for a wide range of industries to provide services within the automation system and control industry. Our dedication and desire to improve and grow the overall operating performance of our acquired businesses emphasizes fiscal discipline in pursuit of these objectives for which we have implemented the following strategies:

Enhance and expand our customer base.

We are dedicated to developing, enhancing, and expanding our well-managed, long-term relationships with our customers. We are focused on continuing to increase and improve our services offered through our two distinct lines of businesses - industrial automation and control and automation manufacturing. We intend on continuing to increase the awareness of our company and our products and services offered throughout our target markets.

Pursue strategic acquisitions and expansion opportunities.

We intend on continuing to actively identify and assess a variety of strategic businesses, services and technologies that we believe will provide us with the opportunity to leverage our assets, cash flow and core competencies to expand domestically within the fragmented automation system and control industry. Before committing to an acquisition, we devote significant resources to due diligence and to developing a post-acquisition integration plan, including the identification and quantification of potential cost savings and synergies. Our ongoing acquisition strategy we believe will contribute significantly to our long-term growth and success.

 Identification and implementation of operational improvements.

We will continue to identify opportunities to further increase revenue, reduce costs and improve cash flow from operations. These include cost reduction synergies through centralized procurement of raw materials, cross-departmental and business unit shared resources and centralized product management functions.

Increase monetization of our services.

We intend on continuing to increase our contract and service revenue through growth of our contract backlog and by enhancing the value of our services offered to our customers.

Optimize our business model.

We are focused on optimizing our business model and, in particular, increasing our contract revenue base and implementing operational improvements.

Acquisition Strategy

We benefit from the expertise of the members of our management team in investing in and managing operating companies and that their skills in valuation, financial structuring, due diligence, governance and financial and management oversight will be valuable in our efforts to identify a business target.

We intend to use some or all of the following criteria to evaluate acquisition opportunities. However, we may enter into a business combination with a target business that does not meet any or all of these criteria if we believe that such target business has the potential to create significant stockholder value.

•

An Established Business with a Proven Operating Track Record. We will seek established privately held businesses with strong financial performance, positive operating results, established or growing contract back logs, or businesses that our management team believes have the potential for positive operating cash flow.

•

Strong Market Place Presence. We will seek to acquire privately held businesses that have a history of operating within their local market place with a regional footprint for future growth and profitability. We will examine the ability of these target businesses to maintain and improve their advantages of expertise in the areas of UL control panels, automation systems, design, installation and customer service.

•

Ability for Growth. We will seek target companies where our management team has identified opportunities for growth through improved economies of scale, contract bidding, marketing efforts and other proven management strategies to augment the existing capabilities of our targets.

Acquisition Sources and Target Market

Currently, we have commitments as of the date of this prospectus to utilize additional debt capital (pursuant to the debentures commitments with Trafalgar capital) to consummate business combinations. We do not have any commitments to acquire any companies as of the date of this prospectus. Our mission is to build a national publicly held company through acquisitions of small to medium sized privately held automation companies with geographical representation touching all of the major markets in the United States. We believe that there are numerous privately held acquisition candidates in the fragmented automation control and systems industry that we intend to target. Acquisition targets may be brought to our attention by our officers and directors, through their industry relationships located in the United States and elsewhere that regularly, in the course of their daily business activities, see numerous opportunities. We will not, however, acquire an entity with which any of our officers or directors, through their other business activities, is currently having acquisition or investment discussions.

Acquisition Selection and Structure

We intend to acquire 100% of all privately held companies in our target market through business combination. We provide our management with the flexibility of identifying and selecting prospective acquisition targets. In evaluating a prospective acquisition target, our management will consider, among other factors, the following factors likely to affect the performance of our investment:

•	future earnings and growth potential;
•	financial condition and results of operation;
•	competitive position within the local market place;
•	stage of development within the automation control and system products and services offered;
•	reputation of services offered within the local market place;
•	experience and skill of the present management structure;
•	availability of additional personnel within the local market;
•	costs associated with consummation of the business combination.

The criteria identified above are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective acquisition target, we will conduct an extensive due diligence review that will encompass, among other things, a review of all relevant financial and other information which is made available to us. This due diligence review will be conducted by our directors, officers, acquisition committee and board of directors or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties.

We will also seek to have all owners of any prospective acquisition target execute agreements with us to continue to manage and run operations upon consummation of the acquisition, unless it is the intent of the owners not to continue to function in this capacity. In such case, we will evaluate the prospective acquisition target costs to replace the current management structure and we will seek to determine whether the transaction is advisable and in the best interests of us and our stockholders.

Although we intend to closely scrutinize the incumbent management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment will prove to be correct. In addition, we cannot assure you that new members that join our management following a business combination will have the necessary skills, qualifications or abilities to manage operations within a public company. Following a business combination, we may seek to recruit additional managers to supplement or replace the incumbent management of the target business. We cannot assure you that we will have the ability to recruit such managers, or that any such managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management, if any.

We believe it is possible that our attractiveness as a potential buyer of businesses may increase after consummation of several prospective acquisition targets and there will be additional acquisition opportunities as we grow and integrate our acquisitions. We intend on identifying multiple acquisition targets and to seek the most attractive acquisition target which provides the greatest opportunity for creating stockholder value. The determination of which entity is the most attractive would be based on our analysis of a variety of factors, including whether such acquisition would be in the best interests of our security holders, the purchase price, the terms of the sale, the perceived quality of the assets and the likelihood that the transaction will be consummated.

The time and costs required to select and evaluate an acquisition target and to structure and consummate the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective acquisition target with which a business combination is not ultimately consummated may result in a loss to us and reduce the amount of capital available to otherwise consummate a business combination. In no event will we pay any of our existing officers, directors or founding stockholders, or any entity with which they are affiliated, any finder’s fee in connection with the consummation of a business combination.

Acquisition Purchase Price and Determination of Fair Market Value

We intend to acquire 100% of all privately held companies in our target market through business combination. To accomplish this, we may seek to raise additional funds through credit facilities or other secured financings or a private offering of debt or equity securities if such funds are required to consummate such a business combination.

Prior to entering into an agreement for an acquisition target, the fair market value of such acquisition target will be determined by our directors and officers and submitted to our acquisition committee for review. Our acquisition committee will review all due diligence documentation with respect to any proposed acquisition targets and make recommendations to our board of directors to actively pursue or abandon negotiations with a potential acquisition target. The determination of fair market value of potential acquisition candidates will be based upon standards reviewed by our acquisition committee and ones we believe to be from our experience generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. The acquisition committee is a committee of our Board of Directors, and the committee, under the review of the Board, targets and qualifies prospective acquisitions.  We do not intend to seek a third party valuation or fairness opinion. However, in considering the entire fairness of a business combination to our stockholders, our acquisition committee and board of directors may determine that an independent valuation or fairness opinion will be necessary in satisfying its fiduciary duties under Nevada law, including in determining the fair market value of the acquired interests, in the event the valuation is a complex analysis. If no opinion is obtained, our public stockholders will be relying solely on the judgment of our officers, directors, acquisition committee and board of directors.

We currently are working pre-qualified of over 42 targets that seem to fit our criteria. We have the potential to enter into the California market which provides a much needed presence for NAS in this region.

NAS
Corporate
Nevada
Operations
Tuscon, AZ
Operations
Tempe, AZ
Operations
S. California
Operations

Our acquisition strategy is to combine all support functions into one location at NAS Corporate which includes accounting, estimating, purchasing, payroll, and marketing, which allows each of the subsidiaries to focus on core business strategies. This ensures tighter control of compliance issues while saving an estimated 5-15% of EBITDA, improving shareholder value.

Each new acquisition NAS brings into the Company, improves our structure at a Corporate level while allowing more geographic areas to be serviced.

Industry Overview

The automation industry in the United States has been approximated to exceed over $500 billion in annual revenues per year. The automation industry is segmented, consisting of automation control and system divisions in companies that expand over various markets (Aerospace, Robotics, Transportation, Automotive, etc.). The industry is also fragmented by region.  We believe there is a need for consolidated in the fragmented industry in order to capitalize on better service and lower prices to the consumer.  We estimate, based on various external sources, the total automation market consists of over 21,000 publically and privately held companies operating both domestically and internationally across the globe. We currently operate in the southwest United States, in such states as New Mexico, Arizona, Nevada and California and the markets we serve include waste/water treatment, airport security systems, bottling plants, power plants, metals, mining, breweries, food processing, tire making, textiles, plastics, and production activities.

Suppliers and Raw Materials

We purchase and use components from third-party suppliers to assemble our control panels, and we use the software that is included in the delivery of these components. We do not purchase raw material. The components essential to the conduct of our business generally are available at competitive prices. Although we have a broad base of suppliers and contractors, we depend upon the ability of our suppliers and contractors to meet performance and quality specifications and delivery schedules. Typically, we are not immediately affected by price fluctuations for materials for components as say the building industry or auto manufacturers would be.  We have no specific contracts with our suppliers. We pay on net thirty days from delivery.  Our suppliers deliver electrical components which do not have a high concentration of one material or another.  For this reason, we typically do not see one fluctuation during the year but are notified of any increases which are well in advance so our costs can be passed along to our clients. We do run the risk if the cost of components runs to high, we could lose business as our clients may not want to pay the additional costs.  The amounts of materials are very specialized according to a client’s needs. For example, one component part needed for one client may not be purchased again for two years. This helps mitigate our cost of materials risk since the components are diversified and have different material parts.

Sales, Marketing and Advertising

Sales

We generate revenue by receiving sales orders.  We also bid for projects in the public forum, for which we usually are pre-qualified by the owner.  Pre-qualification packages are sent before the bid date for scrutiny. Once qualification is established, we offer our best price in bid form.

We currently have sales specialists, who are qualified in our industry to generate customers based on our assessment, and supply the customer contacts to our estimating specialists in our Nevada and Arizona locations. Before qualifying a sales specialist, management in our local branch offices requires that such sales specialists to have a minimum industry experience level of five years and illustrate proficient knowledge in controls and instrumentation in a variety of vertical markets such as water/wastewater, food and beverage, oil production, etc. They must also possess a college degree and good communication skills. Once the local branch management makes the assessment that a certain sales specialist is qualified to generate customers, our upper management conducts its own assessment based on the same criteria.

On October 14, 2008, we entered into a verbal Siemens Solutions Program Partner agreement to supply automation and controls into the water and wastewater industries. Siemens AG is a world class manufacturer of automation equipment. The Siemens sales force and distributors coupled with our sales force gives us excellent sales force penetration and coverage in the Southwestern United States. We currently use their sales team which provides us with information as to companies or contractors which need services of the type in which we can provide. This allows us to use their team to build contacts and generate business which in turn increases the amount of product we purchase from Siemens.

We also have sales relationships with all of the top automation hardware and software manufacturers including but not limited to General Electric, Rockwell Automation’s Allen-Bradley division, Schneider Electric’s Modicon division, Wonderware, and Intellution.  We do not have written agreements with these manufacturers. These companies trust our experience to integrate their product based on the customer referrals they provide us.

Advertising

We currently attract new customers by the use of trade shows, advertising in national publications, television spots, Construction Notebook, which is a public bid suppository publication, existing customer referrals, and our direct sales force. We often have repeat customers and our largest four customers for 2008 remain our largest four customers through the first quarter of 2009.

We have developed a “Brand Standards Manual” to help with the implementation and use of logos, letterhead and other products that brand our company.

We are currently planning an advertising campaign to exhibit at three national and three regional level tradeshows during 2009. We are currently advertising in local publications in Nevada and Arizona. In 2009, we also plan to advertise in national level publications such as Control Engineering and Automation.com.

Backlog

Backlog is a measure of work yet to be performed on contracts that have been awarded. This equates to future revenues as the work is completed. Backlog is an indicator of the future of a company. An increase in backlog over time indicates a growing company. As backlog increases, more staff, resources or technology are required or more efficient use of current staff, resources and technology need to be added. This then increases revenues, and the cycle repeats itself.

Backlog holds some level of risk. Because it measures the uncompleted work on contracts that have been received, contracts can usually only be canceled with a cancelation fee. We minimize this issue as much as possible by maintaining adequate staff, sharing resources, or outsourcing to reduce the amount of time to complete the contracts. By keeping close contact and carefully screening our customers concerning viability of the project, we are able to bypass the contracts that we see as being troublesome and concentrate on the ones that will be profitable.

Our current backlog represents contracts which we have started or have been awarded. The value of backlog represents revenue from current contracts to be received in the period represented.

 The following table contains a report of our backlog for the periods indicated for our operating subsidiaries Intecon and ISS:

	December 31, 2008		December 31, 2007
Intecon, Inc.	$ 1,110,154		$ 1,320,310
Intuitive System Solutions, Inc.	1,228,039		1,252,450
Total Backlog	$ 2,338,193		$ 2,572,760

Percentage of backlog realized in fiscal year 2008			2,058,208	80%
Percentage of backlog realized in fiscal year 2009	1,519,825	65%

Portion of backlog unrealized in fiscal year 2008			514,552	20%
Portion of backlog unrealized in fiscal year 2009	818,368	35%

Noted in the above table the Company has indicated the portions of backlog we believe are realizable and unrealizable in the respective periods represented. We noted that a majority of the backlog represented in 2007, was realized in 2008. The residual amount represents contracts which have extended processes and are noted in the contracts themselves. The Company also noted that the carry over noted for the current period of December 31, 2008, will be realized in fiscal year 2009. The Company noted further that the percentage of backlog realized in 2009 will be reduced given the overall economic conditions in our industry.

Customers

A small number of customers have historically accounted for a substantial portion of our net revenue. Sales to our four largest customers represented 58% and 71% of our net revenue during the years ended December 31, 2008 and 2007, respectively:

	Year Ended December 31,
	2008	2007
Customer A	27%	29%
Customer B	13%	19%
Customer C	9%	13%
Customer D	9%	10%

Our four largest customers disclosed in the financial statements were current customers for the fiscal year 2008 and are currently customers as of the date of this filing.  We expect that our largest customers will continue to account for a substantial portion of our net sales for the foreseeable future. The selection of our largest contributing customers was calculated by selecting the customers which contributed the most revenue in comparison with total revenue for the period examined (in this case fiscal years ended for December 31, 208 and December 31, 2007, respectively). Our largest customer rankings and their respective contributions to our net revenue have varied and will likely continue to vary from period to period. A majority of the revenue received from our major customers comprises building contracts associated with the revenue recognition policies that the Company conducts. As mentioned earlier service contracts represent a minimal percentage contribution to our overall revenue and therefore we based our selections solely on building contracts. Due to the nature of our business and our competition in the industry, our customer list is deemed proprietary information to our Company.

Corporations

We are able to provide corporations with automation and control services in many vertical market sectors. Through our growth by acquisition, we have purchased companies with expertise in vertical markets. By leveraging the expertise of one of our subsidiaries in the food and beverage industries, we are able to support the food and beverage industries in locations where we have historically been unable to enter the market.

We are able to negotiate contracts to support large food, beverage, oil, and airline companies nationally with support at a local level. This is highly advantageous to large corporations that want to standardize the design and implementation of their automation and control systems.

The following table represents the portions of our contracts noted as fixed-price and time and materials and the percentage of our revenues attributable to these contract types:

	Year Ended December 31
	2008		2007
Fixed-price contracts	$2,546,280	82%	$363,780	82%
Time and materials	441,061	18%	79,854	18%
Total revenue	$3,105,219		$443,634

Typically, the material terms of our fixed-price contracts are: (1) percentage of completion method, (2) invoicing terms, (3) deadlines for submittals, (4) wage rates and (5) start time. For time and material contracts, our material terms involve: (1) the start/end date and (2) price quotes for materials and percentage of labor allocated for the job.

Government Entities

We are able to negotiate contracts with general contractors at the national level to provide product and services to government entities such as the Transportation Security Administration, Tennessee Valley Authority, and Bureau of Reclamation.

Most contracts negotiated with general contractors hired by government entities are municipalities. The municipalities have budgeted work programs and building contracts within their budgets to the state. The municipalities have time duration for the overall job to be completed. Once the process of the building contracts move towards the portion of the works for our Company to conduct automation procedures (i.e. building panels or services rendered), the project is in its final stages. All payments made from the municipalities are secure by the municipality to the general contractor with a “payment bond” the payment bond ensures that the general contractor will be able to satisfy its vendors for the work performed in which NAS is a contributor at the automation sub-contracting level.

Original Equipment Manufacturers (OEMs)

We provide OEMs with design engineering services for product development when needed. This lowers overhead while providing the experience of a multi-talented controls system designer. Many times, our control panel shops can provide the OEM with control panels at a cost less than they can build it. Additionally, we are able to provide OEMs with national support at a local level on the equipment that they provide. This is of great benefit to the OEM because it eliminates the need for them to respond to warranty calls or provide startup services, and it also saves the OEM the expenses of travel, per diem, and lodging.

Products and Services

We have developed products for sale to OEMs as well as to the general marketplace. We have developed and provided control panels for large compressed air systems and flow control systems for a large air compressor manufacturer. We have also developed and distributed into the general marketplace a single point controller for evaporative coolers. We are currently looking for and developing new product for additional OEMs across the country.

We also provide automation and control update services to manufacturing equipment that can increase manufacturing efficiency, decrease waster, and reduce labor and maintenance costs.  Our specific services include the following:

We also provide automation and control update services to manufacturing equipment that can increase manufacturing efficiency, decrease waster, and reduce labor and maintenance costs.  Our specific services include the followg:

Control System Design – We have extensive experience in programming Programmable Logic Controller (PLC) based controls and PC-based Human Machine Interfaces (HMI). Our programming, panel building and startup expertise has been applied to many industries for both the design and start up of entire manufacturing lines. We also use industry-standard tools such as Microsoft Visual Studio and AutoCAD to develop custom solutions that tie the plant floor to the rest of the enterprise.

Enhanced HMI Design – Our customers rely on our HMI design capabilities to design an intuitive, easy to use machine interface,which reduces human error on machine operation and clear alarms that ease the troubleshooting of a failed part or require integration of the machine operating parameters or inventory consumed for MRP or ERP systems.

Retrofitting Existing Machinery – NAS has experience with retrofitting older machinery with new controls and control systems. In project after project, we have added years of new life to old machinery and greatly expanded the functionality of that machinery through integration of modern PLCs, PLC Programming and proving a modern HMI for the operator. Retrofitting existing machines and process lines with new controls can create tremendous savings and has enabled our customers to improve their position in a competitive market.

Custom Control Panel Fabrication – NAS builds Custom Control Panels based on the requirements of the process the panel is to control.  We have produced hundreds of custom panels which are built to Customer specifications, or are designed by our Engineers based on the desired functionality they are requiring.

Process Trending And Machine Trending – We provide systems to monitor and record plant floor processes for quality control and certification. We save our customers thousands of dollars by monitoring variables such as current draw, temperature, vibration and chemical composition.

Project Management, Consultation, and Startup Services – We provide project management, consultation and start up for control systems in a wide range of industries. We have experience in water/wastewater, oil refining, nuclear power, coal power production, bottling plants, food processing plants, solar power plants, pharmaceutical packaging plants, mining industry, among others offering turn-key solutions or just supporting various parts of a project.

Trouble Shooting & Repair – We service most makes of PLC, DCS, VFD and servos with a history of getting back to our customers within 4 hours of any machinery or automation control system emergency. Technicians are on 24/7 rotating schedule to service our Customers needs.

Programming – We have the expertise to program any piece of automation from Programmable Logic Controllers (PLCs), Supervisory Control and Data Acquisition (SCADA) control systems, variable frequency drives and Maintenance Enforcement Survey (MES) level data.

Field Service – Our field service technicians can support any type of automation that is serviceable.

AutoCAD and Promise – We are able to provide our customers with state of the art drawings using the latest technological drafting software.

Our control system designers can take a project from a concept to a functioning control design.  For example, we recently bid on a project for the Virgin Valley Water District who had 5 domestic water wells they wanted to use to serve customers in the Mesquite Nevada area which is booming and has growth issues.  One problem they were faced with the wells contained arsenic at levels which far exceeded the EPA's allowable standards.  Therefore, in order to use this water, they needed to build arsenic removal plants at each well site to not only surpass the EPA standard but remove the arsenic completely.  They hired a consulting engineering firm out of Salt Lake City to design the plants, Bowen Collins who produced contract bid documents for construction.  Our estimating staff did what we call in the industry as "Take Offs" for the automation and controls portion of the project.  Once the contact documents were reviewed and the instruments and control panel information was derived from the drawings and specifications, the team went to work on estimating our scope of the job which included pricing each field instrument and control panels for the job to completely automate each plant.  We were awarded the project, and the first procedure was the assignment of a project team to implement the project.  The team consisted of a project manager, project engineer, field installation manager, and technicians.  The next step was to conduct a sales-to-operations turn over meeting where the estimators delivered to the project team the scope of work to be completed and outline our responsibilities in the contract documents.  The project team went to work first by developing "Submittals" for the consulting engineer to review.  These consist of field instrument specifications, control panel specifications, electrical loop drawings, operations and maintenance manuals, etc. which fully complies with the contract documents.  These are then submitted for approval.  Once approved, our procurement department orders all components required for delivery.  PLC and control Panels start fabrication according to Project Drawings and are completed in our facility prior to being shipped to the field for installation. The Field Installation Manager coordinates installation with the other trades on the Project and the field technicians go to work on installing all components and conduct field calibrations. The Project Manager oversees all phases of the Project and attends weekly Project Meetings with the Owner, General Contractor, Mechanical Contractor, and Electrical Contractor for Project coordination. Once all field devices and Control Panels are installed and the Electrical Contractor has wired all components, field start-up and testing is conducted by the Project Engineer and all systems are then up and running.  Once the project is at that stage, these plants can run 24 hours a day, 7 days a week without any human intervention.

Technology

We implement and provide technology to our customers through our years of service knowledge with automation. Automation is applied differently to every application, so we assess the best way to provide automation to our customer’s needs and then implement it. We have to constantly stay abreast of the ever changing technological offerings. We aggressively look for the best talent available to deliver our products and services to customers. We provide an environment that enables our engineers and technicians to be the best service possible. It is our employees that implement and evoke technology whenever possible to create a more efficient workplace and customer solution.

Proprietary Rights

We do not own or license any patents or trademarks, and we have no immediate plans to do so. We do, however, believe that we may have developed certain proprietary rights relating to our processes and procedures that we have developed over the years to ensure that our customers’ needs are met.  Such rights specifically relate to the way in which we; construct our bids for automation control projects, use the relevant software to produce our designs and control panels, program the relevant software,  assemble our control panels and hardware, and achieve installation of our control panels and hardware. We have not filed any application with any government agency for protection or registration of these rights. We rely upon a combination of nondisclosure and other contractual arrangements to protect our proprietary rights.

Competition

The automation control industry is intensely competitive. Many of our competitors have longer operating histories, greater name recognition, larger user bases and significantly greater financial, technical and sales and marketing resources than we do. A handful of larger automation control companies, such as Emerson Electric Company, Rockwell Automation, Inc. and Honeywell International, Inc. dominate the market as they offer national as well as worldwide support for the corporate and government clients they serve. Depending on the particular customer or market involved, our business competes on a variety of factors, such as price, quality, reliability, delivery, customer service, performance, applied technology, product innovation and product recognition. Brand identity, service to customers and quality are generally important competitive factors for our products and services, and there is considerable price competition. While our competitive position varies, we believe we are a progressing to be significant competitor in the marketplace.

As we strive to position ourselves as a leading system integrator and UL Certified panel facility, we believe that our business model allows us the opportunity to provide our customers with an excellent product and quality service that amalgamates our strengths of design, implementation, training, execution, and experience. In this regard, we believe that our business strategy, which is based on certain of our core competencies, provides us with several significant competitive advantages:

Product & Project Management

As a system integrator and with UL Certified panel facility with a strong and historic track record of project completion and client satisfaction, we believe that our exceptional ability to engineer, construct , and manage complex projects , often in geographically challenged locations , provides us with a unique and distinct competitive advantage even though some of our competitors dominate the market and there are greater financial resources available to our competitors because of our competitive prices. Our competitive advantage is mainly due to the experience and reputation our project teams maintain in successfully completing such geographically challenged projects.  We strive to complete our projects on schedule while meeting or exceeding all client specifications. We are continuously identifying cost efficiencies so our clients attain not only their performance requirements but also their budgetary needs. By reducing costs through consolidation of accounting, management, estimating, employee benefits, blanket purchase agreements with vendors, we can deliver products and services less expensively than a local regionalized competitor, even in geographically challenged locations.

Compelling Services and Sustainable Customer Proposition

We attract, maintain, and serve customers across a broad spectrum of industries by providing our diversified automation system and control services. We feel that our market diversity is a key strength of our company that will provide us with the ability to achieve more consistent growth and deliver solid returns in the long-term. While we aggressively work towards pursuing and serving new clients, we also believe in fostering long-term relationships we have built with our major customers allowing us to better understand and be more responsive to our customers’ needs.

Strong Ownership and Experienced Management Team

We believe the vast experience of our senior management team fosters an entrepreneurial culture, has a long track record of operational excellence, has a proven ability to acquire and integrate complementary businesses, coupled with the dedication and global experience of our board of directors will enable us to become one of the leading brands in the industry.

Successful, Disciplined Acquisition Program

To complement our organic growth, we have a highly disciplined due diligence program to evaluate, execute, and integrate acquisitions. We anticipate completing 10 to 20 acquisitions over the next three years with our dedication and commitment to improve the overall operating performance of our acquired businesses while significantly contributing to our long-term growth and success.

Employees

As of April 24, 2009, the parent company has 6 employees, all of which are full-time employees, ISS has 10 employees, all of which are full-time employees, and Intecon has 15 employees, all of which are full-time employees.  Three of our employees are electrical engineers, four are control engineers, one is an estimating engineer, one is sales engineers, eleven are technicians, two are project managers, four are members of our accounting staff, two are administrative staff, and three are part of management .

PROPERTIES

The Company leases office space on a month to month basis under operating lease agreements with original lease periods of up to 5 years. The lease term begins on the date of initial possession of the lease property for purposes of recognizing lease expense on a straight-line basis over the term of the lease. Lease renewal periods are considered on a lease-by-lease basis and are generally not included in the initial lease term.

The Company’s lease obligation for its office in Henderson, Nevada is with a non-related third party for $ 3,100 per month, which is under a month - to - month rental agreement with no future annual minimum payments.

On December 26, 2007, the Company acquired its wholly owned subsidiary Intecon, Inc. which has an operating lease for its office and manufacturing services located in Tempe, Arizona. This operating lease is with a non-related third party for $6,974 per month with an annual increase. See table below for future payments to office rent:

From	Through	Sq. footage	$ per sq. ft	Annual rent	Monthly rent

1/1/2009	12/31/2009	9,176	9.36	$87,172	$7,157
1/1/2010	12/31/2010	9,176	9.60	$89,374	$7,341
1/1/2011	4/30/2011	9,176	9.84	$37,622	$7,524

On September 1, 2008, the Company entered into an operating lease for our sales office located in Tucson, Arizona. This operating lease is a month-to-month lease with a non-related third party for $440 per month with no annual increase.

On February 1, 2009, the Company entered into an operating lease for machinery and equipment located at our ISS subsidiary in Henderson, Nevada. This operating lease is with a related party, Mr. Hanley. The operating lease is a month-to-month lease for $600 per month with no annual increase.

On February 10, 2009, the Company entered into an operating lease for our corporate offices located in Henderson, Nevada. This operating lease is a 3 year lease with a non-related third party for $2,650 per month with a 4% annual increase. See table below for future payments to office:

From	Through	Sq. footage	$ per sq. ft	Annual rent	Monthly rent

2/1/2009	12/31/2009	1,600	1.65	$29,150	$2,650
1/1/2010	12/31/2010	1,600	1.71	$32,832	$2,736
1/1/2011	12/31/2011	1,600	1.78	$24,176	$2,848
1/1/2012		1,600	1.78	$2,848	$2,848

                We do not own any property.

LEGAL PROCEEDINGS

We are not currently a defendant to any legal proceeding or governmental proceeding nor are we currently aware of any pending legal proceeding or governmental proceeding proposed to be initiated against us. There are no proceedings in which any of our current directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to us.

On April 23, 2009, the Company entered into a lawsuit against Trafalgar Capital Group. The Company is the Plaintiff, charging Trafalgar with usurious lending practices.

MANAGEMENT

Our executive officers and directors and their respective ages and positions are as follows:

Name	Age	Position

Robert W. Chance	51	President, Chief Executive Officer, acting Chief Financial Officer and Director of National Automation Services, Inc.

Jody R. Hanley	47	Director of National Automation Services, Inc.; President of Intuitive System Solutions, Inc.

Manuel Ruiz	44	Secretary and Director of National Automation Services, Inc.; Secretary of Intuitive System Solutions, Inc.

Robert H. O’Connor	64	Independent Director of National Automation Services, Inc.

Brandon Spiker	39	Vice President of Operations of National Automation Services, Inc.; President of Intecon, Inc.

David Marlow	45	Vice President of Sales and Marketing of National Automation Services, Inc.; Vice President of Sales of Intecon, Inc.

Robert W. Chance has served as President, Chief Executive Officer and a director of National Automation Services, Inc. since 2007 and acting Chief Financial Officer since September 2008. From July 2005 to June 2007, Mr. Chance was Chief Operations Officer of Nytrox Systems while currently serving as Vice President of our wholly owned subsidiary Intuitive System Solutions, Inc. Prior to July 2005, Mr. Chance held management positions in four Fortune 100 companies including Siemens, Johnson Controls, Honeywell IAC and Fisher Controls International over the course of his 30 year career in the automation and controls industry.

 Jody R. Hanley has served as a director of National Automation Services, Inc. since 2007. He is the President and one of the original owners and founders of our wholly owned subsidiary Intuitive System Solutions, Inc. Mr. Hanley has been involved in the day-to-day operations of Intuitive System Solutions, Inc. as an officer since April 2001. Mr. Hanley has over 21 years of supervisory and managerial experience including five years as a project manager and facility maintenance manager for Merck Medco, a Fortune 50 company.

 Manuel Ruiz has served as Secretary and a director of National Automation Services, Inc. since 2007. He is one of the original owners and founders of our wholly owned subsidiary Intuitive System Solutions, Inc. Mr. Ruiz has been involved in the day-to-day operations of Intuitive System Solutions, Inc. as an officer since April 2001. Mr. Ruiz has over 21 years of experience and expertise in PLC system programming and design including process control and electrical engineering. Mr. Ruiz also worked for Honeywell, a Fortune 100 Company, for over 2 years designing building automation systems and industrial related control projects.

Robert H. O’Connor has served as an independent director of National Automation Services, Inc. since 2007. Mr. O’Connor is currently the sole owner of O’Connor Mortgage and Investment Company (“OCMI”), which he established in 1981. Through OCMI, he has developed substantial business experience in the course of originating real estate and business loans through California with the Bay Area being the primary, but not exclusive venue for his activities. Mr. O’Connor has developed, built and acquired both commercial and residential properties. He is also an investor in early stage companies of varying kinds. Prior to founding OCMI, Mr. O’Connor was with Pacific Gas & Electric for 20 years.

Brandon Spiker has served as Vice President of Operations of National Automation Services, Inc. since December 31, 2007. He is the President of our wholly owned subsidiary Intecon, Inc. Mr. Spiker has been involved in Intecon’s day-to-day operations since its formation in March 1999.

David Marlow has served as Vice President of Sales and Marketing of National Automation Services, Inc. since December 31, 2007. He is the Vice President of Sales of our wholly owned subsidiary Intecon, Inc. and has been involved in Intecon’s day-to-day operations since its formation in March 1999. Mr. Marlow’s background is in sales and marketing of industrial process equipment and controls.

Family Relationships

There are no family relationships, or other arrangements or understandings between or among any of the directors, executive officers or other person pursuant to which such person was selected to serve as a director or officer.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

•	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Board Committees and Director Independence

Our board of directors has established an audit committee, a compensation committee, a nominating committee, an acquisition committee and a management advisory board.

Audit Committee

The audit committee provides assistance to our board of directors in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions. The audit committee also oversees the audit efforts of our independent registered public accounting firm and takes those actions as it deems necessary to satisfy it that the auditors are independent of management. The audit committee currently consists of Robert O’Connor, an independent director of management.

Our board of directors has determined that it does not have a member of the board that qualifies as an “audit committee financial expert” as defined in the rules and regulations of the Securities and Exchange Commission, and is “independent” as the term is defined by Rule 4200(a)(15) of the NASDAQ Marketplace Rules. We believe that the members of our board of directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. However, we are considering appointing an independent qualified financial expert to our board of directors in order to strengthen and improve its internal disclosure controls and procedures.

Compensation Committee

The compensation committee determines our compensation policies and forms of compensation provided to our directors and officers. The compensation committee also reviews and determines bonuses for our officers and other employees. In addition, the compensation committee reviews and determines stock-based compensation for our directors, officers, employees and consultants and administers our stock option plan. The current member of the compensation committee is Robert O’Connor, an independent director of management operations.

Nominating Committee

The nominating committee assists our board of directors in fulfilling its responsibilities relating to identification of individuals qualified to become board members and recommendation of director nominees to the board of directors prior to each annual meeting of stockholders and recommendation of nominees for any committee of the board. The nominating committee currently consists of Robert W. Chance and Robert H. O’Connor, one independent director and one member of management.

Acquisition Committee

The acquisition committee is responsible for reviewing our business acquisition strategy and activities and making recommendations to the board of directors with respect to those matters, as well as any other matters related to the general oversight and implementation of our business acquisition strategy. The acquisition committee currently consists of Robert W. Chance and Jody R. Hanley.

 Management Advisory Board

The management advisory board provides our board of directors with information, advice, and recommendations concerning our business development, corporate strategy, financial management, and other general issues affecting our day-to-day operations. The management advisory board currently consists of Robert W. Chance, Jody R. Hanley and Brandon Spiker.

Director Independence

We believe that the following director is considered “independent” under Rule 4200(a) (15) of the National Association of Securities Dealers listing standards: Robert O’Connor.

EXECUTIVE COMPENSATION

Director Compensation

Our directors do not currently receive any cash compensation for service on our board of directors or any committee, although we do reimburse directors for their reasonable out-of-pocket expenses associated with attending meetings. Our directors are eligible for option and restricted stock grants.

No compensation was paid to our employee directors for services as a director during the year ended December 31, 2008. The following table sets forth information concerning the compensation of our non-employee directors for the fiscal year ended December 31, 2008.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)

Robert O’Connor	0	490,000	0	0	0	0	490,000
William Strachan (2)	0	165,000	0	0	0	0	165,000

(1)

The aggregate number of stock awards and option awards issued to each non-employee director and outstanding as of December 31, 2008 is 7,082,143 and 0, as of December 31, 2007. We granted the shares to each non-employee director and valued the stock award based on the aggregate grant date fair value computed in accordance with FAS 123R.

(2)	Mr. Strachan is no longer a director of our company and served as Chairman of our board of directors and an independent director from June 2007 to September 30, 2008.

Executive Compensation

The following table sets forth all compensation earned during the fiscal years ended December 31, 2008, 2007, and 2006 by (i) our Chief Executive Officer (principal executive officer), (ii) our Chief Financial Officer (principal financial officer), (iii) the three most highly compensated executive officers other than our CEO and CFO who were serving as executive officers at the end of our last completed fiscal year , whose total compensation exceeded $100,000 during such fiscal year ends, and (iv) up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of our last completed fiscal year, whose total compensation exceeded $100,000 during such fiscal year ends . We refer to all of these officers collectively as our “named executive officers.”

Summary Compensation Table

Name & Principal Position	Year	Salary ($)		Bonus ($)(4)		Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Robert W. Chance,	2008	104,000		0		340,000	0	0	0	440,000
CEO	2007	78,923	(2)	10,000	(3)	252,000	0	0	0	340,923
	2006(2)	4,492	(2)	0		0	0	0	0	4,492

Manual Ruiz,	2008	104,000		0		340,000	0	0	0	440,000
Secretary	2007	104,000		10,000	(3)	252,000	0	0	0	366,000
	2006	5,600		0		0	0	0	0	5,600

Jody R. Hanley,	2008	104,000		0		340,000	0	0	0	440,000
President of ISS	2007	104,000		10,000	(3)	252,000	0	0	0	366,000
	2006	5,600		0		0	0	0	0	5,600

Paul Enright, former CEO	2006	0		0		0	0	0	0	0

Raymond Talarico, former CEO	2007	0		0		0	0	0	0	0

(1)

The Company determines the value of stock issued at the date of grant, computed in accordance with FAS 123R. The Company determines at the date of grant the value of stock at fair market value or the value of services rendered (based on contract) whichever is more readily determinable. Absent to any contract amount directly the value of stock to fair value of services the Company values stock  using the closing stock price on the date of grant as reported from listed stock trading companies (i.e. yahoo finance, big charts, stockhouse, etc.)

(2)

During 2007, Mr. Chance work part-time at ISS, which performed a reverse merger in the fourth quarter of 2007 when he started working full time at the Company. The 2006 salary was as the CEO of Intuitive Systems Solutions, Inc.

(3)

This bonus was awarded for services on the Board and additional sales and operations services outside the named executive officer’s employment agreement.

(4)

Bonus amounts for 2009 have not yet been determined by the board of directors. The Board of Directors will determine bonus amounts during the fourth quarter and will be determined based on performance criteria.

Employment Agreements with Named Executive Officers

Robert Chance

On February 14, 2007, we entered into an employment agreement with Robert Chance. Pursuant to the employment agreement, we agreed to pay Mr. Chance $104,000 per year at monthly or more frequent intervals and to provide him with such supplemental benefits as we may from time to time provide to our full-time employees in similar positions as Mr. Chance. Mr. Chance is subject to certain non-compete restrictions for so long as he is employed by us and for a one-year period after the end of his employment. He is also subject to certain non-disclosure restrictions at all times during and after his employment. The term of the agreement is for a two-year period and will continue for successive periods of one year each, unless either party terminates the employment at the end of the then-current period by giving written notice at least 30 days prior to the end of such employment period. Mr. Chance’s employment will terminate upon the first to occur of the expiration of the period as described in the preceding sentence, the death or total and permanent disability of Mr. Chance, our election to terminate Mr. Chance due to a material breach by Mr. Chance of any of his covenants under the employment agreement, or our election to terminate Mr. Chance for cause. We shall review the above salary at annual intervals and may make any increases we may deem appropriate. Any increases made in Mr. Chance’s salary shall be made effective as soon as may be practicable following each review. To the extent not covered by our disability insurance, if any, if Mr. Chance is unable to perform his services during the term of this agreement by reason of illness or incapacity, he shall receive his full compensation during the first two (2) months of such disability. If such disability should continue for longer than two (2) months, the compensation otherwise payable to Mr. Chance during the continued period of disability shall be reduced by fifty percent (50%) provided such continued period of disability lasts no longer than four (4) months. Mr. Chance’s full compensation shall be reinstated upon his return to employment and the discharge of his full duties hereunder. This provision shall not be operative until all benefits under our  long-term disability insurance plan, if any, have been calculated and shall not be considered in determining the amount of benefits under any such insurance plan. If Mr. Chance dies during the term of this Agreement, this Agreement shall be terminated; provided, however, the Company shall pay to the estate of Mr. Chance any salary which would have otherwise been earned for the balance of the month in which the Mr. Chance’s death occurred, plus two (2) years additional Monthly Base Pay ..

On October 12, 2007, we amended Mr. Chance’s employment agreement to change the beginning of the term of the agreement to October 12, 2007 and to start all time periods stated in the agreement from the new date.

Jody Hanley

On February 14, 2007, entered into an employment agreement with Jody Hanley, all of the material terms of our employment agreement with Mr. Hanley are identical to those of our employment agreement with Mr. Chance as described above.

On October 12, 2007, we amended Mr. Hanley’s employment agreement to change the beginning of the term of the agreement to October 12, 2007 and to start all the time periods stated in the agreement from the new date.

Manuel Ruiz

On February 14, 2007, we entered into an employment agreement with Manuel Ruiz. All of the material terms of our employment agreement with Mr. Ruiz are identical to those of our employment agreement with Mr. Chance as described above.

On October 12, 2007, we amended Mr. Ruiz’s employment agreement to change the beginning of the term of the agreement to October 12, 2007 and to start all time periods stated in the agreement from the new date.

Termination of Employment, Change in Control or Change in Responsibilities of Named Executive Officers

Except as disclosed in this prospectus, there are no compensatory plans or arrangements with any named executive officer (including payments to be received from our parent company or any of our subsidiaries), which result or will result from the resignation, retirement or any other termination of employment of such named executive officer or from a change of control of our parent company or any of our subsidiaries or any change in such named executive officer’s responsibilities following a change in control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Described below are certain transactions or series of transactions, since January 1, 2007 , between us and our executive officers, directors and the beneficial owners of 5% or more of our common stock, on an as converted basis, and certain persons affiliated with or related to these persons, including family members, in which they had or will have a direct or indirect material interest in an amount that exceeds the lesser of $120,000 or 1% of the average of our total assets as of year-end for the last three completed fiscal years, other than compensation arrangements that are otherwise required to be described under “Executive Compensation.

On October 2, 2007, we entered into a Stock Purchase and Plan of Reorganization Agreement with Intuitive System Solutions, Inc. (“ISS), the shareholders of ISS, TBeck Capital, Inc. and 3 JP Inc (known collectively as TBeck).  Pursuant to the agreement, the ISS shareholders agreed to exchange all of their shares of ISS for 22,000,000 shares (55% ownership) of the Company. TBeck Capital provided the funds necessary in order to purchase the public shell. TBeck purchased 1,126,745 shares of ISS common stock for cash in the amount of $506,000. TBeck received 4,000,000 restricted shares and 14,000,000 free trading shares (total consideration 18,000,000 shares) of NAS common stock for funding the purchase of the shell, the cash purchase of ISS shares and capital funding for the reverse merger.  For consideration of NAS shares, TBeck returned the 1,126,745 shares of the ISS. The return of ISS shares resulted in TBeck receiving 18,000,000 for the value of cash paid for ISS common stock of $506,000; the purchase of the public shell (now known as NAS) for the amount of $250,000 and a promissory note to NAS for cash in the amount of $244,000 for a total consideration of the reverse merger acquisition in the amount of $1,000,000. Ron Williams had voting and dispositive power over the shares issued to TBeck at the time of issuance. For accounting purposes the acquisition has been treated as a recapitalization of ISS with ISS as the acquirer in this reverse merger. The historical financial statements prior to October 2, 2007 are those of ISS.

                On December 21, 2007, the Company entered into an employment agreement with an officer of Intecon, Inc. The employment agreement was a part of the acquisition agreement. Pursuant to the agreement, National Automation Service, Inc. (“NAS”) employed the officer for a minimum of (2) two year term (from January 1, 2008 through December 31, 2010) with the option of extending the agreement for compensation in the amount of $104,000 salary annually and a retention bonus of 1,500,000 shares of restricted stock. The stock was awarded on March 25, 2008.

On December 21, 2007, the Company entered into an employment agreement with an officer of Intecon, Inc. The employment agreement was a part of the acquisition agreement. Pursuant to the agreement, National Automation Service, Inc. (“NAS”) employed the officer for a minimum of (2) two year term (from January 1, 2008 through December 31, 2010) with the option of extending the agreement for compensation in the amount of $125,000 salary annually and a retention bonus of 1,500,000 shares of restricted stock. The stock was awarded on March 25, 2008.

On December 26, 2007, the Company entered into a promissory note agreement with an owner of Intecon, Inc. Pursuant to the agreement, NAS paid to the owner for purchase of Intecon, Inc. the amount of $90,000 to be paid no later than 60 days after closing date. As of March 28, 2008, the Company paid the balance in full.

On December 26, 2007, the Company entered into a promissory note agreement with an owner of Intecon, Inc. Pursuant to the agreement, NAS paid to the owner for purchase of Intecon, Inc. the amount of $120,000 to be paid no later than 60 days after closing date. As of March 28, 2008, the Company paid the balance in full.

On December 26, 2007, the Company entered into a promissory note agreement with an owner of Intecon, Inc. Pursuant to the agreement, NAS paid to the owner for purchase of Intecon, Inc. the amount of $90,000 to be paid no later than 60 days after closing date. As of March 28, 2008, the Company paid the balance in full.

On February 12, 2008, we entered into an oral loan agreement with one of our directors , pursuant to which the director loaned the Company $45,000 with 0% interest.   We repaid the loan on March 28, 2008.

On June 30, 2008, we entered into a verbal loan agreement with one of our independent directors, pursuant to which the director loaned the Company $130,000 with no interest or repayment terms . On July 23, 2008, we paid $30,000 cash to the independent director as partial payment of the loan.  On September 22, 2008, we issued 357,153 shares of restricted common stock in order to satisfy the outstanding interest of the loan at August 31, 2008. On November 12, 2008, the Company issued an additional 1,000,000 shares of its restricted common stock valued at

$100,000 in order to satisfy the additional interest accumulated for the $100,000 loan. The shares were valued at market value on November 12, 2008 which was $.10 per share. On December 19, 2008, the Company repaid $50,000 to the loan. As of the date of these financial statements the balance of the loan remains outstanding.

On November 5, 2008, the Company entered into agreement promissory note with a director of the Board, for $77,000. The terms of the loan were to repayment of the loan in the amount of $72,000 with the addition of a $5,000 fee for interest. As of the date of these financial statements the loan remains outstanding.

On November 12, 2008, we issued an additional 1,000,000 shares of restricted common stock valued at $100,000 to one of our directors in order to satisfy the additional interest accumulated for our $100,000 loan from the director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of May 1, 2009 , with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Title of Class	Name of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percentage Ownership (2)

Common Stock	Robert W. Chance +	7,301,633	11.50%

Common Stock	Jody R. Hanley +	9,483,333	13.85%

Common Stock	Manuel Ruiz +	9,483,333	13.85%

Common Stock	Robert H. O’Connor +(3)	6,507,143	8.70%

Common Stock	Brandon Spiker +	1,650,000	2.41%

Common Stock	David Marlow +	1,650,000	2.41%

Common Stock	All Executive Officers and Directors as a Group (6 persons)	36,075,442	48.26%

TOTAL		36,075,442	48.26%

+ Indicates an executive officer or director

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o National Automation Services, Inc., 2470 St. Rose Parkway Ste 311, Henderson NV 89074.
(2)

Applicable percentage ownership is based on 74,752,768 shares of common stock outstanding as of April 16, 2009. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

(3)

Includes (i) 225,000 shares of common stock held by immediate family members, (ii) 500,000 shares of common stock held by O’Connor Mortgage, an entity Mr. O’Connor controls and (iii) 2,000,000 shares of common stock held by the O’Connor Trust, a trust which Mr. O’Connor is the trustee.

DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

We are authorized to issue 200,000,000 shares of common stock, par value $0.001 per share. As of May 1, 2008, we had 74,752,768 shares of common stock issued and outstanding and approximately 360 stockholders of record of our common stock. This prospectus relates to the sale of 11,631,748 shares of our common stock.

The holders of the shares of our common stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon the liquidation, dissolution or winding up of the affairs of our company. Holders of shares of common stock do not have preemptive, subscription or conversion rights.

Holders of shares of common stock are entitled to one vote per share on all matters which stockholders are entitled to vote upon at all meetings of stockholders. The holders of shares of common stock do not have cumulative voting rights, which mean that the holders of more than 50% of our outstanding voting securities can elect all of the directors of our company.

The payment by us of dividends, if any, in the future rests within the discretion of our board of directors and will depend, among other things, upon our earnings, capital requirements, debt covenants and financial condition, as well as other relevant factors. We have not paid any dividends since our inception and we do not intend to pay any cash dividends in the foreseeable future, but intend to retain all earnings, if any, for use in our business. There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend, we would not be able to pay our debts as they become due in the usual course of business, or our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

SELLING STOCKHOLDERS

The table below lists the selling stockholders and other information regarding the beneficial ownership of the common shares by the selling stockholders. Column B lists the number of shares of common stock beneficially owned by each selling stockholder as of May 1, 2009. Column C lists the number of shares of common stock that may be resold under this prospectus. Column D lists the number of shares of common stock that will be beneficially owned by the selling stockholders assuming all of the shares covered by this prospectus are sold.  Column E lists the percentage of class beneficially owned based on 74,752,768 shares of common stock outstanding on May 1, 2009. Except as noted in the table below, the selling stockholders has not had any material relationship with us within the past three years. None of the selling stockholders is a registered broker-dealer or an affiliate of a broker-dealer.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to our common shares. Common shares subject to convertible debentures, warrants or options that are currently convertible or exercisable or convertible or exercisable within 60 days after May 1, 2009 are deemed to be beneficially owned by the person holding those securities for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other stockholder (see next page for table).

Name of Selling Shareholder (A)	Securities Beneficially Owned Prior to Offering (B)	Securities Being Offered (C)	Securities Beneficially Owned After Offering (D)	% Beneficial Ownership After Offering (E)

Al Mirza	200,000	200,000	—	*
Angelo Viard	100,000	100,000	—	*
Barry Woods	500,000	100,000	400,000	*
Belden C Hedgpeth	37,037	37,037	—	*
Brandon Manumaleuna	185,185	185,185	—	*
Clyde A Stevick	37,037	37,037	—	*
Draco Financial LLC (1)	780,000	430,000	350,000	*
Dwayne Evenson	20,000	20,000	—	*
Edward Van Reuth	37,037	37,037	—	*
Equity Trend (2)	250,000	250,000	—	*
Fred Vannata	20,000	20,000	—	*
Geremia Palomba	312,500	312,500	—	*
Gianpiero Balestrieri	4,500,000	4,500,000	—	*
Jeffrey Paltrow	170,000	170,000	—	*
Jeremy Briggs	250,000	250,000	—	*
Katluska Mandragon	18,518	18,518	—	*
Knightsbridge Capital Group (3)	112,500	112,500	—	*
Lance Lindsey	20,000	20,000	—	*
Massimo Mastruzzi	312,500	312,500	—	*
Marc Haine	200,000	200,000	—	*
Mary Ann Hammerbeck	37,037	37,037	—	*
Michael Giordano	185,185	185,185	—	*
Michael Prigle	20,000	20,000	—	*
Orion Corcilius	40,000	40,000	—	*
Pamela Gayle St. Germaine	450,000	100,000	350,000	*
Randy Janey	2,625,000	2,625,000	—	*
Richard Bergstrom	100,000	100,000	—	*
Richard P Lesnick	20,000	20,000	—	*
Rodolfo & Evelyn Herbello	2,000,000	2,000	1,998,000	2.7
Ronald & Elizabeth Krochak	250,000	250,000	—	*
Scott Daigleish	89,286	89,286	—	*
Stefano Pietrobono	312,500	312,500	—	*
Terry Winn	30,000	30,000	—	*
The CR Evans Trust (4)	37,037	37,037	—	*
Thomas P Towsley	15,000	15,000	—	*
Timothy Arnswald	203,704	203,704	—	*
Villa Vincent Inc. (5)	20,000	20,000	—	*
W. Dale Everett	125,000	125,000	—	*
Winn Family Revocable Trust (6)	60,000	60,000	—	*
Wyatt K. Mitcham	62,500	62,500	—	*
Total	14,729,748	11,631,748	3,098,000	*

______________________________

* Indicates less than one percent (1%).

(1)	The natural persons with dispositive and voting power on behalf of this selling stockholder are Rick Esquival and Jeff Paltrow.

(2)	The natural person with dispositive and voting power on behalf of this selling stockholder is Tom Mahoney.

(3)	The natural person with dispositive and voting power on behalf of this selling stockholder is Alyce Schreiber.

(4)	The natural person with dispositive and voting power on behalf of this selling stockholder is Charles R. Evans.

(5)	The natural person with dispositive and voting power on behalf of this selling stockholder is Villa Vincent.

(6)	The natural person with dispositive and voting power on behalf of this selling stockholder is Roger Winn.

The following is a listed detail of stock issued as a part of the above table for registered shareholders:

•

On July 21, 2008, the Company issued 185,185 shares to Adrian Crisan as a part of the TBeck issue.

•

On July 11, 2008, the Company issued 100,000 shares to Angelo Viard for services provided to the Company, valued at $0.27 per share.

•

On October 15, 2008, the Company issued 100,000 shares to Barry Woods as a split of shares from a prior director as a gift consideration.

•

On July 21, 2008, the Company issued 37,037 shares to Belden C Hedgpeth as a part of the TBeck issue.

•

On July 21, 2008, the Company issued 185,185 shares to Brandon Manumaleuna as a part of the TBeck issue.

•

On July 21, 2008, the Company issued 37,037 shares to Clyde A, Stevick as a part of the TBeck issue.

•

On April 4 and October 21, 2008, the Company issued 430,000 shares to Draco Financial LLC for services to the Company, valued at $0.20 on April 4 and $0.17 on October 21 per share. Draco Financial, LLC provides investor relations services for the Company.

•

On May 19, 2008, the Company issued 20,000 shares to Dwayne Evenson as a part of the TBeck issue.

•

On May 19, 2008, the Company issued 37,037 shares to Edward Van Reuth as a part of the TBeck issue.

•

On October 21, 2008, the Company issued 250,000 shares to Equity Trend for services to the Company, valued at $0.17 per share.

•

On May 19, 2008, the Company issued 20,000 shares to Fred Vannata as a part of the TBeck issue.

•

On February 4, 2009, the Company issued 312,500 shares to Geremia Palomba for cash consideration at $0.04 per share.

•

On July 21, 2008, August 8, 2008 and January 19, 2009, the Company issued 4,500,000 shares to Gianpiero Balestrieri as advisor to the Company’s management, valued at $0.27, $0.23 and $0.12 per share, respectively.

•

On October 21, 2008, the Company issued 170,000 shares; 100,000 to Jeffrey Paltrow for services to the Company and 70,000 as a split of shares from a prior director valued at $0.17 per share.

•

On January 19, 2009, the Company issued 250,000 shares to Jeremy Briggs for services to the Company valued at $0.12 per share.

•

On May 19, 2008, the Company issued 18,518 shares to Katluska Mandragon as a part of the TBeck issue.

•

On December 19, 2008, the Company issued 112,500 shares to Knightsbridge Capital Group as a split of shares from a director. Shares were returned to transfer agent to issue through board resolution minutes as of April 22, 2009, for consulting services valued at $0.11 per share.

•

On May 19, 2008, the Company issued 20,000 shares to Lance Lindsey as a part of the TBeck issue.

•

On February 4, 2009, the Company issued 312,500 shares to Massimo Mastruzzi for cash consideration valued at $0.04 per share.

•

On May 19, 2008, the Company issued 200,000 shares to Marc Haine as a part of the TBeck issue.

•

On May 19, 2008, the Company issued 37,037 shares to Mary Ann Hammerbeck as a part of the TBeck issue.

•

On July 21, 2008, the Company issued 185,185 shares to Michael Giordano as a part of the TBeck issue.

•

On May 19, 2008, the Company issued 20,000 shares to Michael Prigle as a part of the TBeck issue.

•

On May 19, 2008, the Company issued 40,000 shares to Orion Corcilius as a part of the TBeck issue.

•

On October 15, 2008, the Company issued 100,000 shares to Pamela Gayle St. Germaine as a split of shares from a prior director as a gift consideration.

•

On February 19, 2009 and March 30, 2009, the Company issued 2,625,000 shares to Randy Janey for cash consideration valued at $0.06 per share.

•

On May 19, 2008, the Company issued 100,000 shares to Richard Bergstrom as a part of the TBeck issue.

•

On August 25, 2008, the Company issued 20,000 shares to Richard P Lesnick as a part of the TBeck issue.

•

On May 19, 2008, the Company issued 2,000 shares to Rodolfo & Evelyn Herbello as a part of the TBeck issue.

•

On May 19, 2008, the Company issued 150,000 shares to Ronald & Elizabeth Krochak as a part of the TBeck issue.

•

On August 25, 2008, the Company issued 89,286 shares to Scott Daigleish as a part of the TBeck issue.

•

On February 19, 2009, the Company issued 312,500 shares to Stefano Pietrobono for cash consideration valued at $0.06 per share.

•

On May 19, 2008, the Company issued 30,000 shares to Terry Winn as a part of the TBeck issue.

•

On May 19, 2008, the Company issued 37,037 shares to The CR Evans Trust as a part of the TBeck issue.

•

On May 19, 2008, the Company issued 15,000 shares to Thomas P. Towsley as a part of the TBeck issue.

•

On May 19, 2008, the Company issued 203,704 shares to Timothy Arnswald as a part of the TBeck issue.

•

On May 19, 2008, the Company issued 20,000 shares to Villa Vincent Inc as a part of the TBeck issue.

•

On February 19, 2009, the Company issued 125,000 shares to W. Dale Everett for cash consideration valued at $0.06 per share.

•

On May 19, 2008, the Company issued 60,000 shares to Winn Family Revocable Trust as a part of the TBeck issue.

•

On May 19, 2008, the Company issued 62,500 shares to Wyatt K. Mitcham as a part of the TBeck issue.

PLAN OF DISTRIBUTION

We are registering shares of our common stock for resale by the selling stockholders identified in the section above entitled “ Selling Stockholders .” We will receive none of the proceeds from the sale of these shares by the selling stockholders . The common stock may be sold from time to time to purchasers:

•

on the Pink Sheets or any other stock exchange, market or trading facility on which the shares are traded at a fixed price of $0. 14 until our securities are quoted on the OTC Bulletin Board or listed for trading or quotation on any other public market, and thereafter at prevailing market prices or privately negotiated prices.

• through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the common stock.

The $0.14 per share offering price of the common stock being sold under this prospectus has been arbitrarily set. The price does not bear any relationship to our assets, book value, earnings or net worth and it is not an indication of actual value.

The selling stockholders may use any one or more of the following methods when selling shares:

• ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
• a block trade in which the broker-dealer so engaged will attempt to sell such shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
• purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
• an exchange distribution in accordance with the rules of the applicable exchange;
• private transactions;
• settlement of short sales;
• broker-dealers may agree with the selling stockholders to sell a specified number of such shares at the fixed price per share;
• a combination of any such methods of sale;
• through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or
• any other method permitted pursuant to applicable law.•

Neither the selling stockholders nor the Company can presently estimate the amount of compensation in the form of discounts, concessions or commissions that underwriters, broker-dealers or agents may receive from the selling stockholders or the purchasers of the common stock. We know of no existing arrangements between the selling stockholders, broker-dealers, underwriters or agents relating to the sale or distribution of the shares.  Any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, that would exceed eight percent.

The selling stockholders may also enter into hedging transactions and persons with whom they effect such transactions, including broker-dealers, may engage in short sales of our common shares. Our selling stockholders may also engage in short sales and short sales against the box, and in options, swaps, derivatives and other transactions in our securities, and may sell and deliver the shares covered by this prospectus in connection with such transactions or in settlement of securities loans. These transactions may be entered into with broker-dealers or other financial institutions that may resell those shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of section 2(11) of the Securities Act in connection with the sales and distributions contemplated under this prospectus and may have civil liability under Sections 11 and 12 of the

Securities Act for any omissions or misstatements in this prospectus and the registration statement of which it is a part. Additionally, any profits which our selling stockholders may receive might be deemed to be underwriting compensation under the Securities Act. Because selling stockholders are deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities, including Rule 172 thereunder. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

The resale shares will be sold only through registered or licensed broker-dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.  In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.

We will bear all expenses relating to the sale of our common shares under this prospectus, except that the selling stockholders will pay any applicable underwriting commissions and expenses, brokerage fees and transfer taxes, as well as the fees and disbursements of counsel to and experts for the selling stockholders.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act, and the rules and regulations there under, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person.  We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Deemed underwriting compensation

The selling stockholders and any broker-dealers that act in connection with the sale of shares might be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any commissions received by such broker-dealers, and any profit on the resale of shares sold by them while acting as principals, could be deemed to be underwriting discounts or commissions under the Securities Act.

Indemnification

The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of shares against certain liabilities, including liabilities arising under the Securities Act.

Prospectus delivery requirements

Because it may be deemed an underwriter, any selling stockholder must deliver this prospectus and any supplements to this prospectus in the manner required by the Securities Act.

State requirements

Some states require that any shares sold in that state only is sold through registered or licensed brokers or dealers. In addition, some states require that the shares have been registered or qualified for sale in that state, or that there exist an exemption from the registration or qualification requirement and that the exemption has been complied with.

Sales under Rule 144

The selling stockholders may also resell all or a portion of the shares in open market transactions in reliance upon Rule 144 promulgated under the Securities Act. To do so, the selling stockholders must meet the criteria and conform to the requirements of Rule 144 currently in effect.

Distribution arrangements with broker-dealers

If a selling stockholder notifies us that any material arrangement has been entered into with a broker-dealer for the sale of shares through:

•	a block trade;
•	special offering;
•	exchange distribution or secondary distribution; or
•	a purchase by a broker or dealer,

We will then file, if required, a post-effective amendment to this prospectus. The post-effective amendment will disclose:

•	the name of the selling stockholder and of the participating broker-dealer(s);
•	the number of shares involved;
•	the price at which such shares were sold;
•	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;
•	that such broker-dealer(s) did not conduct any investigation to verify the information in this prospectus
•	any other facts material to the transaction.

The Securities and Exchange Commission may deem the selling stockholders and any underwriters, broker-dealers or agents that participate in the distribution of the common shares to be “underwriters” within the meaning of the Securities Act. The Securities and Exchange Commission may deem any profits on the resale of our common shares and any compensation received by any underwriter, broker-dealer or agent to be underwriting discounts and commissions under the Securities Act. The selling stockholders have purchased the common shares in the ordinary course of its business, and at the time the selling stockholders purchased the common shares, they were not a party to any agreement or other understanding to distribute the securities, directly or indirectly.

Under the Exchange Act, any person engaged in the distribution of the common shares may not simultaneously engage in market-making activities with respect to the common shares for five business days prior to the start of the distribution. In addition, the selling stockholders and any other person participating in a distribution will be subject to the Exchange Act, which may limit the timing of purchases and sales of common shares by the selling stockholders or any such other person.

LEGAL MATTERS

The validity of the shares of common stock to be sold by the selling stockholders under this prospectus was passed upon for our company by Richardson & Patel LLP, 10900 Wilshire Boulevard, Suite 500, Los Angeles, California 90024.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

 ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with our independent auditors during our two most recent fiscal years or any subsequent interim period. Our independent auditing firm is Lynda R. Keeton CPA, LLC, Certified Public Accountants, of Henderson, Nevada.

EXPERTS

Lynda R. Keeton CPA, LLC, Certified Public Accountants, have audited, as set forth in their report thereon appearing elsewhere herein, our audited financial statements at December 31, 2008 and 2007. The financial statements referred to above are included in this prospectus with reliance upon the auditors’ opinion based on their expertise in accounting and auditing.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Nevada Revised Statutes and our bylaws provide for the indemnification of our directors, officers, employees and agents against all claims and liability by reason of serving as a director, officer, employee or agent. Pursuant to Article IX of our bylaws, we shall indemnify to the full extent authorized or permitted by the general corporation law of the State of Nevada any person made, or threatened to be made, a party to any threatened, pending, or completed action, suit, or proceeding (whether civil, criminal, administrative, or investigative, including an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or serves or served any other enterprise as such at the request of the corporation. This right of indemnification shall not be deemed exclusive of any other rights to which such persons may be entitled apart from this Article. This right of indemnification shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of his or her heirs, executors, representatives, and administrators.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

WHERE TO FIND ADDITIONAL INFORMATION

Our predecessor company was subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, but we have not previously been subject to such reporting requirements. We have filed with the Securities and Exchange Commission a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement.

In addition, after the effective date of this prospectus, we intend to register our common stock under Section 12 of the Securities Act of 1933, as amended. Upon such registration, we will be a reporting company under the Exchange Act and will be required to file annual, quarterly, and current reports, or other information with the Securities and Exchange Commission as provided by the Exchange Act. You may read and copy any reports, statements or other information we file at the Securities and Exchange Commission’s public reference facility maintained at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Securities and Exchange Commission. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. Our Securities and Exchange Commission filings are also available to the public through the Securities and Exchange Commission Internet site at www.sec.gov .

Consolidated Financial Statements of

NATIONAL AUTOMATION SERVICES, INC.

INDEX TO FINANCIAL STATEMENTS

.

December 31, 2008 and 2007 (AUDITED)	Page

Report of Independent Registered Public Auditing Firm	F-1

Consolidated Balance Sheets	F-2

Consolidated Statements of Operations	F-3

Statements of Stockholders’ Deficit	F-4

Consolidated Statements of Cash Flows	F-5 – F-6

Notes to the Consolidated Financial Statements	F-7 – F-28

Report of Independent Registered Public Accounting Firm

To the Board of Directors of

 National Automation Services, Inc.:

We have audited the accompanying consolidated balance sheets of National Automation Services, Inc. as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the two years ended December 31, 2008 and 2007.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluation the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of National Automation Services, Inc. as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the two years ended December 31, 2008 and 2007, in conformity with generally accepted accounting principles in the United States.

/s/ Lynda R. Keeton CPA, LLC

Lynda R. Keeton CPA, LLC

Las Vegas, NV

May 4, 2009

-

NATIONAL AUTOMATION SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

	Year Ended December 31,
ASSETS	2008	2007
CURRENT ASSETS
Cash and cash equivalents	$108,498	$48,215
Accounts receivable, net of allowance of doubtful accounts of $ 27,294 at December 31, 2008 and $28,378 at December 31, 2007	510,852	302,712
Other receivables	76,147	—
Inventory	226,266	354,308
Prepaid expenses	397,886	6,660
Deferred tax asset	14,950	—
TOTAL CURRENT ASSETS	1,334,599	711,895
PROPERTY & EQUIPMENT, net of accumulated depreciation of $57,026 at December 31, 2008 and $24,738 at December 31, 2007	130,798	139,075
OTHER ASSETS
Deferred financing fees, net of accumulated amortization of $19,610 at December 31, 2008 and $0 at December 31, 2007	481,875	—
Intangible Asset - Customer list, net of accumulated amortization of $47,701 at December 31, 2008 and $0 at December 31, 2007	95,419	143,129
Goodwill	272,111	272,111
TOTAL ASSETS	$2,314,802	$1,266,210

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payables	$601,988	$72,368
Accrued liabilities	331,100	267,502
Acquisition liability – Intecon, Inc.	—	550,000
Current portion of loans and capital leases	16,859	14,910
Lines of credit	—	287,572
Current portion of secured redeemable debentures, net of unamortized debt discount of $402,954	130,496	—
ABL Line of credit – Trafalgar, net of debt discount of $14,888	791,364	—
Related party payable	157,926	44,239
TOTAL CURRENT LIABILITIES	2,029,733	1,236,591
LONG-TERM LIABILITIES
Loans and capital leases	16,318	16,647
Secured redeemable debentures – Trafalgar, net of unamortized debt discount of $369,374	1,444,177	—
TOTAL LIABILITIES	3,490,228	1,253,238
Preferred shares mandatorily redeemable, $1.00 par value, 125,000 authorized; 0 Issued and outstanding at December 31, 2008 and 125,000 issued and outstanding at December 31, 2007	—	125,000
STOCKHOLDERS’ DEFICIT
Common stock $0.001 par value, 200,000,000 authorized, 68,490,268 shares issued outstanding at December 31, 2008, and 41,050,081 shares issued outstanding at December 31, 2007	68,490	41,050
Additional paid in capital	6,828,332	1,275,746
Stock payable	—	462,000
Accumulated deficit	(8,072,248)	(1,890,824)
TOTAL STOCKHOLDERS’ DEFICIT	(1,175,426)	(112,028)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$2,314,802	$1,266,210

The accompanying notes are an integral part of these consolidated financial statements.

-

NATIONAL AUTOMATION SERVICES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2008	2007
REVENUE	$3,105,219	$443,634
COST OF REVENUE	3,044,227	559,677
GROSS PROFIT (LOSS)	60,992	(116,043)

OPERATING EXPENSES
Selling, general and administrative expenses	1,193,411	267,840
Consulting fees	426,379	33,029
Professional fees and related expenses	395,262	63,063
Stock based compensation	3,787,958	1,176,000

TOTAL OPERATING EXPENSES	5,803,010	1,539,932

OPERATING LOSS	(5,742,018)	(1,655,975)

OTHER EXPENSE
Interest expense, net	454,356	19,032
Loss on extinguishment of debt	—	6,135

TOTAL OTHER EXPENSE	454,356	25,167

LOSS BEFORE PROVISION FOR INCOME TAXES	(6,196,374)	(1,681,142)
PROVISION (BENEFIT FROM) FOR INCOME TAXES	(14,950)	—

NET LOSS	$(6,181,424)	$(1,681,142)

BASIC AND DILUTED LOSS PER SHARE:	$(0.12)	$(0.20)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC AND DILUTED	52,448,890	8,243,027

The accompanying notes are an integral part of these consolidated financial statements.

-

NATIONAL AUTOMATION SERVICES, INC.

 STATEMENT OF STOCKHOLDERS’ DEFICIT

	Common Stock		Additional Paid-in	Stock Payable/	Accumulated
	Shares	Amount	Capital	Receivable	Deficit	Total
	$0.001 Par value
Balance at December 31, 2005	123,515	$124	$—	$—	$(222,564)	$(222,440)
Stock issued 8/4/2006	1,000,000	1,000	125	—	—	1,125
Stock issued 9/30/2006	1,567	1	—	—	—	1
Net loss	—	—	—	—	12,882	12,882
Balance at December 31, 2006	1,125,082	1,125	125	—	(209,682)	(208,432)

Cancelled shares 10/1/2007	(1,000,000)	(1,000)	1,000	—	—	—
Stock issued pursuant reverse merger (TBeck) 10/26/2007	18,000,000	18,000	488,000	—	—	506,000
Stock issued pursuant to reverse merger 10/26/2007	21,999,999	22,000	10,521	—	—	32,521
Stock issued for services 11/1/2007	925,000	925	776,100	—	—	777,025
Stock payable in Intecon acquisition 12/26/2007	—	—	—	462,000	—	462,000
Net loss	—	—	—	—	(1,681,142)	(1,681,142)
Balance at December 31, 2007	41,050,081	41,050	1,275,746	462,000	(1,890,824)	(112,028)

Stock payable issued 3/25/2008	3,000,000	3,000	417,000	(420,000)	—	—
Stock issued for services 4/4/2008	150,000	150	29,850	—	—	30,000
Stock issued pursuant to (TBeck) 5/19/2008	1,315,055	1,315	—	—	—	1,315
Stock issued for services 5/19/2008	111,111	111	38,778	—	—	38,889
Stock payable issued 5/19/2008	300,000	300	41,700	(42,000)	—	—
Stock issued for services 5/19/2008	480,000	480	167,520	—	—	168,000
Stock issued for services 6/02/2008	4,075,000	4,075	1,279,550	—	—	1,283,625
Stock issued for services 6/30/2008	300,000	300	83,700	—	—	84,000
Warrants exercised 7/11/2008	150,000	150	10,203	—	—	10,353
Stock issued for financing (Trafalgar) 7/11/2008	2,000,000	2,000	538,000	—	—	540,000
Stock issued for services 7/11/2008	600,000	600	161,400	—	—	162,000
Stock issued for services 7/11/2008	2,000,000	2,000	538,000	—	—	540,000
Stock issued pursuant to (TBeck) 7/21/2008	592,592	593	—	—	—	593
Stock issued for services 8/8/2008	2,150,000	2,150	492,350	—	—	494,500
Stock issued for services 8/8/2008	2,000,000	2,000	458,000	—	—	460,000
Stock issued pursuant to (TBeck) 8/15/2008	109,286	109	—	—	—	109
Stock issued for interest expense 9/22/2008	357,143	357	56,785	—	—	57,142
Stock issued for services 10/16/2008	6,000,000	6,000	1,014,000	—	—	1,020,000
Stock issued for services 10/16/2008	750,000	750	126,750	—	—	127,500
Stock issued for interest expense 11/12/2008	1,000,000	1,000	99,000	—	—	100,000
Net loss	—	—	—	—	(6,181,424)	(6,181,424)
Balance at December 31, 2008	68,490,268	$68,490	$6,828,332	$—	$(8,072,248)	$(1,175,426)

The accompanying notes are an integral part of these consolidated financial statements.

-

NATIONAL AUTOMATION SERVICES, INC.
 CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2008	2007
Operating Activities:
Net loss	$(6,181,424)	$(1,681,142)
Cash (used) provided by operating activities:
Allowance for doubtful accounts	26,934	24,126
Depreciation and amortization	99,599	7,269
Stock for services	4,410,531	1,197,000
Effect of recapitalization due to reverse merger	—	32,521
Shares issued for interest expense	157,142	—
Accretion of debt discount and premium	145,837	—
Changes in assets and liabilities
Deferred tax asset	(14,950)	—
Receivables	(235,074)	(24,855)
Inventories	128,042	20,577
Prepaid	(391,226)	(6,639)
Accounts payable and accrued liabilities	593,231	(78,272)

Cash (used) by operating activities	(1,261,358)	(509,415)

Investing Activities:
Cash received in business combination	—	60,704
Purchase of property and equipment	(4,939)	(9,270)

Cash (used) provided by investing activities	(4,939)	51,434

Financing activities:
Proceeds from sale of stock	—	506,000
Deferred financing fees	(128,647)	—
Payment for acquisition liability	(550,000)	—
Related party payable, net	49,798	(20,465)
Payments for preferred shares mandatorily redeemable	(125,000)	—
Payment of line of credit	(287,572)	(1,724)
Payments for loans and capital leases	(17,454)	(14,141)
Proceeds on ABL line	618,099	—
Proceeds on secured redeemable debentures	2,052,162	—
Payments of debt discount	(45,000)	—
Payments on secured redeemable debentures	(239,806)	—

Cash provided by financing activities	1,326,580	469,670

Increase in cash	60,283	11,689
Cash and cash equivalents at beginning of year	48,215	36,526

Cash and cash equivalents at end of year	$108,498	$48,215

Cash paid for interest	$73,611	$9,323
Cash paid for income taxes	$—	$—

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SUPPLEMENTAL NON CASH INVESTING & FINANCING TRANSACTIONS

	Year Ended December 31,
	2008	2007
Related party payable converted to preferred shares	$—	$125,000
Capital lease	$19,072	$—
Write off of receivables	$28,378	$—
Trafalgar debt paid by related party	$63,889	$—
ABL line payment for Trafalgar debt	$175,695	$—
Proceeds on cash from ABL line received January 1, 2009	$76,147	$—
Stock issued for debt discount	$550,353	$—
Debt discounts added to debt carrying amount	$337,500	$—
Stock payable issued	$462,000	$—
Deferred financing fees accounted for as debt discount	$372,838	$—
Business combination: Intecon
Cash and cash equivalents	$—	$(60,704)
Receivables	$—	$178,787
Inventory	$—	$349,784
Property & equipment	$—	$79,882
Intangible assets – Customer list	$—	$143,129
Goodwill	$—	$272,111
Accrued liability	$—	$295,537
Acquisition liability	$—	$550,000
Current maturities of long term debt	$—	$196,858
Stock payable	$—	$42,000

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The accompanying notes are an integral part of these consolidated financial statements.

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NATIONAL AUTOMATION SERVICES, INC.

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: Organization and basis of presentation

Original Incorporation

National Automation Services, Inc. (the “Company”) was originally incorporated on January 27, 1997 in Nevada as E-Biz Solutions, Inc.  On March 30, 1998, the Company filed an amendment to its Articles of Incorporation changing its name to Jaws Technologies, Inc.  On April 30, 2000, the Company reincorporated in Delaware and on September 29, 2000 changed its name to Jawz Inc.

On June 19, 2006, JAWZ, Inc. changed its name to Ponderosa Lumber, Inc. Ponderosa Lumber, Inc. was a Delaware non-reporting public “shell” company with nominal assets whose sole business was to identify, evaluate and acquire through a reverse merger a target company with an operating business with the intent of continuing the acquired company’s business as a publicly held entity. On June 25, 2007, Ponderosa Lumber, Inc. converted from a Delaware corporation into a Colorado corporation.

On October 2, 2007, Ponderosa Lumber, Inc. changed its name to National Automation Services, Inc, a Colorado corporation (“NASV Colorado”).

On October 2, 2007, we entered into a Stock Purchase and Plan of Reorganization Agreement with Intuitive System Solutions, Inc. (“ISS), the shareholders of ISS, TBeck Capital, Inc. and 3 JP Inc (known collectively as TBeck).  Pursuant to the agreement, the ISS shareholders agreed to exchange all of their shares of ISS for 22,000,000 shares (55% ownership) of the Company. TBeck Capital provided the funds necessary in order to purchase the public shell. TBeck purchased 1,126,745 shares of ISS common stock for cash in the amount of $506,000. TBeck received 4,000,000 restricted shares and 14,000,000 free trading shares (total consideration 18,000,000 shares) of NAS common stock for funding the purchase of the shell, the cash purchase of ISS shares and capital funding for the reverse merger.  For consideration of NAS shares, TBeck returned the 1,126,745 shares of the ISS. The return of ISS shares resulted in TBeck receiving 18,000,000 for the value of cash paid for ISS common stock of $506,000; the purchase of the public shell (now known as NAS) for the amount of $250,000 and a promissory note to NAS for cash in the amount of $244,000 for a total consideration of the reverse merger acquisition in the amount of $1,000,000. The promissory note was never fully executed by either TBeck or the Company. The Company paid no cash consideration for the shell. The fair market value of the shell was determined by using a seven day average of the shell’s closing stock price for the 125,082 shares outstanding upon purchase, resulting in an expense of $32,521.

For accounting purposes the acquisition has been treated as a recapitalization of ISS with ISS as the acquirer in this reverse merger. The historical financial statements prior to October 2, 2007 are those of ISS.

On December 28, 2007, National Automation Services, Inc. changed its state of incorporation from Colorado to Nevada by merging with and into National Automation Services, Inc., a new Nevada corporation, formed as a wholly-owned subsidiary of the Company. Upon consummation of the merger and reincorporation in the State of Nevada, the Colorado Corporation ceased to exist. National Automation Services, Inc., a Nevada corporation, was the surviving entity and continues to act as the holding company for its two wholly-owned operating subsidiaries, ISS and Intecon, Inc.

Business Overview

National Automation Services, Inc. is a holding company formed to acquire and operate specialized automation control companies located in the Southwestern United States. Currently, the Company owns 100% of the capital stock of two operating subsidiaries: (1) ISS, a Nevada corporation, based in Henderson, Nevada and (2) Intecon, an Arizona corporation, based in Tempe, Arizona. We conduct our business and operations through these two wholly-owned subsidiaries. Overall, the Company serves a diverse set of industries which utilize automation systems and controls, including water valley waste and treatment facilities, entertainment, hospitality, mining, medical, and manufacturing.

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NATIONAL AUTOMATION SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Since the acquisition of its current operating subsidiaries, the Company has strived to position itself as a leading system integrator and certified Underwriters Laboratories panel fabrication facility. The Company currently focuses on two distinct lines of business: (1) industrial automation and control and (2) automation manufacturing, which comprises the bulk of contracts that the Company currently maintains under its building contracts. The Company’s management runs the company as one unit and does not have two distinct business segments.

NOTE 2: Summary of significant accounting policies

Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States and include the accounts of National Automation Services, Inc. and its wholly owned operating subsidiaries, Intuitive System Solutions, Inc, and Intecon, Inc. All intercompany accounts and transactions between and among the consolidated entities have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Due to the prospective nature of these estimates, actual results could differ from those estimates.

Earnings (loss) per share basic and diluted

Earnings per share is calculated in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 128, Earnings per Share. The weighted-average number of common shares outstanding during each period is used to compute basic earnings (loss) per share. Diluted earnings per share is computed using the weighted average number of shares plus dilutive potential common shares outstanding. Potentially dilutive common shares consist of employee stock options, warrants, and other convertible securities, and are excluded from the diluted earnings per share computation in periods where the Company has incurred net loss. During the fiscal ended December 31, 2008 and December 31, 2007, respectively, the Company incurred a net loss, resulting in no potentially dilutive common shares.

Reclassifications

Certain prior year amounts have been reclassified to conform to current year period presentation. These changes had no impact on previously reported results of operations.

Cash and Cash Equivalents

The Company considers cash equivalents to be only those investments which are highly liquid, readily convertible to cash and which have a maturity date within ninety days from the date of purchase. We had no cash equivalents at December 31, 2008 and December 31, 2007, respectively.

Fair Value of Financial Instruments

The carrying amounts for the Company’s accounts payable accrued liabilities and current portion of long term debt approximate fair value due to the short-term maturity of these instruments.

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NATIONAL AUTOMATION SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Concentrations

We maintain cash balances at highly-rated financial institutions in various states. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 (a temporary increase which expires December 31, 2009). At December 31, 2008 and December 31, 2007 respectively, we had no account balances over federally insured limits.

Major Customers and Trade Receivables

A relatively small number of customers account for a significant percentage of NAS’s sales and year after year the customers which make up these significant percentages change. The percentage of sales derived from significant customers in comparison to prior year is as follows:

	Year Ended December 31,
	2008	2007
Customer A	27%	29%
Customer B	13%	19%
Customer C	9%	13%
Customer D	9%	10%

As of December 31, 2008 all NAS's trade receivables were unsecured. The risk with respect to trade receivables is mitigated by credit evaluations performed on customers and the duration of payment terms extended to customers.

Concentration of Supplier Risk

On December 31, 2008 and 2007, respectively, we noted a high concentration of vendor supply from a single supplier in the automation industry. We determined that even if the specified supplier were to go out of business the Company would be able to receive supplies and materials from its other vendors in such a manner as to be minimally affected.

Inventories

Inventory is stated at the lower cost or market, generally using the average cost method and consists of materials for contracted jobs, manufacturing supplies and equipment (small tools which are purchased for specific contracts and the related costs are associated with the contract). We constantly review inventory for obsolescence and write off obsolete items at the time of physical count. As of December 31, 2008, the Company noted no obsolete items in its inventory.

Concentrations of Credit and Business Risk

Financial instruments that are potentially subject to a concentration of business risk consist of accounts receivable. The majority of accounts receivable and all contract work in progress for project contracts are from clients in various industries and locations. Most contracts require payments as the projects progress. The Company generally does not require collateral, but in most cases can place liens against the property, plant or equipment constructed or terminate the contract if a material default occurs.

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NATIONAL AUTOMATION SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Allowance for Doubtful Accounts

We estimate our accounts receivable risks to provide allowances for doubtful accounts accordingly. We believe that our credit risk for accounts receivable is limited because of the way in which the Company conducts business largely in the areas of contracts. Accounts receivable includes the accrual of work in process for project contracts and field service revenue. The Company recognizes that there is a potential of not being paid in a 12 month period. Our evaluation includes the length of time receivables are past due, adverse situations that may affect a contract’s scope to be paid, and prevailing economic conditions. The Company assesses each and every customer to conclude whether or not remaining balances outstanding need to be placed into allowance and then re-evaluated for write-off. The Company reviews all accounts to ensure that all efforts have been exhausted before noting that a customer will not pay for services rendered. The evaluation is inherently subjective and estimates may be revised as more information becomes available.

Goodwill

Goodwill represents the excess of purchase price over tangible and other intangible assets acquired less liabilities assumed arising from business acquisitions. On December 31, 2008, the Company, in accordance with Statements of Financial Accounting Standards (“SFAS”) 141, conducted an analysis of the goodwill determined on December 26, 2007 with the acquisition of Intecon. The provisions of SFAS No. 142, Goodwill and other Intangible Assets, require the completion of an annual impairment test with any impairment recognized in current earnings. For the fiscal year ending December 31, 2008, we conducted a valuation assessment for impairment under the provisions of SFAS No. 142. We noted no triggering events which would impair goodwill as of the date of these financial statements.

Intangible Assets – Customer lists

In accordance with SFAS 141, management conducted an analysis of the intangibles determined at December 26, 2007 with the acquisition of Intecon. Management concluded that the customer list had a fair market value estimated to be $143,129 as of December 31, 2007. Based on our branding process, customer lists have a finite life of 3 years as we transition the subsidiary to NAS branding over that timeframe. Total amortization expense on the customer list for the year ending December 31, 2008 was $47,701.

Revenue Recognition

Project Contracts The Company recognizes contract revenue using the percentage-of-completion method, based primarily on contract cost incurred to date compared with total estimated contract. Contracts are segmented between types of services, such as Industrial Automation and Control and Automation Manufacturing. Our gross profit margin is calculated from the total revenue less the project hardware and labor used on the contract.

Service Contracts The Company has the potential to enter into a service related contract, after the completion of the project contract and placement of product. The Company also performs service related work for customers which need the Company’s expertise in areas of automation controls. The Company recognizes service revenue as service is performed. Our gross profit margin for service revenue is calculated from the total service revenue less the service labor used on the service job.

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NATIONAL AUTOMATION SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table indicates the project contract revenue in comparison with the service related revenue that the Company receives:

	Year Ended December 31,
	2008		2007
Project Revenue	$2,947,762	95%	$377,406	85%
Service Revenue	157,457	5%	66,228	15%
Total revenue	$3,105,219		$443,634

Impairment of Long-Lived Assets

The Company accounts for long-lived assets in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which addresses financial accounting and reporting for the impairment and disposition of long-lived assets. The Company evaluates the recoverability of long-lived assets, other than indefinite life intangible assets, for impairment when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events and circumstances that may indicate that an asset is impaired include significant decreases in the market value of an asset, significant underperformance relative to expected historical or projected future results of operations, a change in the extent or manner in which an asset is used, significant declines in the Company’s stock price for a sustained period, shifts in technology, loss of key management or personnel, changes in the Company’s operating model or strategy and competitive forces. No such triggering events have occurred.

Property & Equipment

Property and equipment are stated at historical cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which is generally five years for vehicles, two to three years for computer software/hardware and office equipment and three to seven years for furniture, fixtures and office equipment. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful lives. Upon the sale or retirement of property or equipment, the cost and related accumulated depreciation or amortization is removed from the Company’s financial statements with the resulting gain or loss reflected in the Company’s results of operations. Repairs and maintenance costs are expensed as incurred.

Stock-Based Compensation

 Stock based compensation is accounted for using SFAS No. 123R, Accounting for Stock Based Compensation which establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. The Company determines the value of stock issued at the date of grant. The Company determines at the date of grant the value of stock at fair market value or the value of services rendered (based on contract) whichever is more readily determinable.

Fair value accounting

In September 2006, the Financial Accounting Standards Board ("FASB") issued FASB Statement No. 157, "Fair Value Measurements" ("SFAS 157"). FAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. The provisions of FAS 157 were adopted January 1, 2008. In February 2008, the FASB staff issued Staff Position No. 157-2 "Effective Date of FASB Statement No. 157" ("FSP FAS 157-2"). FSP FAS 157-2 delayed the effective date of FAS 157 for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). The provisions of FSP FAS 157-2 are effective for the Company's fiscal year beginning January 1, 2009.

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NATIONAL AUTOMATION SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SFAS 157 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under SFAS 157 are described below:

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2	Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability;

Level 3	Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

In February 2007, the FASB issued FASB Statement No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" ("FAS 159"). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value, with the objective of improving financial reporting by mitigating volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The provisions of SFAS 159 were adopted January 1, 2008. The Company did not elect the Fair Value Option for any of its financial assets or liabilities, and therefore, the adoption of SFAS 159 had no impact on the Company's consolidated financial position, results of operations or cash flows.

Income Taxes

Income taxes are provided for using the liability method of accounting in accordance with SFAS No. 109 Accounting for Income Taxes, and clarified by FIN 48, Accounting for Uncertainty in Income Taxes--an interpretation of FASB Statement No. 109. Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The computation of limitations relating to the amount of such tax assets, and the determination of appropriate valuation allowances relating to the realizing of such assets, are inherently complex and require the exercise of judgment. As additional information becomes available, we continually assess the carrying value of our net deferred tax assets.

NOTE 3: Recent accounting pronouncements

In December 2007, the FASB issued SFAS No. 141 (R), Business Combinations (revised 2007) (“SFAS 141 (R)”). SFAS 141 (R) applies the acquisition method of accounting for business combinations established in SFAS 141 to all acquisitions where the acquirer gains a controlling interest, regardless of whether consideration was exchanged. Consistent with SFAS 141, SFAS 141 (R) requires the acquirer to fair value the assets and liabilities of the acquired company and record goodwill on bargain purchases, with main difference the application to all acquisitions where control is achieved. SFAS 141 (R) is effective for financial statements issued for fiscal years beginning after December 15, 2008. Management believes that SFAS 141 (R) will not affect the fiscal year end financials of December 31, 2008 and 2007 respectively.

 In December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements--an amendment of ARB No. 51. SFAS 160 requires companies with non-controlling interests to disclose such interests clearly as a portion of equity but separate from the parent’s equity. The non-controlling interest’s portion of net income must also be clearly presented on the Income Statement. SFAS 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008. Management is currently evaluating the potential impact this standard may have on its consolidated financial position, cash flows and results of operations, but does not believe the impact of the adoption will be material.

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NATIONAL AUTOMATION SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of SFAS No. 133. SFAS 161 applies to all derivative instruments and non-derivative instruments that are designated and qualify as hedging instruments pursuant to paragraphs 37 and 42 of SFAS 133 and related hedged items accounted for under SFAS 133. SFAS 161 requires entities to provide greater transparency through additional disclosures about how and why an entity uses derivative instruments, how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and how derivative instruments and related hedged items affect an entity’s financial position, results of operations, and cash flows. SFAS 161 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2008. Management is currently evaluating the potential impact this standard may have on its consolidated financial position, cash flows and results of operations, but does not believe the impact of the adoption will be material.

In April 2008, the FASB issued Staff Position FAS 142-3, Determination of the Useful Life of Intangible Assets, or FSP FAS 142-3. FSP FAS 142-3 amends the factors considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets, in order to improve the consistency between the useful life of the recognized intangible asset and the period of expected cash flows used to measure the fair value of the asset. FSP FAS 142-3 applies to: (1) intangible assets that are acquired individually or with a group of other assets, and (2) intangible assets acquired both in business combinations and asset acquisitions. FSP FAS 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The adoption of FSP FAS 142-3 is not expected to have a material impact on our financial statements.

In May 2008, the FASB issued Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement), or FSP APB 14-1. FSP APB 14-1 requires that issuers of certain convertible debt instruments that may be settled in cash upon conversion, including partial cash settlement, separately account for the liability and equity components (i.e. the embedded conversion option) and recognize the accretion of the resulting discount on the debt as interest expense. FSP APB 14-1 is effective for fiscal years beginning after December 15, 2008 and for interim periods within those fiscal years. It is required to be applied retrospectively to convertible debt instruments within its scope that were outstanding during any period presented in the financial statements issued after the effective date. The adoption of FSP APB 14-1 is not expected to have a material impact on our financial statements.

In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles. SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (the GAAP hierarchy). SFAS 162 will become effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.” We do not expect the adoption of SFAS 162 to have a material effect on our consolidated financial position, cash flows and results of operations.

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NATIONAL AUTOMATION SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4: Accounts receivable, net

 Included in our accounts receivable account balance is our customer retention account which accounts for the remaining 10% of revenue on all building contracts that the Company enters into. For each invoice sent to the customer, 10% of the invoice total is held in retention until the job is completed. Once completed the Company issues a final invoice which accounts for the remaining balance unpaid and any and all retention in which the customer owes the Company. Retention revenue is recognized when the final invoice is sent out.

	Year Ended December 31,
	2008	2007
Accounts receivable	$420,772	$306,737
Customer retentions receivables	117,374	24,353
Less: Allowance for doubtful accounts	(27,294)	(28,378)
Total accounts receivable	$510,852	$302,712

NOTE 5: Property and equipment, net

          Property and equipment consists of the following:

	Year Ended December 31,
	2008	2007
Vehicles	$106,825	$106,825
Computer and office equipment	50,096	26,085
Furniture and fixtures	8,614	8,614
UL Machinery and equipment	22,289	22,289
Total property and equipment	187,824	163,813
Less accumulated depreciation	(57,026)	(24,738)
Property and equipment, net	$130,798	$139,075

On July 17, 2008, the Company entered into a Capital lease with Dell Computers. It was amortized for the current year ended December 31, 2008 and is indicated in the below amortization expense (See note 11: Commitments).

Depreciation and amortization expense for the year ended December 31, 2008 and 2007 was $79,998 and $7,269, respectively.

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NATIONAL AUTOMATION SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6: Loans and capital leases

The following table represents the outstanding balance of loans and capital leases for the Company as of December 31, 2008 and 2007, respectively.

	Year Ended December 31,
	2008	2007
Promissory note payable in monthly installments of $511, Non-interest bearing, collateralized by a vehicle due August 2009.	$4,090	$10,226
Promissory note payable in monthly installments of $364 at an interest rate of 2.9%, collateralized by a vehicle due June 2010.	6,401	10,429
Promissory note payable in monthly installments of $367 at an interest rate of 2.9%, collateralized by a vehicle due August 2010.	6,466	10,902
Capital lease on July 17, 2008	16,220	—
Auto loans sub total	33,177	31,557
Less current portion loans and capital leases	(16,859)	(14,910)
Total	$16,318	$16,647

On July 17, 2008, the Company entered into a Capital lease with Dell Computers. The lease is over a 48 month period with a Bargain Purchase Option at the end of the lease for $1.00 (See note 11: Commitments).

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NATIONAL AUTOMATION SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7: Lines of credit

The Company maintained revolving bank lines of credit which were guaranteed and secured by two directors of the Company throughout the fiscal year of 2007. As of March 31, 2008, the Company paid all of the balance of the Company’s lines of credit of $287,572.

On December 18, 2008, the Company entered into a senior secured revolving credit facility agreement with Trafalgar Capital Group (“Trafalgar”) for an amount up to $5,000,000 to provide additional proceeds to support the Company’s future working capital and govern the repayment of other outstanding debt obligations owed to Trafalgar. The Company granted Trafalgar a senior secured lien on all assets of the Company and its subsidiaries, including without limitation a lock box on all receivables pursuant to the rules and regulations of the Uniform Commercial Code. Per the terms of the agreement:

•	Interest rate of 12% based on a 360 day year.
•	Event of default interest will be calculated at 18% effective interest rate.
•	Early payment of the loan has a prepayment penalty of 10% of the then-outstanding revolving loan commitment.
•	Legal documentation and review fee of $25,000.
•	Due diligence fee of $15,000.
•	Commitment fee of 4%.
•	Asset monitoring fee of $5,000.
•	Equity fee of 9.99% restricted shares of our outstanding shares of common stock.
•	Personal guarantee by the Company’s CEO (see page 6 in this prospectus).
•	$ 123,380 capitalized deferred financing fee

On December 18, 2008, the Company entered into the agreement which restructured the previous secured redeemable debenture agreements. The agreement restated the life of the loans for both the March 26 and July 21 secured redeemable debentures to be repaid in a 24 month period (see updated information in Note 8).

On December 31, 2008, the Company acted upon the ABL agreement with Trafalgar for an additional sum of money to be drawn against the Company’s receivables. The Company reported the transaction completed on December 31, 2008, however Trafalgar Capital Group did not fund the lockbox account until January 1, 2009. As such we indicated as other receivable in the amount of $76,147 owed to use from Trafalgar as of December 31, 2008.

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NATIONAL AUTOMATION SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8: Secured redeemable debentures

On March 26, 2008, the Company entered into a secured redeemable debenture agreement with Trafalgar, for a total financing package of redeemable debentures up to $10,000,000.

On March 26, 2008, the Company borrowed $1,500,000 from the Trafalgar financing. Per the terms of the agreement:

•

$1,500,000 loan to the Company with interest at 10% annually calculated on 360 day year. Repayment over a 24 month term (note that the repayment terms were changed per the ABL line agreement, original terms were for 30 months. See Note 7: Lines of credit for additional information)

•	Deferral of first 2 months of interest payments.
•	Redemption premium of 15% commencing in 4 month of repayment.
•	150,000 warrants issued for issuance of loan valued at $10,353 using the Black-Scholes valuation model.
•	Event of default interest will be calculated at 18% effective interest rate.
•	$237,669 capitalized deferred financing fee

The fair value of all warrants awarded is estimated on the date of grant using the Black-Scholes valuation model that uses the assumptions noted in the following table. Expected volatilities are based on volatilities from the Company’s traded common stock since the Company’s reverse merger on October 2, 2007. The risk-free rate for the periods within the contractual life of the option is based on the U.S. Treasury bond rate in effect at the time of grant for bonds with maturity dates at the estimated term of the options.

•	Stock price at grant date was $0.07
•	Exercise price was $0.001
•	Term was for one year.
•	The Volatility was 148%
•	Risk free rate of return was 1.55%
•	No dividends

On July 21, 2008, the Company borrowed an additional amount of $750,000 from the Trafalgar financing. Per the terms of the agreement:
•

$750,000 additional loan to the Company with interest at 10% annually calculated on 360 day year. Repayment over a 24 month term (note that the repayment terms were changed per the ABL line agreement original term was 18 months. See Note 7: Lines of credit for additional information).

•	Deferral of first 2 months of interest payments.
•	Redemption premium of 15% commencing in 1 month of repayment.
•	2,000,000 shares of common stock for issuance of additional loan valued at $540,000.
•	Event of default interest will be calculated at 18% effective interest rate.
•	$135,169 capitalized deferred financing fee

-

NATIONAL AUTOMATION SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Upon entering into the agreements with Trafalgar, the Company has capitalized the financing fees over the life of the loans. On December 19, 2008, the Company entered into the ABL agreement which restructured the debenture agreements and reduced certain terms over the life of the loans without triggering debt extinguishment. As of December 31, 2008, the Company had total deferred financing fees in the amount of $ 481,895, net of amortization $19,610.

As of December 31, 2008, the Company has not requested additional debt under this agreement which has not triggered the Company to obtain the remaining $7,750,000 in debentures from Trafalgar. The Trafalgar debenture agreements have a premium and discount term associated. Debt premiums/discounts, typically fees paid by the debtor to the creditor(s) as part of the issuance of debt, are accounted for as a direct reduction of or addition to the face amount of the debt (valuation account) as the discount or premium is inseparable from the debt giving rise to it.  The debt premium/discount is then amortized to interest expense over the life of the related debt. The following table represents the remaining current and long term portion of the total debt as of December 31, 2008:

Trafalgar Secured Redeemable Debenture Debt Premium/Discount allocation

Current portion of secured redeemable debenture	$533,450
Total current portion of premium/discount	(402,954)
Current portion of secured redeemable debenture, net	$130,496

Long term portion of secured redeemable debenture	$1,813,551
Total long term portion of premium/discount	(369,374)
Long term portion of secured redeemable debenture, net	$1,444,177

On October 8, 2008, we entered into an Additional Closing with Trafalgar for the immediate short-term borrowing of $75,000. We deposited the $75,000 short-term loan on October 8, 2008, and this amount was added to our already outstanding debt owed to Trafalgar. There were no formal written terms. On October 28, 2008, we repaid $28,000 of this short-term loan to Trafalgar.

On October 15, 2008, we entered into an Additional Closing with Trafalgar for the immediate short-term borrowing of $100,000. We deposited the $100,000 short-term loan on October 15, 2008, and this amount was added to our already outstanding debt owed to Trafalgar. There were no formal written terms. On November 18, 2008, we repaid this additional amount in full.

NOTE 9: Related party transactions

On October 2, 2007, we entered into a Stock Purchase and Plan of Reorganization Agreement with Intuitive System Solutions, Inc. (“ISS), the shareholders of ISS, TBeck Capital, Inc. and 3 JP Inc (known collectively as TBeck).  Pursuant to the agreement, the ISS shareholders agreed to exchange all of their shares of ISS for 22,000,000 shares (55% ownership) of the Company. TBeck Capital provided the funds necessary in order to purchase the public shell. TBeck purchased 1,126,745 shares of ISS common stock for cash in the amount of $506,000. TBeck received 4,000,000 restricted shares and 14,000,000 free trading shares (total consideration 18,000,000 shares) of NAS common stock for funding the purchase of the shell, the cash purchase of ISS shares and capital funding for the reverse merger.  For consideration of NAS shares, TBeck returned the 1,126,745 shares of the ISS. The return of ISS shares resulted in TBeck receiving 18,000,000 for the value of cash paid for ISS common stock of $506,000; the purchase of the public shell (now known as NAS) for the amount of $250,000 and a promissory note to NAS for cash in the amount of $244,000 for a total consideration of the reverse merger acquisition in the amount of $1,000,000.

-

NATIONAL AUTOMATION SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On February 12, 2008, a director of the Board entered into a loan agreement with the Company in the amount of $35,000. Per the terms of the verbal agreement no interest was to be accumulated. As of December 31, 2008, $20,000 of the debt still remains outstanding. On February 4, 2009, the Company repaid the remaining balance of its loan to the Board member in the amount of $20,000.

On June 30, 2008, the Company borrowed $130,000 from a director. On July 23, 2008, the Company paid $30,000 cash to the independent director as partial payment of the loan. On September 22, 2008, the Company issued 357,153 shares of restricted common stock valued at $57,142, to satisfy the outstanding interest of the loan at August 31, 2008.

On November 5, 2008, the Company entered into agreement promissory note with a director of the Board, for $77,000. The terms of the loan were to repayment of the loan in the amount of $72,000 with the addition of a $5,000 fee for interest. As of the date of these financial statements the loan remains outstanding.

On November 12, 2008, the Company issued an additional 1,000,000 shares of its restricted common stock valued at $100,000 in order to satisfy the additional interest accumulated for the $100,000 loan. As of the date of these financial statements the debt remained outstanding (See Note 13: Stockholder’s deficit). On December 19, 2008, the Company paid an additional $50,000 to the principle balance of the loan. As of December 31, 2008, $50,000 of the debt still remains outstanding. No interest has been accrued due to the interest expense being satisfied with stock from the Company.

NOTE 10: Mandatorily redeemable preferred shares

In 2006, a director of the Company loaned $125,000 to the Company. In 2007, this loan was converted to 125,000 shares of preferred stock valued at $125,000. Per the terms of the agreement, the preferred shares were to be returned once the loan was paid in full. Pursuant to SFAS 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, the Company classified the instrument as a liability as it embodied an unconditional obligation requiring the Company to redeem it by transferring assets at a determinable date. As of March 31, 2008, the preferred shares were returned to the Company and $125,000 repaid to the director.

NOTE 11: Commitments

Capital Leases

On July 17, 2008, the Company entered into a Capital lease with Dell Computers. The lease is over a 48 month period with a Bargain Purchase Option at the end of the lease for $1.00, and an interest rate of 5% on any payments over five (5) days late. See table for future payments to the Capital lease:

From	Through	Annual rent	Monthly rent

1/1/2009	12/31/2009	$6,744	$562
1/1/2010	12/31/2010	$6,744	$562
1/1/2011	12/31/2011	$6,744	$562
1/1/2012	7/15/2012	$3,934	$562

-

NATIONAL AUTOMATION SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Operating Leases

On January 1, 2007, the Company’s restructured its lease obligation related to the operating lease for its office in Henderson, Nevada. This operating lease is with a non-related third party for $3,100 per month, which is under a month-to-month rental agreement.

On September 1, 2008, the Company leased office space for sales in Tuscon, Arizona on a month-to-month basis in the amount of $500 per month under operating lease agreements with original lease periods of up to five (5) years.

On December 26, 2007, the Company acquired its wholly owned subsidiary Intecon, Inc. which has an operating lease for its office and manufacturing services located in Tempe, Arizona. This operating lease is with a non-related third party for $6,974 per month with an annual increase. Future minimum payments for office rent are:

From	Through	Sq. footage	$ per sq. ft	Annual rent	Monthly rent

1/1/2009	12/31/2009	9,176	9.36	$87,172	$7,157
1/1/2010	12/31/2010	9,176	9.60	$89,374	$7,341
1/1/2011	4/30/2011	9,176	9.84	$37,622	$7,524

Total rental expense under the operating leases for the year ended December 31, 2008 and 2007 was $70,989 and $30,710, respectively.

On July 25, 2008, the Company entered into a loan agreement with South Bay Capital in the amount of $75,926. Per the terms of the verbal agreement no interest was to be accumulated. On December 19, 2008 the Company repaid South Bay in the amount of $65,000.  As of December 31, 2008, $10,926 of the debt still remains outstanding.

On April 23, 2009, the Company entered into a lawsuit against Trafalgar Capital Group. The Company is the Plaintiff, charging Trafalgar with usurious lending practices. We noted that the pending litigation is estimatable; however, as the Company is still in the discovery stages we are not able to indicate the outcome of the pending litigation.

NOTE 12: Income taxes

At December 31, 2008 and 2007, the Company had federal and state net operating loss carry forwards of approximately $477,692 and $96,400, respectively, which begin to expire in 2027.  The provision for (benefit from) income taxes consisted of the following components for the years ended December 31:

	December 31,
	2008	2007
Current
Federal	—	—
State	$50	$—
Deferred	(15,000)	—
Net deferred tax (asset) liability	$(14,950)	$—

-

NATIONAL AUTOMATION SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Components of net deferred tax assets, including a valuation allowance, are as follows at December 31:

	December 31,
	2008		2007
Deferred tax asset:
Net operating loss carry forward	$477,692		$96,400
Stock based compensation	1,773,060		—
Stock issued for interest expense	55,000		—
	2,305,752		96,400
Deferred tax liabilities:
Depreciation and amortization	(2,625)		(1,486)
Total deferred tax assets	2,303,127		94,914
Less: Valuation Allowance	(2,288,177)		(94,914)
Net Deferred Tax Assets	$14,950	$	---

The valuation allowance for deferred tax assets as of December 31, 2008 and 2007 was $2,288,177 and $94,914, respectively.  In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible.  Management considers the scheduled reversals of future deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment

Reconciliation between the statutory rate and the effective tax rate for the years ended December 31, is as follows:

	December 31,
	2008	2007
Federal statutory tax rate	(35)%	(35)%
State taxes, net of federal benefit	(7)%	(7)%
Permanent difference and other	43%	42%
Effective tax rate	1%	0%

FIN No. 48

The Financial Accounting Standards Board has published FASB Interpretation No. 48 (FIN No. 48), “Accounting for Uncertainty in Income Taxes”, to address the non-comparability in reporting tax assets and liabilities resulting from a lack of specific guidance in FASB Statement of Financial Accounting Standards No. 109 (SFAS 109), “Accounting for Income Taxes”, on the uncertainty in income taxes recognized in an enterprise’s financial statements. Specifically, FIN No. 48 prescribes (a) a consistent recognition threshold and (b) a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and provides related guidance on derecognition, classification, interest and penalties, accounting interim periods, disclosure and transition. The Company has evaluated the effects of FIN No. 48 and found its adoption to not have a material impact on the consolidated financial statements.

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NATIONAL AUTOMATION SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company’s current tax return year of 2008, has not been filed. All taxes have been filed for the Company’s operating year of 2007. The U.S. federal income tax returns are considered open tax years as of the date of these consolidated financial statements. The Company has filed an extension for its current tax year 2008.

NOTE 13: Stockholders’ deficit

Preferred Stock

Our wholly owned subsidiary, ISS, has 125,000 shares of preferred stock authorized with a par value of $1.00; these shares have no voting rights and no dividend preferences. (See note 10: Mandatorily redeemable preferred shares)

On April 28, 2007, the Company issued 125,000 shares of its preferred stock valued at $125,000. The preferred stock was issued to secure the loan from a director of the Company. As of March 31, 2008, the preferred shares were returned to the Company and $125,000 repaid to the director.

Common Stock

Common shares for the Company have voting rights with the majority of the shares held by the owners of National Automation Services. The shareholders with a majority of voting rights also sit on the board of directors as officers or independent consultants. No dividends are paid for common shares. The Company has 200,000,000 shares of common stock authorized with a par value of $0.001. The Company had 68,490,268 and 41,050,081 common shares issued and outstanding as of December 31, 2008 and December 31, 2007, respectively.

On December 15, 2008, we amended our Articles of Incorporation to amend among other things, our total capital stock to 200,000,000 shares of common stock. All prior period share information has been restated for this amendment.

On October 1, 2007, the Company returned 1,000,000 shares of common stock valued at $1,000 to Treasury due to error in stock transaction.

On October 26, 2007, the Company issued 18,000,000 shares of common stock valued at $506,000 to TBeck in connection with our reverse merger.

On October 26, 2007, the Company issued 21,999,999 shares of common stock valued at $32,521 to the ISS stockholders’ in connection with our reverse merger.

On November 1, 2007, the Company authorized the issuance of 900,000 shares of common stock for services to the Board of Directors from August 1, 2007 to August 1, 2008 valued at $756,000. The shares were issued in lieu of any salary increases for the period. The shares were valued at market value on November 1, 2007 which was $0.84 per share.

-

NATIONAL AUTOMATION SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On November 1, 2007, the Company authorized the issuance of 25,000 shares of common stock for services valued at $21,000. The shares were valued at market value on November 1, 2007 which was $0.84 per share.

On December 26, 2007, the Company recognized a stock payable valued at $42,000 to the stockholders’ of Intecon per the acquisition agreement. The Company also recognized a stock payable valued at $420,000 to the stockholders’ of Intecon per the employment agreements in connection with the acquisition of Intecon to issue 3,000,000 common stock valued at $0.14 per share based on the market value on December 26, 2007. The employment portion of the stock payable was issued on March 25, 2008 and the stock payable in consideration for the acquisition of Intecon was issued on May 19, 2008.

 On February 15, 2008, The Company was informed that TBeck Capital Group and its owner Ron Williams were involved in defrauding several Companies. National Automation Services, Inc., in February of 2008, informed TBeck that it would have to satisfy all investors with the block of shares provided by the Company to TBeck in order to secure equity financing. Before the issue could be resolved Ron Williams was indicted by the FBI and all shares provided to TBeck for equity financing were held by the FBI (and the shares are still held today). In good faith to the investors of stock from the TBeck issue, the Company satisfied the shares of the investors with additional shares of the Company’s restricted common stock. The total amount of shares issued to the investors amounted to 2,016,933 shares of restricted common stock, which were not part of the 18,000,000 original shares turned into the FBI during their investigation of the TBeck issue. As described below, the Company issued shares to these investors throughout the fiscal year 2008, until all investors were satisfied. As the Company did not receive proceeds from these issuances due to the fraud of Ron Williams, the shares were valued at par value $0.001 and expensed. Total expense recognized as of December 31, 2008 was $2,017.

On April 4, 2008, the Company issued 150,000 shares of restricted common stock valued at $30,000 for services rendered to the Company. The shares were valued at market value on April 4, 2008 which was $0.20 per share.

On May 19, 2008, the Company issued 480,000 shares of restricted common stock valued at $168,000 for services rendered to the Company. The shares were valued at market value on May 19, 2008 which was $0.35 per share.

On May 19, 2008, the Company issued 111,111 shares of restricted common stock valued at $38,889 for services rendered to the Company. The shares were valued at market value on May 19, 2008 which was $0.35 per share.

On May 19, 2008, the Company issued 1,315,055 shares of restricted common stock valued at $1,315 to various investors in an effort to compensate in an agreement which was initially secured through TBeck Capital. The shares were valued at par value which is $0.001.

-

NATIONAL AUTOMATION SERVICES, INC.

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On June 2, 2008, the Company issued 4,075,000 shares of restricted common stock valued at $1,238,625 to Board of Directors for services provided to the Company. The shares were valued at market value on June 2, 2008 which was $0.31 per share.

On June 30, 2008, the Company issued 300,000 shares of restricted common stock valued at $84,000 to Board of Directors for services provided to the Company. The shares were valued at market value on June 30, 2008 which was $0.28 per share.

On July 11, 2008, the Company issued 2,000,000 shares of restricted common stock valued at $540,000 to Trafalgar Capital group per the financing agreement. The Company also issued 150,000 shares of restricted common stock to Trafalgar Capital group valued at $10,353 per the financing agreement and in exchange for previously issued warrants (See Note 8: Secured redeemable debentures). The shares were valued at market value on July 11, 2008 which was $0.27 per share.

On July, 11, 2008, the Company issued 600,000 shares of its restricted common stock valued at $162,000 for advisor services to the Board of Directors. The shares were valued at market value on July 11, 2008 which was $0.27 per share.

On July, 11, 2008, the Company issued 2,000,000 shares of its restricted common stock valued at $540,000 for consulting services. The shares were valued at market value on July 11, 2008 which was $0.27 per share.

On July 21, 2008, the Company issued 592,592 shares of restricted common stock valued at $593 to various investors in an effort to compensate in an agreement which was initially secured through TBeck Capital. The shares were valued at par value which was $0.001.

On August 8, 2008, the Company issued 2,150,000 shares of common stock valued at $494,500 for services of the Board of Directors from January 1, 2008 to December 31, 2008. The shares were issued in lieu of any salary increases. The shares were valued at market value on August 8, 2008 which was $0.23 per share.

On August 8, 2008, the Company issued 2,000,000 shares of its restricted common stock valued at $460,000 for advisor services to the Board of Directors. The shares were valued at market value on August 8, 2008 which was $0.23 per share.

On August 15, 2008, the Company issued 109,286 shares of restricted common stock valued at $109 to various investors in an effort to compensate in an agreement which was initially secured through TBeck Capital. The shares were valued at par value which was $0.001.

On September 22, 2008, the Company issued 357,153 shares of restricted common stock valued at $57,142, to satisfy the outstanding interest of the loan at August 31, 2008. (See Note 9- Related party transactions.) The shares were valued at market value on September 19, 2008 which was $0.16 per share.

On October 16, 2008, the Company issued 6,000,000 shares of restricted common stock to Board of Directors valued at $1,020,000 for services provided to the Company in lieu of any salary increase for the current fiscal year January 1, 2008 through December 31, 2008. The shares were valued at market value on October 16, 2008 which was $0.17 per share.

-

NATIONAL AUTOMATION SERVICES, INC.

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On October 16, 2008, the Company issued 500,000 shares of restricted common stock valued at $85,000 for services provided to the Company. The shares were valued at market value on October 16, 2008 which was $0.17 per share.

On October 16, 2008, the Company issued 250,000 shares of restricted common stock valued at $42,500 for services provided to the Company. The shares were valued at market value on October 16, 2008 which was $0.17 per share.

On November 12, 2008, the Company issued an additional 1,000,000 shares of its restricted common stock valued at $100,000 in order to satisfy the additional interest accumulated for the $100,000 loan. As of the date of these financial statements the debt remained outstanding. The shares were valued at market value on November 12, 2008 which was $0.10 per share.

NOTE 14: Acquisitions

Acquisitions of Intecon

On December 26, 2007, the Company entered into an agreement to acquire Intecon as a wholly-owned operating subsidiary pursuant to a share exchange agreement by and among Intecon, the Intecon stockholders and the Company. The Company acquired 100% of the outstanding stock and voting rights of Intecon. The purchase of Intecon was conducted in order for National Automation Services, Inc. to grow as a part of its business objective. The consolidated income statement comprises the last five (5) days of operating activities for the Intecon subsidiary. Purchase price consideration provided in acquisition of entity was the issuance of 300,000 shares of the Company’s common stock valued at $42,000, $300,000 in cash consideration to the Intecon stockholders, and $250,000 to payoff outstanding debt and credit lines on behalf of Intecon.

At December 26,
2007
Assets
Cash	$60,704
Accounts receivable	178,787
Fixed assets	79,882
Inventory	349,784
Intangible assets – Customer list	143,129
Liabilities
Accounts payable and accrued liabilities	$(295,537)
Notes payable	(194,815)
Related party payable	(2,045)
Fair market value of net identifiable assets on	319,889
Less: Purchase price consideration provided in acquisition of entity	(592,000)
Value of assigned goodwill	$272,111

The parties exchanged the final consideration on May 19, 2008, with the issuance of 300,000 shares of restricted common stock valued at $42,000 and the payment of acquisition liabilities in the amount of $550,000.

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NATIONAL AUTOMATION SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following is the supplemental pro forma information that discloses the results of operations. This pro forma depicts the statement of operations generated as though our subsidiary Intecon was acquired by National Automation on January 1, 2007. The pro forma was generated in order for the Company to provide a comparative assessment of operations to the fiscal year ending December 31, 2007.

Year Ended December 31,
2007
REVENUE	$2,364,749
COST OF REVENUE	1,343,465
GROSS PROFIT	1,021,284
OPERATING EXPENSES:
Selling, general and administrative expenses	340,605
Payroll and related expenses	180,610
Professional fees and related expenses	1,480,161
TOTAL OPERATING EXPENSES	2,001,376
OPERATING LOSS	(980,092)
OTHER EXPENSE
Interest expense, net	12,687
Finance charges	3,742
Loss on extinguishment of debt	6,135
TOTAL OTHER EXPENSE	22,564
LOSS BEFORE PROVISION FOR INCOME TAXES	(1,002,656)
PROVISION FOR INCOME TAXES	—
NET LOSS	$(1,002,656)
BASIC AND DILUTED LOSS PER SHARE:	$(0.12)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC AND DILUTED	8,243,027

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NATIONAL AUTOMATION SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15: Subsequent Events

On January 15, 2009, the Company entered into a capital lease for equipment located at our corporate office and our subsidiary in Henderson, Nevada. This capital lease is with a non-related third party for a scanner, copier & fax. The capital lease is a five (5) year lease at $481 per month with a bargain purchase option at the end of the lease for $1.00.

From	Through	Annual rent	Monthly rent

1/15/2009	12/31/2009	$5,772	$481
1/1/2010	12/31/2010	$5,772	$481
1/1/2011	12/31/2011	$5,772	$481
1/1/2012	12/31/2012	$5,772	$481
1/1/2013	12/31/2013	$5,772	$481
1/1/2014		$481	$481

On January 19, 2009, The Company issued 250,000 shares of restricted common stock valued at $32,500 for services to the Company. The shares were valued based upon work performed.

On January 24, 2009, the Company issued 2,000,000 shares of restricted common stock valued at $240,000 for advisory services to the Board of Directors. The shares were valued at market value on January 23, 2009 which was $0.12 per share.

On February 1, 2009, the Company entered into an operating lease for machinery and equipment located at our subsidiary in Henderson, Nevada. This operating lease is with a related party, Mr. Hanley. The operating lease is a month to month lease for $600 per month with no annual increase.

On February 4, 2009, the Company repaid the remaining balance of its loan to the Board member in the amount of $20,000 loaned on February 18, 2008.

On February 4, 2009, the Company issued 312,500 shares of restricted common stock valued at $12,500 in consideration for cash to the Company. The Company valued the shares at $0.04.

On February 4, 2009, the Company issued 312,500 shares of restricted common stock valued at $12,500 in consideration for cash to the Company. The Company valued the shares at $0.04.

On February 10, 2009, the Company entered into an operating lease for our corporate offices located in Henderson, Nevada. This operating lease is a three (3) year lease with a non-related third party for $2,650 per month with a 4% annual increase. Future payments to office rent are:

From	Through	Sq. footage	$ per sq. ft	Annual rent	Monthly rent

2/1/2009	12/31/2009	1,600	1.65	$29,150	$2,650
1/1/2010	12/31/2010	1,600	1.71	$32,832	$2,736
1/1/2011	12/31/2011	1,600	1.78	$34,176	$2,848
1/1/2012		1,600	1.78	$2,848	$2,848

On February 20, 2009, the Company issued 1,125,000 shares of restricted common stock valued at $67,500 in consideration for cash to the Company. The Company valued the shares at $0.06 per share.

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NATIONAL AUTOMATION SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On February 20, 2009, the Company issued 312,500 shares of restricted common stock valued at $18,750 in consideration for cash to the Company. The Company valued the shares at $0.06 per share.

On February 20, 2009, the Company issued 125,000 shares of restricted common stock valued at $7,500 in consideration for cash to the Company. The Company valued the shares at $0.06 per share.

On February 20, 2009, the Company issued 125,000 shares of restricted common stock valued at $7,500 in consideration for cash to the Company. The Company valued the shares at $0.06 per share.

On February 24, 2009, the Company entered into a consulting agreement with J&I Asset Management, Inc concerning advice on licensing the company’s technology, financial services, investment, business and or technology. The agreement terms are for one (1) year and payments to J&I Asset Management include 5% of any cash generated through the advice given. No additional cash consideration is given to J&I Asset Management unless cash from their services is generated.  As of the date of these financial statements, no additional monies have been generated under this agreement.

On March 24, 2009, the Company issued 200,000 shares of restricted common stock valued at $26,000 for services to the Company. The shares were valued at market value on March 24, 2009 which was $0.13 per share.

On March 30, 2009, the Company issued 1,500,000 shares of restricted common stock valued at $90,000 in consideration for cash to the Company. The Company valued the shares at $0.06 per share.

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11,631,748 Shares

Common Stock

E N D O F

P R O S P E C T U S

_______________, 2009

Dealer Prospectus Delivery Obligation

Until ____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus; this is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is set forth in this prospectus. We are offering to sell shares of our common stock and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. Our business, financial condition, results of operation and prospects may have changed after the date of this prospectus.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13: OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by us relating to the sale of common stock being registered. All amounts are estimates except the Securities and Exchange Commission registration fee.

SEC registration fee	$90.86
Legal fees and expenses	270,000.00	*
Accounting fees and expenses	150,000.00
Miscellaneous expenses	25,000.00
Total	$445,091
* Estimated

We have agreed to bear expenses incurred that relate to the registration of the shares of common stock being offered.

ITEM 14: INDEMNIFICATION OF DIRECTORS AND OFFICERS

Indemnification under Nevada Law

Nevada law generally permits us to indemnify our directors, officers, employees and agents. Pursuant to the provisions of Nevada Revised Statutes 78.7502, a corporation may indemnify its directors, officers, employees and agents as follows:

(a)        A corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, against expenses, actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable for breach of his fiduciary duties as a director or officer pursuant to Nevada Revised Statutes 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

(b)       A corporation may indemnify any person who was or is a party or is threatened to be made a party to any action by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable for breach of his fiduciary duties pursuant to Nevada Revised Statutes 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

(c)       To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Charter Provisions, Bylaws and Other Arrangements of the Registrant

Article IX of our bylaws provides for the indemnification of any and all persons who serve as our director, officer, employee or agent to the fullest extent permitted under Nevada law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 15: RECENT SALES OF UNREGISTERED SECURITIES

The following is a summary of our transactions during the last three years involving sales of our securities that were not registered under the Securities Act:

On August 4, 2006, we issued 1,000,000 shares of common stock with a value of $1,125 in consideration for financing for our company.

As of September 30, 2006, we issued common stock in consideration for financing for our company with the following issuances valued at $1.00 per share:

•	We issued 2 shares of common stock in consideration for financing for our company.
•	We issued 161 shares of common stock in consideration for financing for our company.
•	We issued 175 shares of common stock in consideration for financing for our company.
•	We issued 360 shares of common stock in consideration for financing for our company.
•	We issued 55 shares of common stock in consideration for financing for our company.
•	We issued 157 shares of common stock in consideration for financing for our company.
•	We issued 15 shares of common stock in consideration for financing for our company.
•	We issued 642 shares of common stock in consideration for financing for our company.

These issuances were exempt from registration under the Securities Act pursuant to Rule 504 of Regulation D .

On April 28, 2007, we issued 125,000 shares of preferred stock valued at $125,000. The preferred stock was issued to secure the loan from a director of our company . These shares were returned to us when we subsequently repaid the loan to the director.

On October 1, 2007, the Company returned 1,000,000 shares of common stock valued at $1,000 to Treasury due to error in stock transaction.

On October 2, 2007, we entered into a Stock Purchase and Plan of Reorganization Agreement with Intuitive System Solutions, Inc. (“ISS), the shareholders of ISS, TBeck Capital, Inc. and 3 JP Inc (known collectively as TBeck).  Pursuant to the agreement, the ISS shareholders agreed to exchange all of their shares of ISS for 22,000,000 shares (55% ownership) of the Company. TBeck Capital provided the funds necessary in order to purchase the public shell. TBeck purchased 1,126,745 shares of ISS common stock for cash in the amount of $506,000. TBeck received 4,000,000 restricted shares and 14,000,000 free trading shares (total consideration 18,000,000 shares) of NAS common stock for funding the purchase of the shell, the cash purchase of ISS shares and capital funding for the reverse merger.  For consideration of NAS shares, TBeck returned the 1,126,745 shares of the ISS. The return of ISS shares resulted in TBeck receiving 18,000,000 for the value of cash paid for ISS common stock of $506,000; the purchase of the public shell (now known as NAS) for the amount of $250,000 and a promissory note to NAS for cash in the amount of $244,000 for a total consideration of the reverse merger acquisition in the amount of $1,000,000.

On October 26, 2007, the Company issued 18,000,000 shares of common stock valued at $506,000 to TBeck in connection with our reverse merger.

On October 26, 2007, the Company issued 21,999,999 shares of common stock valued at $32,521 to the ISS stockholders’ in connection with our reverse merger.

On November 1, 2007, our board of directors authorized the issuance of 900,000 shares of common stock in consideration for services rendered valued at $756,000 for our company throughout the fiscal year of 2007. The consideration was in lieu of any additional compensation for the period of August 1, 2007 through August 31, 2008. The shares were valued at market value on November 1, 2007 which was $0.84 per share.

On November 1, 2007, the Company authorized the issuance of 25,000 shares of common stock for services valued at $21,000. The shares were valued at market value on November 1, 2007 which was $0.84 per share.

On December 26, 2007, the Company recognized a stock payable valued at $42,000 to the stockholders’ of Intecon per the acquisition agreement. The Company also recognized a stock payable valued at $420,000 to the stockholders’ of Intecon per the employment agreements with the acquisition of Intecon to issue 3,000,000, stock was valued at $0.14 per share based on market on December 26, 2007. The employment portion of the stock payable was settled in resolution to issue shares on March 25, 2008 and the stock payable in consideration for the acquisition of Intecon was settled as of May 19, 2008.

On February 15, 2008, we were informed that TBeck Capital Group and its owner Ron Williams were involved in defrauding several companies. As a result, in February of 2008 we informed TBeck that TBeck would have to satisfy all investors brought to our company by TBeck with the 18,000,000 block of shares provided by us to TBeck in order to secure equity financing. Before we resolved the matter with TBeck, Ron Williams was indicted by the Federal Bureau of Investigation (FBI) and all shares provided to TBeck for equity financing were seized by the FBI. These shares are still held by the FBI today. In good faith to the investors of stock from the TBeck matter, we inquired from our transfer agent, X-Clearing Corporation, the names of the individuals affected by the TBeck matter, and we satisfied the investors with additional shares of our restricted common stock. The total amount of shares issued for the investors amounted to 2,016,933 shares of restricted common stock, which were not part of the 18 million original shares seized by the FBI during their investigation of the TBeck matter. The alleged fraud committed by TBeck and Mr. Williams do not involve the Company or its affiliates.   As the Company did not receive proceeds from these issuances due to the fraud of Ron Williams, the shares were valued at par value $0.001.

On March 26, 2008, we agreed to sell up to $10,000,000 principal amount in secured redeemable debentures to Trafalgar Capital Specialized Investment Fund, FIS (“Trafalgar”) for a total purchase price of $10,000,000. Under the securities purchase agreement, we agreed to sell the debentures in several closings to be funded as follows: (i) $1,500,000 on March 26, 2008, with (ii) any remaining purchase to take place on dates mutually agreed to by us and Trafalgar and to be contingent upon us using such funds for acquisitions which shall be subject to Trafalgar’s consent. The proceeds were released to us from escrow on March 26, 2008, and on or around that date, we issued to Trafalgar a secured redeemable debenture in the aggregate principal amount of $1,500,000. In addition, in connection with the sale of the debentures, we issued Trafalgar warrants to purchase up to an aggregate of 150,000 shares of our common stock at an exercise price of $0.001 per share, exercisable until March 19, 2013. The warrants were subsequently exchanged for 150,000 restricted shares of our common stock.  This issuance was exempt from registration under the Securities Act pursuant to Rule 506 of Regulation D.

On April 4, 2008, the Company issued 150,000 shares of restricted common stock valued at $30,000 in consideration for services rendered to the Company.   The shares were valued at market value on April 4, 2008 which was $0.20 per share.

               On May 19, 2008, the Company issued 480,000 shares of restricted common stock valued at $168,000 for services rendered to the Company. The shares were valued at market value on May 19, 2008 which was $0.35 per share.

On May 19, 2008, the Company issued 111,111 shares of restricted common stock valued at $38,889 for services rendered to the Company. The shares were valued at market value on May 19, 2008 which was $0.35 per share.

On May 19, 2008, the Company issued 1,315,055 shares of restricted common stock to various investors valued at $1,315 in an effort to compensate in an agreement which was initially secured through TBeck Capital. Shares were issued in good faith by the Company in order to keep existing investors. The shares were valued at par value which is $0.001.

On June 2, 2008, the Company issued 4,075,000 shares of restricted common stock valued at $1,238,625 to Board of Directors for services provided to the Company. The shares were valued at market value on June 2, 2008 which was $0.31 per share.

On June 30, 2008, the Company issued 300,000 shares of restricted common stock valued at $84,000 to Board of Directors for services provided to the Company. The shares were valued at market value on June 30, 2008 which was $0.28 per share.

On June 30, 2008, we borrowed $130,000 from an independent director. On July 23, 2008, we paid $30,000 cash to the independent director as partial payment of the loan. On September 22, 2008, we issued 357,153 shares of restricted common stock valued at $57,142 in order to satisfy the outstanding interest of the loan at August 31, 2008. The shares were valued at market value on September 19, 2008 which was $0.16 per share.

On July, 11, 2008, the Company issued 600 ,000 shares of its restricted common stock valued at $ 162,000 for advisory services to the Board of Directors.

On July, 11, 2008, the Company issued 2,000,000 shares of its restricted common stock valued at $540,000 for consulting services. The shares were valued at market value on July 11, 2008 which was $0.27 per share.

On July 21, 2008, we entered into a securities purchase agreement with Trafalgar for the purchase and sale of a secured redeemable debenture in an aggregate amount of $750,000. The $750,000 purchase price was deposited on July 21, 2008 in an escrow account. The proceeds were released to us from escrow on July 21, 2008, and on or around that date, we issued to Trafalgar another secured redeemable debenture in the aggregate principal amount of $750,000. On July 21, 2008, we issued 2,000,000 shares of restricted common stock valued at $540,000 to Trafalgar as payment pursuant to our financing agreements with Trafalgar. The Company also issued 150,000 shares of restricted common stock to Trafalgar Capital group valued at $10,353 per the financing agreement and in exchange for previously issued warrants (See financials for additional information). The shares were valued at market value on July 11, 2008 which was $0.27 per share.

On July 21, 2008, the Company issued 592,592 shares of restricted common stock to various investors valued at $593, in an effort to compensate in an agreement which was initially secured through TBeck Capital. Shares were issued in good faith by the Company in order to keep existing investors.

On August 8, 2008, the Company issued 2,000,000 shares of its restricted common stock valued at $460,000 for advisor services to the Board of Directors. The shares were valued at market value on August 8, 2008 which was $0.23 per share.

On August 8, 2008, the Company authorized the issuance of 2,150,000 shares of common stock valued at $494,500 in consideration for services of the Board of Directors from January 1, 2008 to December 31, 2008. The shares were valued at market value on August 8, 2008 which was $0.23 per share.

On August 15, 2008, the Company issued 109,286 shares of restricted common stock valued at $109 in an effort to compensate in an agreement which was initially secured through TBeck Capital. Shares were issued in good faith by the Company in order to keep existing investors. The shares were valued at par value which is $0.001.

On October 16, 2008, we issued 6,000,000 shares of restricted common stock valued at $1,020,000 to certain of our officers for consideration for services provided by them to us, in lieu of any salary increase for the current fiscal year January 1, 2008 through December 31, 2008. The shares were valued at market value on October 16, 2008 which was $0.17 per share.

On October 16, 2008, we issued 500,000 shares of restricted common stock valued at $85,000 to our financial capital group. The shares were valued at market value on October 16, 2008 which was $0.17 per share.

On October 16, 2008, we issued 250,000 shares of restricted common stock valued at $42,500 to our equity investing company in consideration for services provided to us. The shares were valued at market value on October 16, 2008 which was $0.17 per share.

On November 12 , 2008, the Company issued an additional 1,000,000 shares of its restricted common stock valued at $100,000 in order to satisfy the additional interest accumulated for the $100 ,000 loan. As of the date of these financial statements the debt remained outstanding. The shares were valued at market value on November 12, 2008 which was $0.10 per share.

On December 18, 2008, we entered into a senior secured revolving credit facility agreement with Trafalgar (which closed and funded on December 19, 2008) for an amount up to $5,000,000 to refinance our then-current debt outstanding with Trafalgar and provide additional proceeds to support our future working capital and acquisition requirements. In connection with the credit agreement, we issued Trafalgar a revolving note in the amount of $1,000,000 and granted Trafalgar a senior secured lien on all of our assets.

On January 19, 2009, The Company issued 250,000 shares of restricted common stock valued at $32,500 for services to the Company. The shares were valued based upon work performed.

On January 24, 2009, the Company issued 2,000,000 shares of restricted common stock valued at $240,000 for advisor services rendered to the Board of Directors. The shares were valued at market value on January 23, 2009 which was $0.12 per share.

On February 4, 2009, the Company issued 312,500 shares of restricted common stock valued at $12,500 in consideration for cash to the Company. The Company valued the shares at $0.04.

On February 4, 2009, the Company issued 312,500 shares of restricted common stock valued at $12,500 in consideration for cash to the Company. The Company valued the shares at $0.04.

On February 20, 2009, the Company issued 1,125,000 shares of restricted common stock valued at $67,500 in consideration of equity investment to the Company. The Company valued the shares at $0.06 per share.

On February 20, 2009, the Company issued 312,500 shares of restricted common stock valued at $18,750 in consideration of equity investment to the Company. The Company valued the shares at $0.06 per share.

On February 20, 2009, the Company issued 125,000 shares of restricted common stock valued at $7,500 in consideration of equity investment to the Company. The Company valued the shares at $0.06 per share.

On February 20, 2009, the Company issued 125,000 shares of restricted common stock valued at $7,500 in consideration of equity investment to the Company. The Company valued the shares at $0.06 per share.

On March 24, 2009, the Company issued 200,000 shares of restricted common stock valued at $26,000 for investment services rendered to the Company. The shares were valued at market value on March 24, 2009 which was $0.13 per share.

On March 30, 2009, the Company issued 1,500,000 shares of restricted common stock valued at $90,000 in consideration of equity investment to the Company. The Company valued the shares at $0.06 per share.

Except as stated above, we have had no recent sales of unregistered securities within the past three fiscal years. There were no underwritten offerings employed in connection with any of the transactions described above. Except as stated above, the above issuances were deemed to be exempt under rule 504 or 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended, since, among other things, the transactions did not involve a public offering, the investors were accredited investors and/or qualified institutional buyers, the investors had access to information about our company and their investment, the investors took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

ITEM 16: EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)

Exhibits.

Exhibit No.	Description of Exhibit

2.1	Share Exchange Agreement dated October 2, 2007 by and among National Automation Services, Inc., Intuitive System Solutions, Inc. and the stockholders of Intuitive System Solutions, Inc. (1) *

3.1	Articles of Incorporation, as amended *

3.2	Bylaws (1)

5.1	Opinion of Richardson & Patel LLP (2)

10.1	Stock Purchase Agreement dated December 26, 2007 by and among National Automation Services, Inc., Intecon, Inc. and the stockholders of Intecon, Inc. (1)

10.2	Securities Purchase Agreement dated March 26, 2008 by and between National Automation Services, Inc. and Trafalgar Capital Specialized Investment Fund, Luxembourg (1)

10.3	Security Agreement dated March 26, 2008 by and between National Automation Services and Trafalgar Capital Specialized Investment Fund, Luxembourg (1)

10.4	Escrow Agreement dated March 26, 2008 by and among National Automation Services, Inc., Trafalgar Capital Specialized Investment Fund, Luxembourg, and James G. Dodrill II, P.A. (1)

10.5	Secured Redeemable Debenture issued March 26, 2008 by National Automation Services, Inc. to Trafalgar Capital Specialized Investment Fund, Luxembourg (1)

10.6	Warrant issued March 26, 2008 by National Automation Services, Inc. to Trafalgar Capital Specialized Investment Fund, Luxembourg (1)

10.7	Securities Purchase Agreement dated July 21, 2008 by and between National Automation Services, Inc. and Trafalgar Capital Specialized Investment Fund, Luxembourg (1)

10.8	Security Agreement dated July 21, 2008 by and between National Automation Services, Inc. and Trafalgar Capital Specialized Investment Fund, Luxembourg (1)

10.9	Escrow Agreement dated July 21, 2008 by and among National Automation Services, Inc., Trafalgar Capital Specialized Investment Fund, Luxembourg, and James G. Dodrill II, P.A. (1)

10.10	Personal Guaranty dated July 21, 2008 by and between Robert Chance and Trafalgar Capital Specialized Investment Fund, Luxembourg (1)

10.11	Secured Redeemable Debenture issued July 21, 2008 by National Automation Services, Inc. to Trafalgar Capital Specialized Investment Fund, Luxembourg (1)

10.12

Form of Credit Agreement dated December 18, 2008 by and among National Automation Services, Inc., Intecon, Inc., Intuitive System Solutions, Inc., Robert Chance and Trafalgar Capital Specialized Investment Fund, FIS (1)

10.13

Form of Security Agreement dated December 18, 2008 by and between National Automation Services, Inc., Intecon, Inc., Intuitive System Solutions, Inc. and Trafalgar Capital Specialized Investment Fund, FIS (1)

10.14	Form of Revolving Note issued December 18, 2008 by National Automation Services, Inc., Intecon, Inc. and Intuitive System Solutions, Inc. to Trafalgar Capital Specialized Investment Fund, FIS (1)

10.15	Form of Guaranty dated December 18, 2008 by and between National Automation Services, Inc., Intecon, Inc., Intuitive System Solutions, Inc. and Trafalgar Capital Specialized Investment Fund, FIS (1)

10.16	Form of Personal Guaranty dated December 18, 2008 by and between Robert Chance and Trafalgar Capital Specialized Investment Fund, FIS (1)

10.17	Employment Agreement of Robert Chance (1)

10.18	Employment Agreement of Jody Hanley (1)

10.19	Employment Agreement of Manuel Ruiz (1)

10.20	Employment Agreement of Brandon Spiker (1)

10.21	Employment Agreement of David Marlow (1)

10.22	Consulting Agreement dated June 29, 2006 between Intuitive System Solutions, Inc. and Yellowstone Management (1)

10.23	Nevada lease agreements (1)

10.24	Arizona lease agreements (1)

14.1	Code of Ethics*

21.1	List of Subsidiaries of the Company (1)

23.1	Consent of Lynda R. Keeton CPA, LLC *

23.2	Consent of Richardson & Patel LLP (included as part of Exhibit 5.1)

24.1	Power of Attorney (included as part of the signature page to this registration statement) (3)

99.1	Board Committee Charter – Audit Committee (1)

99.2	Board Committee Charter – Compensation Committee (1)

99.3	Board Committee Charter – Nominating Committee (1)

99.4	Board Committee Charter – Acquisition Committee (1)

99.5	Siemens Solutions Partner Program Letter to Intecon, Inc. dated January 12, 2009*

99.6	Disclosure Policy *

_

* Filed herewith.

(1)

Filed on December 24, 2008 as an exhibit to our Registration Statement on Form S-1, and incorporated herein by reference.

(2)

To be filed by amendment

(3)

Filed on December 24, 2008 at page II-9 of our Registration Statement on Form S-1, and incorporated herein by reference.

(b) Financial Statement Schedules.

Financial statement schedules filed with this registration statement are set forth on the “Index to Financial Statements” set forth elsewhere herein.

ITEM 17: UNDERTAKINGS

(a)

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus file with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

For purposes of determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Henderson, Nevada, on May 11, 2009.

NATIONAL AUTOMATION SERVICES, INC.

By:	/s/ Robert W. Chance
Robert W. Chance Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer)

POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date
/s/ Robert W. Chance	President, Chief Executive Officer, acting Chief Financial Officer, and Director (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)	May 11, 2009
Robert W. Chance

/s/ Manuel Ruiz	Secretary and Director	May 11, 2009
Manuel Ruiz

/s/ Jody R. Hanley	Director	May 11, 2009
Jody R. Hanley

/s/ Robert H. O’Connor	Director	May 11, 2009
Robert H. O’Connor

/s/ Brandon Spiker	Vice President of Operations	May 11, 2009
Brandon Spiker

/s/ David Marlow	Vice President of Sales and Marketing	May 11, 2009
David Marlow